Exhibit 10.19

LOAN AGREEMENT

Dated as of September 30, 2021

Between

MOB Cedar Park, L.L.C.

MOB 5255 San Antonio, L.L.C.

MOB 9157 San Antonio, L.L.C.

MOB Raleigh, L.L.C.

MOB 1431 Houston, L.L.C.

MOB 1 New Britain, L.L.C.

MOB 300 New Britain, L.L.C.

MOB Oklahoma City, L.L.C.

MOB Peoria, L.L.C.

MOB Phoenix, L.L.C.

MOB 3855 Gilbert, L.L.C.

MOB 700 Chandler, L.L.C.

MOB 3686 Gilbert, L.L.C.

MOB Kingwood, L.L.C.

MOB Garden City, L.L.C., and

IPCAAF MOB Portfolio II, L.L.C.
collectively, as Borrowers, and

BMO HARRIS BANK N.A.
as Administrative Agent

And

the Lenders from time to time parties hereto

and

BMO HARRIS BANK N.A.,

as Sole Lead Arranger and Sole Lead Bookrunner

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TABLE OF CONTENTS

Page

I.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION	1
Section 1.1.	Definitions	1
Section 1.2.	Principles of Construction	24
Section 1.3.	Index of Other Definitions	24
Section 1.4.	Administrative Agent’s Discretion	24
II.	THE LOAN	25
Section 2.1.	The Loan	25
2.1.1.	Agreement to Borrow and Lend	25
2.1.2.	Amount of Loan	25
2.1.3.	The Note	25
2.1.4.	Use of Proceeds	25
Section 2.2.	Interest Rate	25
2.2.1.	Interest Rate	25
2.2.2.	Default Rate	25
2.2.3.	Interest Calculation	25
2.2.4.	Manner of Borrowing Loan	26
2.2.5.	Unavailability of Deposits, Inability to Ascertain or Inadequacy of LIBOR	26
2.2.6.	Effect of Benchmark Transition Event	26
Section 2.3.	Loan Payments	28
2.3.1.	Payment Before Maturity Date	28
2.3.2.	Payment on Maturity Date	28
2.3.3.	Extension of Maturity Date	28
2.3.4.	Place and Application of Payments	30
2.3.5.	Account Debit	30
2.3.6.	Taxes	31
2.3.7.	Funding Indemnity	32
2.3.8.	Increased Costs	33
Section 2.4.	Prepayments	34
Section 2.5.	Substitution of Lenders	34
Section 2.6.	Defaulting Lenders	35
Section 2.7.	Lending Offices	36
Section 2.8.	Release of Individual Properties	36
Section 2.9.	Substitution of Individual Properties	37
Section 2.10.	Interest Rate Protection Agreement	38
Section 2.11.	Replacement of Guarantor	41
III.	REPRESENTATIONS AND WARRANTIES	41
Section 3.1.	Borrower Representations	41
3.1.1.	Organization	41
3.1.2.	Validity of Loan Documents; Enforceability	41
3.1.3.	No Conflicts	41
3.1.4.	Litigation; Court Orders	42
3.1.5.	Consents	42
3.1.6.	Title	42

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3.1.7.	No Plan Assets	42
3.1.8.	Compliance	42
3.1.9.	Financial Information	43
3.1.10.	Condemnation	43
3.1.11.	Utilities and Public Access	43
3.1.12.	Separate Lots	43
3.1.13.	Assessments	43
3.1.14.	Employees	43
3.1.15.	Assignment of Leases	43
3.1.16.	Licenses	43
3.1.17.	Insurance	44
3.1.18.	Flood Zone	44
3.1.19.	Physical Condition	44
3.1.20.	Hazardous Substances	44
3.1.21.	Boundaries	44
3.1.22.	Leases	44
3.1.23.	Filing and Recording Taxes	45
3.1.24.	Single Purpose	45
3.1.25.	Taxes and Assessments	45
3.1.26.	Solvency	45
3.1.27.	Federal Reserve Regulations	45
3.1.28.	Bank Holding Company	45
3.1.29.	No Other Debt	45
3.1.30.	Investment Company Act	45
3.1.31.	Full and Accurate Disclosure	46
3.1.32.	Reserved	46
3.1.33.	Management Agreement	46
3.1.34.	Material Agreements	46
3.1.35.	Rate Management Agreements	46
3.1.36.	Customer Identification – USA Patriot Act Notice; OFAC	46
3.1.37.	Business Loan	47
3.1.38.	Ground Lease	47
Section 3.2.	Survival of Representations	47
IV.	BORROWER COVENANTS	48
Section 4.1.	Borrower Affirmative Covenants	48
4.1.1.	Existence; Compliance With Laws	48
4.1.2.	Real Estate Taxes and Other Charges	48
4.1.3.	Escrow Accounts	48
4.1.4.	Litigation	48
4.1.5.	Access to Property	48
4.1.6.	Required Repairs	48
4.1.7.	Further Assurances	49
4.1.8.	Financial Reporting	49
4.1.9.	Title to the Property	51
4.1.10.	Estoppel Statements	51
4.1.11.	Leases	51
4.1.12.	Material Agreements	52
4.1.13.	Intentionally Omitted	52
4.1.14.	Furnishing Reports	52
4.1.15.	Alterations	52

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4.1.16.	Business and Operations	52
4.1.17.	Condition of Premises	53
4.1.18.	Appraisals	53
4.1.19.	Bank Accounts	53
4.1.20.	Invalidity of Loan Documents	53
4.1.21.	Financial Covenants	53
4.1.22.	Post Closing Requirements	54
Section 4.2.	Borrower Negative Covenants	54
4.2.1.	Due on Sale and Encumbrance; Transfers of Interests	54
4.2.2.	Liens	55
4.2.3.	Material Changes	55
4.2.4.	Additional Debt; Debt Cancellation	55
4.2.5.	Affiliate Transactions	55
4.2.6.	Zoning	55
4.2.7.	No Joint Assessment	56
4.2.8.	ERISA	56
4.2.9.	Distributions	56
4.2.10.	Material Agreements	57
V.	INSURANCE, CASUALTY AND CONDEMNATION	57
Section 5.1.	Insurance	57
5.1.1.	Insurance Policies	57
5.1.2.	Insurance Company	58
Section 5.2.	Casualty and Condemnation	58
5.2.1.	Property	58
5.2.2.	Condemnation	59
VI.	RESERVE FUNDS	60
Section 6.1.	Tax Funds	60
6.1.1.	Deposits of Tax Funds	60
6.1.2.	Release of Tax Funds	61
Section 6.2.	Insurance Funds	61
6.2.1.	Deposits of Insurance Funds	61
6.2.2.	Release of Insurance Funds	61
Section 6.3.	Leasing Reserve	61
Section 6.4.	Application of Reserve Funds	62
Section 6.5.	Security Interest in Reserve Funds	62
6.5.1.	Grant of Security Interest	62
6.5.2.	Income Taxes	62
6.5.3.	Prohibition Against Further Encumbrance	62
VII.	MANAGEMENT AGREEMENT	62
Section 7.1.	The Management Arrangement	62
Section 7.2.	Prohibition Against Termination or Modification	63
Section 7.3.	Replacement of Manager	63
VIII.	CASH MANAGEMENT	63
Section 8.1.	Cash Management Arrangements	63
Section 8.2.	Security Deposits	64
Section 8.3.	Cash Collateral Subaccount	64
Section 8.4.	Grant of Security Interest; Application of Funds	64

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EXHIBITS AND SCHEDULES

Exhibit A Legal Description of Property

Exhibit B Assignment and Acceptance

Exhibit C Form of Note

Exhibit D Form of Compliance Certificate

Exhibit E Survey Requirements

Exhibit F Form of Request for Loan Extension

Exhibit G Form of Joinder Agreement

Schedule 1 Index of Other Definitions

Schedule 2 Schedule of Lenders

Schedule 2.1 Loan Opening Conditions and Property Substitution Conditions

Schedule 3.1.1 Organizational Chart

Schedule 3.1.22 Rent Rolls

Schedule 3.1.24 Definition of Special Purpose Entity

Schedule 4.1.6 Required Repairs

Schedule 4.1.22 Post-Closing Requirements

Schedule 5.1.1 Insurance

Schedule 6 Allocated Loan Amounts

Schedule 7 REAs

Schedule 8 List of Individual Properties and Owners

Schedule 9 Example of Calculation of Weighted Average Lease Term

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LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of September 30, 2021 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), by and among BMO HARRIS BANK N.A., a national banking association, having an address at 115 S. LaSalle Street, 19W, Chicago, Illinois 60603, as Administrative Agent as provided herein, the several financial institutions from time to time party to this Agreement, as Lenders, and MOB Cedar Park, L.L.C., MOB 5255 San Antonio, L.L.C., MOB 9157 San Antonio, L.L.C., MOB Raleigh, L.L.C., MOB 1431 Houston, L.L.C., MOB 1 New Britain, L.L.C., MOB 300 New Britain, L.L.C., MOB Oklahoma City, L.L.C., MOB Peoria, L.L.C., MOB Phoenix, L.L.C., MOB 3855 Gilbert, L.L.C., MOB 700 Chandler, L.L.C., MOB 3686 Gilbert, L.L.C., MOB Kingwood, L.L.C., MOB Garden City, L.L.C., and IPCAAF MOB Portfolio II, L.L.C., each a Delaware limited liability company (individually or collectively, as the context shall require, “Borrower” and collectively, the “Borrowers”), having an address at 2901 Butterfield Road, Oak Brook, Illinois 60523. All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

RECITALS:

A. Borrowers are the owners in fee simple (or with respect to the Ground Lease Property, the holder of a leasehold interest) of certain medical office properties as more particularly described in Schedule 8 attached hereto.

B. Borrowers applied to Lenders for a loan in the original principal amount of up to One Hundred Twenty-Two Million Six Hundred Fifty-Five Thousand and 00/100 Dollars ($122,655,000.00) to recapitalize the Properties, and Lenders are willing to make the Loan on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1. Definitions.

The following terms shall have the following meanings:

Accounting Rules: with respect to Borrower, Guarantor and the Property, when applicable, GAAP, or such other consistently applied accounting methods satisfactory to Administrative Agent in its discretion.

Accounts: collectively, the Central Account, the Security Deposit Account, and any other accounts pledged to Administrative Agent pursuant to this Agreement or any other Loan Document.

Adjusted LIBOR Rate: for any Interest Period, a rate per annum equal to the quotient of (i) the LIBOR Rate divided by (ii) one (1) minus the Reserve Percentage.

Administrative Agent: BMO Harris Bank N.A., in its capacity as administrative agent hereunder and under any of the Loan Documents, and any successor in such capacity pursuant to Section 11.7.

Administrative Questionnaire: an Administrative Questionnaire in a form supplied by the Administrative Agent.

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Affiliate: as to any Person, any other Person that, directly or indirectly, owns more than twenty percent (20%) of, is in Control of, is Controlled by or is under common ownership or Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

Aggregate Commitments: the Commitments of all Lenders.

Allocated Loan Amount: with respect to each Individual Property, the amount listed for such Individual Property on Schedule 6 hereto.

ALTA: American Land Title Association, or any successor thereto.

Alternative Base Rate: as of any date of determination, a fluctuating rate per annum equal to the greater of (a) the rate of interest announced by Administrative Agent from time to time as its “prime commercial rate” as in effect on such day, with any change in the Alternative Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime rate (it being acknowledged that such rate may not be Administrative Agent’s best or lowest rate), and (b) the Federal Funds Rate plus one-half of one percent (0.50%).

Alternative Base Rate Loan: the Loan at any such time as interest on the Loan is calculated by reference to the Alternative Base Rate.

Annual Budget: an operating and capital budget for each Individual Property and collectively for the Properties, setting forth Borrower’s good faith estimate of Gross Revenue, Operating Expenses, Net Operating Income and Capital Expenditures for the applicable Fiscal Year.

Anti-Money Laundering Laws: those laws, regulations and sanctions, state and federal, criminal and civil, that (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (c) require identification and documentation of the parties with whom a Financial Institution conducts business; or (d) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the Patriot Act, the Bank Secrecy Act, 31, U.S.C. Section 5311 et seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956, 1957 and 1960.

Applicable Margin: as of any date of determination, if the Loan is then (x) a LIBOR Rate Loan, two percent (2.0%), or (y) an Alternative Base Rate Loan, one percent (1.0%).

Appraisal: an MAI certified appraisal of the Property performed in accordance with The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time and Administrative Agent’s appraisal requirements by an appraiser selected and retained by Administrative Agent.

Approved Fund: any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Approved Leasing Costs: the actual out-of-pocket Tenant Costs incurred by Cedar Park Borrower and payable to third parties that are not Affiliates of Borrower or Guarantor in leasing space at the Cedar Park Property pursuant to a Qualified Lease, including brokerage commissions and tenant improvement costs, which expenses are (i) specifically approved by Administrative Agent in connection with approving

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the applicable Lease, or (ii) otherwise approved in writing by Administrative Agent, which approval shall not be unreasonably withheld or delayed. Approved Leasing Costs shall be substantiated by executed Lease documents and brokerage agreements,

Assignment and Acceptance: an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.2(a)), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

Assignment of Interest Rate Cap Agreement. that certain Assignment of Interest Rate Cap Agreement, dated as of the date hereof, by Borrower in favor of Administrative Agent, as assignee, for the benefit of the Lenders, and consented to by the Counterparty to the Interest Rate Cap Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Assignment of Leases: collectively with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, each dated as of the date hereof, executed and delivered by each applicable Borrower, as assignor, to Administrative Agent, as assignee, for the benefit of the Lenders, as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Assignment of Management Agreement: collectively with respect to each Individual Property, that certain Consent and Subordination of Management Agreement, dated as of the date hereof, from each Manager to Administrative Agent for the benefit of the Lenders, and consented to by Borrower, as the same may be amended, restated, modified or supplemented and in effect from time to time.

Available Cash: as of each Monthly Payment Date during the continuance of a Cash Management Period, the amount of Rents, if any, remaining in the Deposit Account after the application of all of the payments required under clauses (i) through (iv) of Section 8.5(a) hereof.

Available Tenor: as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.2.6.

Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Bankruptcy Code: Title 11 of the United States Code entitled “Bankruptcy” as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

Benchmark: initially, the LIBOR Rate; provided that if replacement of the Benchmark has occurred pursuant to Section 2.2.6, then “Benchmark” means the applicable Benchmark Replacement to

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the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

Benchmark Replacement: for any Available Tenor, the first alternative set forth below that can be determined by the Administrative Agent:

(1) For the purposes of Section 2.2.6(a):

(a) the sum of: (a) Term SOFR and (b) 0.11448% (11.448 basis points) for an Available Tenor of one‐month’s duration; and

(b) the sum of: (a) Daily Simple SOFR and (b) 0.11448% (11.448 basis points).

(2) For the purposes of Section 2.2.6(b), the sum of: (a) the alternate benchmark rate and (b) an adjustment that may be positive, negative or zero in each case that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention including any applicable recommendation made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

Benchmark Replacement Conforming Changes: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternative Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

Benchmark Transition Event: with respect to any then-current Benchmark other than the LIBOR Rate, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

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Beneficial Ownership Certification: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to Administrative Agent.

Beneficial Ownership Regulation: 31 C.F.R. § 1010.230.

Bona Fide Third Party Sale: the sale of an Individual Property or transfer of the entire membership interest in an individual Borrower to a third-party purchaser that is not an Affiliate of Borrowers or Guarantor.

Business Day: any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois.

Capital Expenditures: for any period shall mean amounts expended for replacements and alterations to the Property that are required to be capitalized according to GAAP.

Cash Management Cure Event: at such time that Administrative Agent has determined that the Properties have achieved a Debt Yield equal to 7.75% or greater for two (2) consecutive calendar quarters.

Cash Management Period: shall commence upon the occurrence of any of the following: (i) the Maturity Date, (ii) an Event of Default, or (iii) if, as of any Determination Date, the Debt Yield is less than 7.75%; and shall end upon Administrative Agent giving notice to the Deposit Bank that the sweeping of funds into the Deposit Account may cease, which notice Administrative Agent shall only be required to give if (1) the Loan and all other obligations under the Loan Documents have been repaid in full or (2) the Maturity Date has not occurred and (A) with respect to the matters described in clause (ii) above, such Event of Default has been cured and no other Event of Default has occurred and is continuing, or (B) with respect to the matter described in clause (iii) above, a Cash Management Cure Event has occurred.

Casualty: the occurrence of any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.

Cedar Park Borrower: MOB Cedar Park, L.L.C., a Delaware limited liability company.

Cedar Park Property: that certain Individual Property commonly known as “Baylor Scott & White Emergency”, located at 900 East Whitestone Boulevard, Cedar Park, Texas, and owned by Cedar Park Borrower.

Cedar Park Replacement Lease: a Qualified Lease entered into by the Cedar Park Borrower for all of the rentable space at the Cedar Park Property and having a term of not less than five (5) years (exclusive of any early termination options except customary options in case of casualty or condemnation).

Change in Law: the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof or (c) the making or issuance of any request, rule, guideline, interpretation, or directive by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

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Closing Date: the date of this Agreement.

Code: the U.S. Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collateral: all properties, rights, interests, and privileges from time to time subject to the Liens granted to the Administrative Agent for the benefit of the Lenders, or any security trustee therefor, by the Collateral Documents.

Collateral Documents: the Security Instrument, the Assignment of Leases, the Environmental Indemnity, the Guaranty, the Assignment of Management Agreement, the Deposit Account Control Agreement, the Assignment of Interest Rate Cap Agreement, and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Debt, the Rate Management Obligation, or any part thereof.

Commitment: as to each Lender, its obligations to advance its Percentage of the Loan in an aggregate principal amount not exceeding the amount set forth opposite such Lender’s name on the Schedule of Lenders at any one time outstanding, as such amount may be adjusted from time to time in accordance with this Agreement.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

Compliance Certificate: a certificate delivered to Administrative Agent by Borrower which is signed by an authorized senior officer, general partner or managing member of Borrower, as applicable, in the form of Exhibit D.

Condemnation: a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Control: the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities or by contract rights with respect to such voting rights or otherwise.

Counterparty: the counterparty under any Rate Management Agreement, which counterparty shall be acceptable to Administrative Agent.

Daily Simple SOFR: for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

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Debt: the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other liabilities, obligations and sums due under the Note, this Agreement, the Security Instrument, the Environmental Indemnity, any other Loan Document or under any Rate Management Agreement for which a Lender or one of its Affiliates is a Counterparty.

Debtor Relief Law: the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Debt Yield: as of any date, the ratio, expressed as a percentage, of (a) Net Operating Income, to (b) the Principal Balance.

Default: the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

Default Rate: with respect to the Loan, a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Interest Rate.

Defaulted Loan: has the meaning specified in the definition of “Defaulting Lender.”

Defaulting Lender: any Lender that (a) has failed to (i) fund any portion of the Loan required to be funded by it hereunder (herein, a “Defaulted Loan”) within two (2) Business Days of the date such advances were required to be funded by it hereunder unless such Lender notifies the Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Borrower and each Lender.

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Defaulting Lender Excess: with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Percentage of the aggregate outstanding principal amount of the Loan (calculated as if all Defaulting Lenders other than such Defaulting Lender had funded all of their respective Defaulted Loan) over the aggregate outstanding principal amount of the portion of the Loan of such Defaulting Lender.

Defaulting Lender Period: with respect to any Defaulting Lender, the period commencing on the date upon which such Lender first became a Defaulting Lender and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Debt is declared or become immediately due and payable and (ii) the date on which (a) such Defaulting Lender is no longer insolvent, the subject of a bankruptcy or insolvency proceeding or, if applicable, under the direction of a receiver or conservator, (b) the Defaulting Lender Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or otherwise), and (c) such Defaulting Lender shall have delivered to Borrower and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitment.

Deposit Account Control Agreement: that certain Deposit Account Control Agreement, dated as of the date hereof, executed by and among Holdings Borrower, Deposit Bank and Administrative Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Deposit Bank: BMO Harris Bank N.A., a national banking association, in its capacity as agent under the Deposit Account Control Agreement and any successor Eligible Institution thereto.

Determination Date: the last day of each applicable calendar quarter.

Early Opt-in Election: the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from the LIBOR Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

EEA Financial Institution: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

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Eligible Account: a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state-chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least Fifty Million and 00/100 Dollars ($50,000,000) and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

Eligible Assignee: (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless a Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, Eligible Assignee shall not include Borrower or any Guarantor or any of Borrower’s or such Guarantor’s Affiliates or subsidiaries.

Eligible Institution: a depository institution or trust company incorporated under the laws of the United States or any state thereof, insured by the Federal Deposit Insurance Corporation and subject to supervision and examination by federal or state banking authorities, so long as Administrative Agent shall have approved such depository institution or trust company, which approval shall not be unreasonably withheld, conditioned or delayed.

Environmental Indemnity: that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Administrative Agent and Lenders, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Excluded Taxes: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan or a Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment at the request of Borrower under Section 2.5) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.3.6, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.3.6(e), (f) or (g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

Extension Deposit: as of the date that Borrower delivers the extension notice pursuant to Section 2.3.3 hereof, the amount of additional funds that, when deposited with Administrative Agent and subtracted from the Principal Balance in the calculation of Debt Yield and LTV Ratio, as applicable, results in achievement of a Debt Yield and LTV Ratio satisfying the requirements of Section 2.3.3, at the commencement of the Extension Period. If approved by Administrative Agent in its sole discretion, the Extension Deposit may be in the form of a Qualified Letter of Credit delivered to Administrative Agent. If

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Borrower makes an Extension Deposit hereunder, such deposit shall also be deemed to be a “Covenant Deposit” for purposes of Section 4.1.21.

FATCA: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreements entered into pursuant to Section 1471(b)(1) of the Code, and any applicable intergovernmental agreements with respect to the implementation thereof.

Federal Funds Rate: for any day the rate determined by Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to Administrative Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more federal funds brokers selected by Administrative Agent for sale to Administrative Agent at face value of federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined. If the Federal Funds Rate determined as provided above would be less than the Floor, the Federal Funds Rate shall be deemed to be the Floor.

Fee Letter: that certain letter agreement entitled “Fee Letter”, dated as of the date hereof, between BMO Harris Bank N.A. and Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Financial Institution: a United States Financial Institution as defined in 31 U.S.C. Section 5312, as periodically amended.

Fiscal Year: each twelve (12)-month period commencing on January 1 and ending on December 31, during each year of the term of the Loan.

Floor: (i) with respect to any portion of the Loan that is not subject to a Swap Obligation, fifteen one-hundredths of one percent (0.15%), and (ii) with respect to any portion of the Loan that is subject to a Swap Obligation, zero percent (0.00%).

Fund: any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial real estate loans and similar extensions of credit in the ordinary course of its business.

GAAP: generally accepted accounting principles accepted in the United States as codified by the Financial Accounting Standards Board’s Accounting Standards Codification.

Governmental Authority: any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

Gross Revenue: all revenue, derived from the ownership and operation of the Property from whatever source, including, but not limited to, Rents, but excluding (a) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, (b) non‑recurring revenues as reasonably determined by Administrative Agent, including lease termination payments, (c) proceeds from the sale or refinancing of the Property, (d) security deposits (except to the extent determined by Administrative Agent to be properly utilized to offset a loss of Rents), (e) refunds and uncollectible accounts, (f) proceeds of property insurance and condemnation awards (other than business

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interruption or other loss of income insurance related to business interruption or loss of income for the period in question), and (g) any free rent, rent concessions or abatement.

Ground Lease:Collectively, that certain Arizona State Department Commercial Lease No. 03-109554-99 dated as of June 15, 2004, by and between The State of Arizona, as Trustee, through the State Land Commissioner, as landlord, and NPP1, LLC, an Arizona limited liability company, as tenant; as assigned to Ryan Desert Ridge, LLC, a Minnesota limited liability company pursuant to that certain Assignment and Assumption of Lease dated November 30, 2004, and recorded on November 30, 2004, as Instrument No. 2004-1399939 in the Official Records of Maricopa County (“Official Records”); as further assigned to Ryan Companies US, Inc., a Minnesota corporation pursuant to that certain Assignment and Assumption of Lease dated December 22, 2004, and recorded on December 22, 2004, as Instrument No. 2004-1507842 in the Official Records; as amended by that certain Amendment to Arizona State Department Commercial Lease No. 03-109554-99 dated December 3, 2007, and recorded on December 4, 2007, as Instrument No. 2007-1279677 in the Official Records; as further amended by that certain Amendment to Arizona State Land Department Commercial Lease No. 03-109554-99 dated April 16, 2014; as further assigned to 4425 East Irma Lane, LLC, a Delaware limited liability company pursuant to that certain Assignment and Assumption of Lease dated March 23, 2017, as further assigned to Arizona Healthcare DST, a Delaware statutory trust pursuant to that certain Assignment and Assumption of Lease dated June 6, 2018; and as further assigned to Borrower pursuant to that certain Assignment and Assumption of Lease dated on or about the date hereof (“Borrower’s Ground Lease Assumption”).

Ground Lease Estoppel: that certain Ground Lease Estoppel Certificate, dated as of September 2, 2021, by Ground Lease Lessor in favor of Ground Lease Tenant and Administrative Agent.

Ground Lease Lessor: State of Arizona, as Trustee, through the State Land Commissioner.

Ground Lease Property: The Individual Property leased by Ground Lease Tenant pursuant to the Ground Lease and located at 4375 E. Irma Lane, Phoenix, Arizona.

Ground Lease Tenant: MOB Phoenix, L.L.C., a Delaware limited liability company.

Guarantor: IPC, or if replaced pursuant to Section 2.11, the Inland Fund.

Guarantor Financial Covenants: the covenants of Guarantor set forth in Section 7 of the Guaranty.

Guaranty: that certain Guaranty, dated as of the date hereof, executed by Guarantor for the benefit of Lenders, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Hazardous Substance: has the meaning set forth in the Environmental Indemnity.

Healthcare Investigations: any inquiries, investigations, probes, audits or proceedings concerning the business affairs, practices, licensing or reimbursement entitlements of any Individual Property, any Borrower, Guarantor, any Tenant or the Manager (including, without limitation, inquiries, investigations, probes, audit or procedures concerning potential or actual violations of Healthcare Laws).

Healthcare Laws: all applicable Laws to which any Individual Property, any Borrower, Guarantor, Manager or any Tenant are subject with respect to healthcare regulatory matters, including, without limitation, (a) all federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(6)), the Stark Law (42 U.S.C. §1395nn), the civil False

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Claims Act (31 U.S.C. §3729 et seq.), (b) TRICARE program pursuant to 10 U.S.C. Section 1071 et seq., Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes, (c) HIPAA, (d) Medicare program pursuant to the terms of Title XVIII of the Social Security Act, codified at 42 U.S.C. 1395 et seq., (e) Medicaid program pursuant to the terms of Title XIX of the Social Security Act, codified at 42 U.S.C. 1396 et seq., (f) the Patient Protection and Affordable Care Act (P.L. 111-1468), (g) The Health Care and Education Reconciliation Act of 2010 (P.L. 111-152), (h) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies, (i) all laws, policies, procedures, requirements and regulations pursuant to which Healthcare Permits are issued, and (j) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of (a) through (j) as may be amended from time to time.

Healthcare Permit: with respect to any Individual Property or any of the Tenants, as the case may be, a permit to operate as a provider or supplier of health care and related services, including but not limited to a medical office, medical services, acute surgery center, long-term care center, hospital or other health care facility, as the case may be, and each government and/or third-party provider agreement, if applicable.

HIPAA: the Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

Holdings Borrower: IPCAAF MOB Portfolio II, L.L.C., a Delaware limited liability company.

Improvements: the buildings, any other structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land.

Indebtedness: for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets are liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or any Guarantor under any Loan Document, and (b) to the extent not otherwise described in (a), Other Taxes.

Individual Property: individually, each of the properties described in Schedule 8 and Exhibit A, and with respect to each such individual property, all related facilities, amenities, fixtures, and personal property owned by the applicable Borrower and any Improvements now or hereafter located on the applicable Land, together with all rights of Borrower pertaining to such property and improvements, and all other property constituting the “Property” as described and defined in the granting clauses of the Security Instrument, but excluding any property that is subject to a Partial Release pursuant to Section 2.8 from and after the date of such Partial Release, and including any property that is a Replacement Individual Property pursuant to Section 2.9 from and after the date of such Partial Substitution.

Initial Maturity Date: September 30, 2026.

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Inland Fund: Inland Private Capital Alternative Assets Fund, LLC, a Delaware limited liability company, or its successor entity.

Interest Period: (i) the period from the Closing Date until (but not including) the first Business Day of the following calendar month, and (ii) each period thereafter from (and including) the first (1st) Business Day of each calendar month until (but not including) the first Business Day of the following calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.

Interest Rate: subject to the provisions of Section 2.2.6, a variable rate per annum equal to the sum of (a) the Adjusted LIBOR Rate, or the Alternative Base Rate, as the case may be, plus (b) the Applicable Margin, increasing or decreasing with each increase or decrease in the Adjusted LIBOR Rate, or the Alternative Base Rate, as the case may be (if, as and when the Adjusted LIBOR Rate or the Alternative Base Rate change as described herein).

IPC: Inland Private Capital Corporation, a Delaware corporation.

IRS: the U.S. Internal Revenue Service, or any successor agency.

Land: collectively, the land described in Exhibit A.

Laws or Legal Requirements: all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990 (as amended from time to time), Healthcare Laws, and all permits (including Healthcare Permits), licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

Lease: any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto. The term “Lease” shall exclude the Ground Lease.

Lease Termination Payments: (i) all fees, penalties, commissions or other payments made to Borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Lease (including in connection with any bankruptcy proceeding), (ii) any security deposits or proceeds of letters of credit held by Borrower in lieu of cash security deposits, which Borrower is permitted to retain pursuant to the applicable provisions of any Lease and (iii) any payments made to Borrower relating to unamortized tenant improvements and leasing commissions under any Lease.

Lenders: includes BMO Harris Bank N.A. and the other financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section 9.2.

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LIBOR Index Rate: for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher 1/1000 of 1%) for deposits in U.S. Dollars for a period equal to such Interest Period, as reported on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time) as of 11:00 a.m. (London, England time) on the day two (2) London Banking Days before the commencement of such Interest Period.

LIBOR Rate: for an Interest Period for a borrowing of a LIBOR Rate Loan, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next higher 1/1000 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to Administrative Agent at 11:00 a.m. (London, England time) two (2) London Banking Days before the beginning of such Interest Period by three (3) or more major banks in the interbank Eurodollar market selected by Administrative Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the LIBOR Rate Loan scheduled to be made as part of such borrowing. If the LIBOR Rate determined as provided above would be less than the Floor, the LIBOR Rate shall be deemed to be the Floor.

LIBOR Rate Loan: the Loan at any such time as interest on the Loan is calculated by reference to the Adjusted LIBOR Rate.

Lien: any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest or any other encumbrance, charge or transfer of, on or affecting the Property or any portion thereof or Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement and mechanic’s, materialman’s and other similar liens and encumbrances.

Loan: the loan in the maximum aggregate principal amount not to exceed the Loan Amount made by Lenders to Borrower pursuant to this Agreement.

Loan Advance: a disbursement of all or any portion of the Loan.

Loan Amount: One Hundred Twenty-Two Million Six Hundred Fifty-Five Thousand and 00/100 Dollars ($122,655,000.00).

Loan Documents: collectively, this Agreement, the Note, the Security Instrument, the Assignment of Leases, the Assignment of Management Agreement, the Deposit Account Control Agreement, the Environmental Indemnity, the Guaranty, the Fee Letter, the Replacement Property Documents (if applicable), any other Collateral Documents, and all other documents now or hereafter executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

London Banking Day: any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

LTV Ratio: as of any given date, the ratio (expressed as a percentage) of the Loan Amount to the “as-is” appraised value of the Property.

Management Agreement: collectively, those certain Property Management Agreements, each dated as of the Closing Date, by and between Borrower and Manager, relating to each Individual Property, and any and all extensions, renewals, modifications, amendments, supplements and replacements thereto and therefor entered into in accordance with the terms of this Agreement.

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Manager: collectively, Inland Commercial Real Estate Services, LLC, and any replacement property manager of the Property approved by Administrative Agent.

Material Adverse Change: a material adverse change or material adverse effect on (a) Borrower’s or Guarantor’s ability to duly and punctually pay or perform their respective obligations under this Agreement or the other Loan Documents, (b) Administrative Agent’s and Lenders’ liens on any Individual Property or the priority or perfection of any such lien, or (c) the enforceability of Administrative Agent’s and Lenders’ rights and remedies under this Agreement and the Loan Documents; but with respect to subsection (a), excluding a vacancy at the Cedar Park Property.

Material Agreements: any of (i) the Permitted Encumbrances, (ii) the REAs, and (iii) each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of any Individual Property, other than the Management Agreement and the Leases, under which there is an obligation of Borrower to pay more than $250,000 per annum.

Material Alteration: Any renovation or alteration to the Property (or series of related renovations, modifications or alterations) which (i) exceeds Two Hundred Fifty Thousand and 00/100 Dollars ($250,000) in total cost as to any Individual Property at any given time, (ii) hinders or impedes the operation or financial performance of the applicable Individual Property, (iii) is structural in nature in any material respect, or (iv) reduces the rentable square footage of the applicable Individual Property in any material respect.

Maturity Date: the Initial Maturity Date, subject to extension under Section 2.3.3, or such other date on which the final payment of principal of the Note becomes due and payable, whether at stated maturity date, by acceleration, or otherwise.

Monthly Excess Cash Flow: for any month, the amount by which Gross Revenues exceed the sum of (a) actual cash Operating Expenses plus an appropriate reserve for amounts payable in future periods, including but not limited to Real Estate Taxes and Insurance Premiums, and (b) actual debt service on the Loan.

Monthly Operating Expense Budgeted Amount: the monthly amount set forth in the Annual Budget incurred or to be incurred for or as of the calendar month in which such Monthly Payment Date occurs.

Monthly Payment Date: the first (1st) day of every calendar month occurring during the term of the Loan, provided if such day is not a Business Day, the Monthly Payment Date shall be the next Business Day.

Net Operating Income: for any period, Gross Revenues for such period minus Operating Expenses for such period, computed as follows:

(A) Gross Revenues shall be projected for the twelve (12) month period following the Determination Date, based on the current Rent Rolls for the Properties, and shall specifically exclude Lease Termination Payments and Rents from any Tenant (v) that is not physically occupying its leased premises and such Tenant’s Lease expires within twelve (12) months, (w) that is in default of its rental obligations, (x) under month‑to‑month tenancies, (y) who is the subject of any voluntary or involuntary bankruptcy, insolvency, liquidation, reorganization or similar proceeding, and (z) that is physically occupying its leased premises and such Tenant’s Lease expires within three (3) months following the date of calculation; and

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(B) Operating Expenses shall be determined for the twelve (12) month period trailing the Determination Date, and shall include (1) a capital expenditure reserve of $0.25 per square foot, and (2) a management fee equal to the greater of the Property’s actual management fee or two percent (2.0%) of Gross Revenues, but excluding non-recurring capital items.

Non-Defaulting Lender: any Lender, as determined by Administrative Agent, that is not a Defaulting Lender.

OFAC List: the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, U.S. Department of the Treasury.

Operating Expenses: all costs and expenses relating to the operation, maintenance and management of the Property, including, without limitation, utilities, repairs and maintenance, insurance, Real Estate Taxes (excluding state and federal income taxes), advertising expenses, payroll and related taxes, equipment lease payments, management fees, professional and legal fees, but excluding (i) actual Capital Expenditures, depreciation and amortization, (ii) interest or principal due on the Loan, and (iii) leasing commissions.

Operating Partnership: IPC Alternative Assets Operating Partnership, LP, a Delaware limited partnership.

Other Charges: all ground rents, maintenance charges, impositions other than Real Estate Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

Other Connection Taxes: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or Loan Document).

Other Taxes: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.5).

Outstanding Commitment: the outstanding Principal Balance of the Loan, plus any remaining Unused Commitment that has not expired or terminated.

Partial Release Payment Amount: the sum of (a) (i) for the first three (3) Individual Properties subject to a Partial Release pursuant to Section 2.8, one hundred percent (100%) of the Allocated Loan Amount of such Individual Property, and (ii) thereafter, one hundred five percent (105%) of the Allocated Loan Amount of such Individual Property, (b) any Prepayment Fee due pursuant to Section 2.4 and (c) any amount due pursuant to Section 2.3.7.

Patriot Act: the USA Patriot Act (Pub. L. 107-56, signed into law October 26, 2001), as amended.

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Percentage: with respect to each Lender at any time, a fraction expressed as a percentage, the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time or, if the Aggregate Commitments have been terminated, a fraction (expressed as a percentage, carried out to the ninth (9th) decimal place), the numerator of which is the total outstanding amount of all Debt held by such Lender at such time and the denominator of which is the total outstanding amount of all Debt at such time. The initial Percentage of each Lender named on the signature pages hereto is set forth opposite the name of that Lender on the Schedule of Lenders.

Permitted Encumbrances: collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters actually existing as of the Closing Date and disclosed to Administrative Agent in the Title Insurance Policy on or before the Closing Date, (iii) Liens, if any, for Real Estate Taxes imposed by any Governmental Authority not yet due or delinquent, and (iv) such other title and survey exceptions as Administrative Agent has approved or may approve in writing in Administrative Agent’s sole discretion.

Permitted Investments: any of the following, provided that at all times Administrative Agent has a perfected security interest in such investment, and Borrower has provided evidence of such, in form and substance satisfactory to Administrative Agent, and provided that none of the following have an “r” highlighter affixed to the applicable S&P rating (or if not rated by S&P, an analogous highlighter or reference by the applicable Rating Agency):

(i) demand and time deposits in, certificates of deposits of, or bankers’ acceptances of, in each case maturing in not more than sixty (60) days from the date of purchase by any Eligible Institution, all of which are fully insured by the Federal Deposit Insurance Corporation;

(ii) commercial paper having remaining maturities of not more than sixty (60) days of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated not less than the higher of “A 1+” by S&P or “P 1” by Moody’s; and

(iii) U.S. Government Obligations maturing not more than three (3) months from the date of acquisition; and repurchase agreements on U.S. Government Obligations maturing not more than three (3) months from the date of acquisition, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated either not less than the higher of “A 1+” by S&P or “P 1” by Moody’s.

Permitted Transfer: the following:

(a) a Lease entered into in accordance with the Loan Documents;

(b) Transfers of direct or indirect interests in Borrower for estate planning purposes to immediate family members (which shall be limited to a spouse, parent, child and grandchild (each an “Immediate Family Member”)) of such party or to trusts or entities created for the benefit of Immediate Family Members provided that (i) there has been no change in Control or management rights of Borrower as a result of such Transfer, including, but not limited to, any sale, encumbrance, pledge, hypothecation, or transfer of any general partner or managing member interest in Borrower, (ii) such Transfer has no effect on the continuing status of Borrower as a validly existing entity in good standing and a Special Purpose Entity in compliance with the provisions of Section 3.1.24, and (iii) if such Transfer would cause the transferee, together with its Affiliates, to acquire or to increase its direct or indirect interest in Borrower to an amount which equals or exceeds twenty percent (20%), then (A) Borrower shall provide Administrative Agent with thirty (30) days prior written notice of any such Transfer, (B) Borrower shall reimburse

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Administrative Agent for all costs and expenses, including reasonable attorneys’ fees incurred by Administrative Agent in connection with such permitted Transfer, (C) Borrower shall furnish Administrative Agent with copies of any documentation executed in connection with such permitted Transfer promptly after execution thereof, and (D) Administrative Agent shall have obtained prior to such Transfer, at Borrower’s sole cost and expense, customary searches (OFAC, credit, judgment, lien, bankruptcy, UCC, litigation, etc.) with respect to the proposed transferee with the results of such searches acceptable to Administrative Agent.

(c) Transfers of direct and/or indirect interests in Borrower by operation of law or upon death by devise or descent, provided that the conditions set forth in clause (b) above are satisfied;

(d) provided no Event of Default exists, a Transfer of less than forty-nine percent (49%) in the aggregate (which may be pursuant to one or more transactions during the term of the Loan) of the direct ownership interests (including beneficial interests) in Borrower by IPCAAF MOB Portfolio II, L.L.C., provided that:

(i) the conditions set forth in clauses (b)(i) and (ii) above are satisfied as to each such Transfer,

(ii) Borrower shall provide Administrative Agent with thirty (30) days prior written notice of any such Transfer,

(iii) Borrower shall reimburse Administrative Agent for all costs and expenses, including reasonable attorneys’ fees incurred by Administrative Agent in connection with such permitted Transfer,

(iv) Borrower shall furnish Administrative Agent with copies of any documentation executed in connection with such permitted Transfer promptly after execution thereof,

(v) if such Transfer would cause the transferee, together with its Affiliates, to acquire or to increase its direct or indirect interest in Borrower to an amount which equals or exceeds twenty percent (20%), then Administrative Agent shall have obtained prior to such Transfer, at Borrower’s sole cost and expense, customary searches (OFAC, credit, judgment, lien, bankruptcy, UCC, litigation, etc.) with respect to the proposed transferee with the results of such searches acceptable to Administrative Agent, and

(vi) with respect to any such Permitted Transfer, IPC shall continue to Control Borrower.

(e) a Bona Fide Third Party Sale in connection with a Partial Release, subject to the terms of and in accordance with Section 2.8.

(f) any Transfer in respect of, or of a direct or indirect interest in, any Person listed on a nationally or internationally recognized stock exchange or stock quotation system.

(g) any issuance or Transfer, in one or a series of transactions, of any limited partnership interests in the Operating Partnership, provided that the conditions set forth in clauses (b) above are satisfied.

(h) any issuance or Transfer of non-managing limited liability company interests or capital stock in the Inland Fund pursuant to a public or private offering of securities, provided that:

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(i) the conditions set forth in clause (b) above are satisfied; and

(ii) IPC shall directly or indirectly continue to Control the Inland Fund.

(i) any Transfer of non-managing limited liability company interests or common stock in the Inland Fund to limited partners in the Operating Partnership in exchange for the redemption of limited partnership interests in the Operating Partnership pursuant to Section 8.04 of the Agreement of Limited Partnership of IPC Alternative Assets Operating Partnership, LP, dated June 21, 2021, as may be amended or restated from time to time, provided that:

(i) the conditions set forth in clause (b) above are satisfied; and

(ii) IPC shall directly or indirectly continue to Control the Inland Fund.

(j) any merger or consolidation of the Operating Partnership, the Inland Fund, or IPC (between and among the Operating Partnership, the Inland Fund and/or IPC, but not with any third party); provided, however, any such merger or consolidation shall be subject to the following additional conditions:

(i) if such merger or consolidation involves IPC, then IPC shall be the surviving entity and shall continue to be the Guarantor, IPC shall continue to satisfy the Guarantor Financial Covenants immediately following such merger or consolidation, and shall provide reasonable evidence thereof to Administrative Agent, and if requested by Administrative Agent, IPC shall deliver to Administrative Agent a reaffirmation of the Guaranty and the Environmental Indemnity in form reasonably satisfactory to Administrative Agent;

(ii) no such Transfer shall result in a change in Control of the transferor or change in control of any Borrower or any Property;

(iii) Borrower shall reimburse Administrative Agent for all costs and expenses, including reasonable attorneys’ fees incurred by Administrative Agent in connection with such permitted Transfer;

(iv) Borrower shall furnish Administrative Agent with copies of any documentation executed in connection with such permitted Transfer promptly after execution thereof; and

(v) Administrative Agent shall receive not less than thirty (30) days prior written notice of such proposed merger or consolidation.

(k) the reconstitution or conversion of the Inland Fund from one entity type to another entity type provided that:

(i) Administrative Agent shall receive not less than thirty (30) days prior written notice of any such proposed reconstitution or conversion;

(ii) Borrower shall reimburse Administrative Agent for all costs and expenses, including reasonable attorneys’ fees incurred by Administrative Agent in connection with such permitted Transfer;

(iii) Borrower shall furnish Administrative Agent with copies of any documentation executed in connection with such permitted Transfer promptly after execution thereof; and

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(iv) such Transfer has no effect on the continuing status of Borrower as a validly existing entity in good standing and a Special Purpose Entity in compliance with the provisions of Section 3.1.24.

Notwithstanding anything to the contrary herein, no Transfer shall be a Permitted Transfer hereunder if the result thereof is to cause Borrower to breach any of the representations or covenants made in Section 3.1.36.

Person: any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Prescribed Laws: collectively, (a) the Patriot Act, (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. § 1701 et seq., (d) Anti-Money Laundering Laws, and (e) all other Laws relating to money laundering or terrorism.

Principal Balance: the unpaid principal balance of the Loan outstanding from time to time.

Property: individually or collectively, as the context requires, each Individual Property or the Individual Properties, comprised in the aggregate of fifteen (15) medical office buildings containing approximately 418,581 square feet of space, but excluding any Individual Property that is subject to a Partial Release pursuant to Section 2.8 from and after the date of such Partial Release, and including any property that is a Replacement Individual Property pursuant to Section 2.9 from and after the date of such Partial Substitution.

Qualified ECP Borrower: at any time, that Borrower has total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Qualified Lease: a Lease of all or a portion of an Individual Property which satisfy the conditions of Section 4.1.11 and/or are otherwise approved in writing by Administrative Agent.

Qualified Letter of Credit: an irrevocable and unconditional stand-by letter of credit in favor of Administrative Agent for the benefit of the Lenders (i) issued by (or confirmed by) an Eligible Institution having assets of more than $500,000,000 or by a bank otherwise reasonably approved by Administrative Agent, (ii) governed by the Uniform Standby Practices and in form and substance acceptable to Administrative Agent, (iii) payable upon presentation of Administrative Agent’s sight draft only in Chicago, Illinois, (iv) allowing Administrative Agent to make partial or multiple draws thereunder up to the stated amount, as determined by Administrative Agent in its sole discretion, and (v) providing that Administrative Agent can freely transfer it, without charge to Administrative Agent (or if there are any transfer fees, Borrower shall pay such fees) and without recourse, and without having to obtain the consent of Borrower or the issuing financial institution. Any Qualified Letter of Credit shall either (i) expire on the date that is ninety (90) days after the Maturity Date (the “LC Date”), or (ii) be automatically self-renewing until the LC Date.

Rate Management Agreement: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates,

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currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its subsidiaries shall be a Rate Management Agreement.

Rate Management Obligations: the liability of Borrower to any of the Lenders, or any Affiliates of such Lenders in respect of any Rate Management Agreement as the Borrower may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), including without limitation the Swap Obligations.

Rating Agency: each of S&P, Moody’s and Fitch, or any other nationally-recognized statistical rating agency which has been designated by Administrative Agent.

REA: collectively, those certain agreements more particularly described on Schedule 7 attached hereto and made a part hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

Real Estate Taxes: all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied, assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

Recipient: (a) the Administrative Agent, and (b) any Lender, as applicable.

Relevant Governmental Body: the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.

Remaining Property: collectively, the Individual Properties that remain encumbered by the Lien of the Security Instrument and the other Loan Documents after a Partial Release.

Rents: all rents, including, without limitation, percentage rent and additional rent (including tenant tax and operating expense reimbursements), monies payable as damages or in lieu of rent, revenues, parking revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, income, receipts, royalties, receivables, and termination payments, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from the Leases and any and all other sources arising from or attributable to the Property.

Replacement Third Party Agreements: collectively, a new guaranty and environmental indemnity agreement, in each case in all material respects in the forms of the existing Guaranty and Environmental Indemnity executed on the Closing Date by the Guarantor being replaced, together with such compliance certificates, financial statements, organizational documents and legal opinions as are reasonably required by Administrative Agent.

Required Lenders: as of the date of determination thereof, Lenders whose outstanding portion of the Loan and Unused Commitments constitute more than sixty-six and two-thirds percent (66 2/3%) of the sum of the total outstanding Loan and Unused Commitments of the Lenders; provided, however, at all times when two or more Lenders are party to this Agreement the term “Required Lenders” shall in no event mean

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less than two Lenders (unless there is one Lender that is a Defaulting Lender in which case it may be one Lender).

Reserve Percentage: for purposes of computing the Adjusted LIBOR Rate, the maximum reserve percentage for the applicable Interest Period, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal, special and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on “Eurocurrency liabilities,” as defined in such Board’s Regulation D (or successor thereto), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, all amounts bearing interest calculated based on an Adjusted LIBOR Rate shall be deemed to be “Eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

Schedule of Lenders: the schedule of Lenders party to this Agreement as set forth on Schedule 2, as it may be modified from time to time in accordance with this Agreement.

Secured Rate Management Agreement: any Rate Management Agreement between Borrower and a Secured Rate Management Provider.

Secured Rate Management Provider: Lender or an Affiliate of Lender (or a Person who was a Lender or an Affiliate of Lender at the time of execution and delivery of a Rate Management Agreement) who has entered into a Rate Management Agreement with Borrower.

Security Instrument: collectively with respect to each Individual Property, that certain first priority mortgage, deed of trust, or deed to secure debt, each dated the date hereof, executed and delivered by each applicable Borrower in favor of Administrative Agent for the benefit of the Lenders as security for the Loan and encumbering the Individual Property owned by such Borrower (or leased pursuant to the Ground Lease), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

SOFR:a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

Special Purpose Entity: a limited partnership, limited liability company or corporation which, at all times until the Debt is paid and all obligations under the Loan Documents are satisfied, meets all of the requirements of Section 3.1.24.

State: the State or Commonwealth in which the applicable Individual Property is located.

Swap Obligation: with respect to Borrower, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section la(47) of the Commodity Exchange Act.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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Tenant: any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.

Tenant Costs: expenses relating to new tenanting pursuant to a Qualified Lease or retention of existing tenants, including without limitation (a) tenant allowances, payments, contributions or reimbursements made by Borrower to a Tenant pursuant to the terms of a Qualified Lease for construction by or on behalf of such Tenant of tenant improvements, (b) hard and soft costs in connection with the construction by or on behalf of Borrower (but not any Tenant) of tenant improvements required pursuant to any Qualified Lease, and (c) leasing commissions and reasonable allowances for moving costs and architectural fees incurred in connection with any Qualified Lease.

Term SOFR:for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

Term SOFR Event: the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) LIBOR has already been replaced with a Benchmark Replacement in accordance with Section 2.2.6 that is not Term SOFR.

Term SOFR Notice: a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Event.

Title Company: Chicago Title Insurance Company.

Title Insurance Policy: collectively, the ALTA mortgagee title insurance policies in the aggregate amount of the Loan and in form acceptable to Administrative Agent, issued by the Title Company with respect to each Individual Property, naming Administrative Agent for the benefit of the Lenders as the insured and insuring the Security Instrument as a first priority lien on each Individual Property and Improvements.

Transfer: any voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, lease, alienation, pledge, assignment, hypothecation, transfer or other disposition of: (a) all or any part of the Property or any estate or interest therein, or any portion of any other security for the Loan, including, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof, or any portion of any other security for the Loan, for a price to be paid in installments, or (ii) a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; or (b) any interest in (i) Borrower or (ii) any indemnitor or guarantor of the Debt or (iii) any corporation, partnership, limited liability company, trust or other entity owning, directly or indirectly, any interest in, or directly or indirectly Controls, Borrower or any indemnitor or guarantor of the Debt. “Transfer” is specifically intended to include (i) any pledge or assignment, directly or indirectly, of a controlling interest in Borrower or its general partner, controlling limited partner or controlling member for purposes of securing so‑called “mezzanine” indebtedness and (ii) the reorganization of Borrower by dividing Borrower into two or more business entities, adoption of a plan of division or filing of a certificate of division of Borrower and/or the allocation of all or any part of the Property or any estate, interest or right therein from Borrower to or among the resulting newly formed business entity and surviving business entity.

UCC or Uniform Commercial Code: the Uniform Commercial Code as in effect in the State, the State in which any of the Cash Management Accounts are located, or any other State applicable to any collateral for the Loan, as the case may be.

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Unused Commitments: at any time, the Aggregate Commitments (as reduced from time to time pursuant to the provisions of this Agreement), less all disbursements of the Loan made prior to the date on which the amount of the Unused Commitments is being calculated.

Weighted Average Lease Term or WALT:

the sum of the product of (i) and (ii) for each Lease:

(i) (x) the number of days from the date of calculation of the WALT until the expiration date of each respective in-place Lease at the Property (without taking into account any unexercised extension options, and if any Tenant has an early termination option (other than in connection with a casualty or condemnation), such calculation will deem the expiration date of such Lease to be as if the early termination option is exercised, until such option either expires by its terms or is waived in writing by the applicable Tenant), divided by (y) 365, and

(ii) (x) the rentable square footage of each respective in-place Lease, divided by (y) the total aggregate rentable square footage of the Properties.

An example of the calculation of WALT as of the Closing Date is set forth in Schedule 9 attached hereto.

Withholding Agent: Borrower and the Administrative Agent.

Write-Down and Conversion Powers: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2. Principles of Construction. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word “including” means “including but not limited to,”.

Section 1.3. Index of Other Definitions. An index of other terms which are defined in this Agreement or in other Loan Documents is set forth on Schedule 1.

Section 1.4. Administrative Agent’s Discretion. Whenever pursuant to this Agreement Administrative Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Administrative Agent, the decision of Administrative Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall, except as is otherwise specifically provided herein, and provided no Default or Event of Default then exists, be in the reasonable discretion of Administrative Agent and shall be final and conclusive.

II. THE LOAN

Section 2.1. The Loan.

2.1.1. Agreement to Borrow and Lend. Subject to and upon the terms and conditions set forth in this Agreement, including, without limitation, Borrower’s satisfaction of the conditions set forth in Schedule 2.1, each Lender agrees to advance its Percentage of the Loan to Borrower in an amount not to

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exceed the amount of its Commitment. The obligations of each Lender shall be several (and not joint and several); each Lender shall only be obligated to fund its Percentage of the Loan. No Lender shall be responsible for the failure of any other Lender to perform its obligation to advance its Percentage of the Loan hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to advance its Percentage of the Loan hereunder. The Loan is not a revolving credit loan, and Borrower is not entitled to any readvances of any portion of the Loan which it may (or is otherwise required to) prepay pursuant to the provisions of this Agreement.

2.1.2. Amount of Loan. The maximum amount of the Loan shall be the lesser of (i) $122,655,000.00, and (ii) sixty-five percent (65.0%) of the cumulative “As-Is” values of the Properties as determined pursuant to the Appraisals obtained by Administrative Agent prior to execution hereof. Borrower shall receive only one (1) disbursement hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3. The Note. The Loan shall be evidenced by a Promissory Note or Promissory Notes in the form of Exhibit C, in the aggregate Loan Amount, executed by Borrower and payable to the order of each Lender in the amount of its Commitment, in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, collectively, the “Note” or “Notes”) and shall be repaid in accordance with the terms of this Agreement and the Note.

2.1.4. Use of Proceeds. Borrower shall use proceeds of the Loan to (i) recapitalize the Property, including return of equity to investors, (ii) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Administrative Agent, and (iii) retain the balance, if any.

Section 2.2. Interest Rate.

2.2.1. Interest Rate. Except as herein provided with respect to interest accruing at the Default Rate, interest on the principal balance of the Loan outstanding from time to time shall accrue at a variable rate per annum equal to the Interest Rate.

2.2.2. Default Rate. During the existence of an Event of Default, the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date the Default occurred which led to such an Event of Default without regard to any grace or cure periods contained herein.

2.2.3. Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the outstanding principal balance. Borrower acknowledges this will result in a higher rate of interest than if interest were calculated based on a 365-366-day year and waives any right to object to said basis of calculation. The accrual period for calculating interest due on each Monthly Payment Date shall be the calendar month immediately prior to such Monthly Payment Date.

2.2.4. Manner of Borrowing Loan.

(a) Notice to Administrative Agent. Borrower shall notify Administrative Agent by 10:00 a.m. (Chicago time) at least three (3) Business Days before the date on which Borrower requests that Administrative Agent make an advance of the Loan.

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(b) Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from Borrower received pursuant to Section 2.2.4(a) above.

(c) LIBOR Loan. Except as expressly provided in Section 2.2.5 and Section 2.2.6, the Loan shall at all times be a LIBOR Rate Loan.

2.2.5. Unavailability of Deposits, Inability to Ascertain or Inadequacy of LIBOR. If on or prior to the first day of any Interest Period for any LIBOR Rate Loans, the conditions set forth in Section 2.2.6(a) have not occurred and:

(a) Administrative Agent determines (which determination shall be conclusive and binding on Borrower) that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the interbank Eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank Eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate;

(b) Administrative Agent determines (which determination shall be conclusive and binding on Borrower) that the introduction of or any change in or in the interpretation of any law, rule, regulation or guideline (whether or not having the force of law), makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for Lenders to continue or maintain the Loan as a LIBOR Rate Loan, or to convert the Loan into a LIBOR Rate Loan of a certain duration; or

(c) the Required Lenders advise the Administrative Agent that the LIBOR Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their LIBOR Rate Loans for such Interest Period, then the Administrative Agent shall forthwith give written notice thereof to Borrower and the Lenders, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make LIBOR Rate Loans shall be suspended, and the Loan shall automatically convert into an Alternative Base Rate Loan as of the date set forth by the Administrative Agent.

2.2.6. Effect of Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Rate Management Agreement shall be deemed not to be a “Loan Document” for the purposes of this Section 2.2.6):

(a) Replacing LIBOR.

(i) On March 5, 2021, the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month LIBOR Index Rate tenor settings. On the earlier of (i) the date that all Available Tenors of the LIBOR Index Rate have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is the LIBOR Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is SOFR, all interest payments will be payable on a monthly basis.

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(ii) Subject to the proviso below in this paragraph, if a Term SOFR Event has occurred in respect to the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (a)(ii) shall not be effective until 30 days after the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice (or such later date as the Administrative Agent may select for effectiveness in the Term SOFR Notice). For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Event and may elect or not elect to do so in its sole discretion.

(b) Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Borrower and the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of written notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Alternative Base Rate Loans. During the period referenced in the foregoing sentence, the component of the Alternative Base Rate based upon the Benchmark will not be used in any determination of the Alternative Base Rate.

(c) Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) Notice Standards for Decisions and Determination. The Administrative Agent will promptly notify in writing the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.2.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.2.6.

(e) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR Rate), then the Administrative Agent may remove any tenor of such Benchmark

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that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

Section 2.3. Loan Payments.

2.3.1. Payment Before Maturity Date.

(a) Interest. Commencing on the first Monthly Payment Date after the Closing Date, and on each Monthly Payment Date thereafter, Borrower shall pay to Administrative Agent, monthly in arrears, interest on the outstanding principal balance of the Loan at the Interest Rate.

(b) Intentionally Omitted.

(c) Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower within five (5) days after the date on which it is due, Borrower shall pay to Administrative Agent for the benefit of the Lenders upon demand a late charge (“Late Charge”) in an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lenders in handling and processing such delinquent payment and to compensate Lenders for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instrument and the other Loan Documents. Such late fee is in addition to any other rights and remedies of Lenders hereunder.

2.3.2. Payment on Maturity Date. Borrower shall pay to Administrative Agent on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents.

2.3.3. Extension of Maturity Date. Borrower shall have the right, at its option, to extend the Maturity Date to (i) September 30, 2027 (the “First Extended Maturity Date”), and (ii) September 30, 2028 (the “Second Extended Maturity Date”), by delivering a written request for consent to such extension to Administrative Agent in the form of Exhibit F attached hereto, at least thirty (30), but not more than one hundred twenty (120) days, prior to the Initial Maturity Date or First Extended Maturity Date, as applicable. Borrower’s request to extend the Maturity Date until the First Extended Maturity Date or Second Extended Maturity Date (each such period, an “Extension Period”) will be granted upon the satisfaction of the following conditions:

(a) At the time of the request and on the Initial Maturity Date or First Extended Maturity Date, as applicable, there is no Default or Event of Default under this Agreement or any other Loan Document.

(b) Upon the earlier of (i) delivery of written notice by Administrative Agent to Borrower that all conditions for the extension of the Maturity Date as set forth in this Section 2.3.3 have been met (or waived) and (ii) the first day of the applicable Extension Period, Borrower pays to Administrative Agent (x) with respect to the extension until the First Extended Maturity Date, an extension fee in an amount equal to 0.10% of the Loan Amount, and (y) with respect to the extension until the Second Extended Maturity Date, an extension fee in an amount equal to 0.10% of the Loan Amount.

(c) With respect to the extension of the Maturity Date to the First Extended Maturity Date and Second Extended Maturity Date, as applicable, on the Initial Maturity Date and the First Extended Maturity Date, as applicable, Borrower has demonstrated to the satisfaction of Administrative Agent that the Debt Yield is at least 8.5%, calculated as of the last day of the calendar month immediately preceding the date

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that Borrower delivers the subject extension notice. Borrower shall have the right to cause such test to be satisfied by either (i) paying down the outstanding principal balance of the Loan to the principal amount at which such Debt Yield test would be satisfied on or before the applicable Maturity Date, or (ii) if acceptable to Administrative Agent in its sole discretion, paying to Administrative Agent the Extension Deposit as additional collateral for the Loan.

(d) Borrower has demonstrated to the satisfaction of Administrative Agent that the LTV Ratio shall not be greater than 62% as of the first day of each such Extension Period (which, if elected by Administrative Agent, may be verified by Appraisals of the Property at Borrower’s cost acceptable to Administrative Agent with respect to the exercise of the first extension option, and may be verified by the most recent Appraisals then available to Administrative Agent with respect to the exercise of the second extension option). Borrower shall have the right to cause such test to be satisfied by either (i) paying down the outstanding principal balance of the Loan to the principal amount at which such LTV Ratio test would be satisfied on or before the applicable Maturity Date, or (ii) if acceptable to Administrative Agent in its sole discretion, paying to Administrative Agent the Extension Deposit as additional collateral for the Loan.

(e) At the time of the request for extension of the Maturity Date and as of the Initial Maturity Date, and the First Extended Maturity Date, as applicable, the WALT for all of the Properties (calculated in the aggregate) shall be four (4) years or greater, as reasonably determined by Administrative Agent.

(f) The extension of the Maturity Date shall have been documented to Administrative Agent’s reasonable satisfaction by Borrower and Guarantor.

(g) If required by Administrative Agent with respect to the extension of the Maturity Date to the First Extended Maturity Date, Administrative Agent shall have received updated title reports, judgment and lien searches with respect to the Property and Borrower.

(h) If required by Administrative Agent, Administrative Agent shall have received certified authority documents of Borrower and Guarantor (or a certificate that no changes have occurred since Closing) and an authorizing resolution.

(i) Receipt and satisfactory review by Administrative Agent of evidence satisfactory to Administrative Agent demonstrating Guarantor’s satisfaction of the Guarantor Financial Covenants as of the Initial Maturity Date and the First Extended Maturity Date, as applicable.

(j) Borrowers (or an individual Borrower designated by Borrowers), at their sole cost and expense, shall have entered into and will maintain in full force and effect a Rate Management Agreement or Rate Management Agreements (i) having a term for a period of not less than the Extension Period, (ii) in an aggregate notional amount equal to not less than seventy-five percent (75.0%) of the outstanding principal balance of the Loan, and (iii) otherwise satisfying the requirements of Section 2.10.

(k) Borrower shall have paid all reasonable out-of-pocket costs and expenses incurred by Administrative Agent in connection with such extension of the Maturity Date, including Administrative Agent’s reasonable attorneys’ fees and costs.

Within thirty (30) days of receipt of any extension request and the certifications and other documents and information required for such extension, Administrative Agent shall notify Borrower in writing as to whether or not Borrower has met the conditions for the requested extension.

2.3.4. Place and Application of Payments.

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(a) All payments of principal of and interest on the Loan, and of all other Debt payable by Borrower under this Agreement and the other Loan Documents, shall be made by Borrower to the Administrative Agent by no later than 1:00 p.m. (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to Borrower), for the benefit of the Lender(s) entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on the Loan and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.

(b) Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may (but shall not be required to) in reliance upon such assumption, distribute to the applicable Lenders the amount due. With respect to any payment that the Administrative Agent makes to any Lender or any counterparty to a Rate Management Agreement as to which Administrative Agent determines (in its sole and absolute discretion) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) Borrower has not in fact made the corresponding payment to the Administrative Agent; (2) the Administrative Agent has made a payment in excess of the amount(s) received by it from Borrower either individually or in the aggregate (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each Lender and counterparty to a Rate Management Agreement that received a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Person, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

(c) If at any time insufficient funds are received by and available to Lenders to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of fees, indemnities and expense reimbursements then due hereunder, (ii) second, towards payment of interest and Late Charges then due hereunder, and (iii) third, towards payment of principal then due hereunder and Swap Obligations on a pari passu basis. Notwithstanding the foregoing, (x) during the existence of an Event of Default, Administrative Agent shall have the right to apply repayments and proceeds of collateral to the Debt in any order, in its sole discretion, and (y) funds from, and proceeds of Collateral owned by, any Person directly or indirectly liable for a Rate Management Obligation and that was not an “eligible contract participant” as defined in the Commodity Exchange Act at the time such Rate Management Obligation was incurred may not be used to satisfy such Rate Management Obligation.

2.3.5. Account Debit. During the existence of an Event of Default, Borrower hereby irrevocably authorizes Administrative Agent to charge any of Borrower’s deposit accounts maintained with Administrative Agent for the amounts from time to time necessary to pay any then due Debt; provided that Borrower acknowledges and agrees that Administrative Agent shall not be under an obligation to do so and Administrative Agent shall not incur any liability to Borrower or any other Person for Administrative Agent’s failure to do so.

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2.3.6. Taxes.

(a) Payments Free of Withholding. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.3.6) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Indemnification by Borrower. Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.3.6) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c) Indemnification by Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.1 relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.3.6(c).

(d) Evidence of Payments. If Borrower pays any Taxes, it shall deliver to the Administrative Agent official tax receipts evidencing that payment or certified copies thereof, if any, or such other evidence of payment reasonably satisfactory to the Administrative Agent on or before the thirtieth day after payment.

(e) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to Borrower and the Administrative Agent on or before the date the initial Loan Advance is made hereunder or, if later, the date such person becomes a Lender hereunder, two duly completed and signed copies of (i) either IRS Form W-8BEN, or any successor form (entitling such Lender to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Debt) or IRS Form W-8ECI, or any successor form (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Debt), or (ii) solely if such Lender is claiming exemption

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from U.S. withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” an IRS Form W-8BEN, or any successor form, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten (10) percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code). Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to Borrower and the Administrative Agent on or before the date the initial Loan Advance is made hereunder or, if later, the date such person becomes a Lender hereunder, two duly completed and signed originals of IRS Form W-9 certifying that such Lender is not subject to U.S. federal backup withholding tax. Thereafter and from time to time, each Lender shall submit to Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other of such IRS Forms (or any successor forms) and such other certificates or documentation as may be (i) requested by Borrower in a written notice, directly or through the Administrative Agent, to such Lender and (ii) required or reasonably necessary establish an exemption or reduction of withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Debt.

(f) FATCA Documentation. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent such documentation prescribed by applicable law and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine the amount to deduct and withhold from such payment under FATCA, if any. Solely for purposes of this Section 2.3.6(f), “FATCA” shall include any amendments made to Sections 1471 through 1474 of the Code after the date of this Agreement.

(g) Requirement to Update Forms. Each Lender agrees that if any form, certification or documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form, certification or documentation or promptly notify Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Payment of Other Taxes by the Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(i) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.3.7. Funding Indemnity. Upon: (i) if the Loan is then a LIBOR Rate Loan, any prepayment of the Loan on any day that is not the last day of the relevant Interest Period (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), (ii) any failure by Borrower to make any payment of principal on any LIBOR Rate Loan when due (whether by acceleration or otherwise), or (iii) any acceleration of the maturity of a LIBOR Rate Loan as a result of the occurrence of any Event of Default hereunder, Borrower shall pay an amount (“LIBOR Breakage Fee”), as calculated by any Lender, equal to the amount of any losses, expenses and liabilities (including, without limitation, any loss of margin and anticipated profits) that such Lender may sustain as a result of such default or payment. Borrower understands, agrees and acknowledges that: (A) such Lender does not have any obligation to purchase, sell and/or match funds in connection with the use of the LIBOR Rate as a basis for calculating the rate of

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interest at any such times as the Loan is a LIBOR Rate Loan, (B) the LIBOR Rate may be used merely as a reference in determining such rate, and (C) Borrower has accepted the LIBOR Rate as a reasonable and fair basis for calculating the LIBOR Breakage Fee and other funding losses incurred by such Lender. Borrower further agrees to pay the LIBOR Breakage Fee and other funding losses, if any, whether or not a Lender elects to purchase, sell and/or match funds. Borrower shall pay such Lender all LIBOR Breakage Fees within five (5) days following such Lender’s request for payment of such fees. If any Lender makes such a claim for compensation, it shall provide to Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be deemed prima facie correct.

2.3.8. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBOR Rate);

(ii) subject any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loan made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining the Loan or of maintaining its obligation to make the Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then, upon request of such Lender, Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered directly as a consequence of credit extended or participated in by such Lender in connection with this Loan.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the credit extended in accordance with the Commitment of the Lender or the Loan to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided, however, no Lender shall assess Borrower for such amounts unless such Lender is so assessing its similarly-situated borrowers generally.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate it or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, and delivered to Borrower, shall be conclusive absent manifest error. Borrower

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shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d) Delays in Requests. Failure or delay on the part of a Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.4. Prepayments. The Loan is pre-payable at par (in whole but not in part) at any time subject to three (3) Business Days’ written notice to Administrative Agent provided that if Borrower prepays the Loan prior to the third (3rd) anniversary of the Closing Date (whether by voluntary prepayment by Borrower, by reason of the occurrence of an Event of Default, acceleration of the Loan or otherwise), Borrower shall be required to pay (a) a prepayment premium (the “Prepayment Fee”) equal to (i) 1.0% of the amount prepaid if the prepayment is made prior to the first (1st) anniversary of the Closing Date, (ii) 0.5% of the amount prepaid if the prepayment is made on or after the first (1st) anniversary of Closing Date and before the second (2nd) anniversary of the Closing Date, and (iii) 0.25% of the amount prepaid if the prepayment is made on or after the second anniversary of Closing Date and before the third (3rd) anniversary of the Closing Date, and (b) all hedging products breakage costs; provided that with the exception of hedging products breakage costs, no prepayment premium shall be due with respect to any prepayment in whole or in part as a result of Administrative Agent’s application of Net Property Proceeds or Net Condemnation Proceeds.

Section 2.5. Substitution of Lenders. In the event (a) Borrower receives a claim from any Lender for compensation under Section 2.3.6 or Section 2.3.8, (b) any Lender is then a Defaulting Lender, or (c) a Lender fails to consent to an amendment or waiver requested under Section 12.4 at a time when the Required Lenders have approved such amendment or waiver (any such Lender referred to in clause (a), (b), or (c) above being hereinafter referred to as an “Affected Lender”), Borrower may, in addition to any other rights Borrower may have hereunder or under applicable law, require, at its expense, any such Affected Lender to assign, at par, without recourse, all of its interest, rights (other than its existing rights to payments pursuant to Section 2.3.6 or Section 2.3.8), and obligations hereunder (including all of its Commitments and the Loan and other amounts at any time owing to it hereunder and the other Loan Documents) to an Eligible Assignee specified by Borrower that shall assume such obligations, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) Borrower shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 2.3.7 as if the portion of the Loan owing to it were prepaid rather than assigned) other than such principal owing to it hereunder, and the assignee Lender shall have paid to the Affected Lender the principal portion of the Loan owing to it hereunder; provided however, that in the case of Borrower’s replacement of a Defaulting Lender for failure to fund its Percentage of the Loan hereunder, the assignee or Borrower, as the case may be, shall holdback from such amounts payable to such Defaulting Lender and pay directly to Administrative Agent, any payments due to Administrative Agent or the Non-Defaulting Lenders by Defaulting Lender under this Agreement, (iii) the assignment is entered into in accordance with, and subject to the consents required by, Section 9.2 (provided any assignment fees and reimbursable expenses due thereunder shall be paid by Borrower), and (iv) in the case of any such assignment resulting from a claim for payments required to be made pursuant to Section 2.3.6 or compensation under Section 2.3.8, such assignment will result in a reduction in such payments or compensation. A Lender shall not be required to make any such assignment and delegation if, prior thereto,

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as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

Section 2.6. Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender at any time is a Defaulting Lender, then the following provisions shall apply for so long as the Defaulting Lender Period exists with respect to such Defaulting Lender:

(a) Voting Rights. Such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents and such Defaulting Lender’s Commitments shall be excluded for purposes of determining “Required Lenders” (provided that the foregoing shall not permit an increase in such Lender’s Commitments or an extension of the maturity date of such Lender’s portion of the Loan or other Debt without such Lender’s consent).

(b) Loan Prepayments; Fees; Commitments. (i) To the extent permitted by applicable law, until such time as the Defaulting Lender Excess with respect to such Defaulting Lender shall have been reduced to zero, any voluntary prepayment of the Loan shall, if the Administrative Agent so directs at the time of making such voluntary prepayment, be applied to the portion of the Loan of other Lenders as if such Defaulting Lender had no Loan outstanding; (ii) such Defaulting Lender’s Commitments and outstanding portion of the Loan shall be excluded for purposes of calculating any commitment fee payable to Lenders in respect of any day during any Defaulting Lender Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any fee with respect to such Defaulting Lender’s Commitment in respect of any Defaulting Lender Period with respect to such Defaulting Lender; and (iii) the utilization of Commitments as of any date of determination shall be calculated as if such Defaulting Lender had funded all portions of the Loan of such Defaulting Lender.

(c) Option to Fund Deficiency. If a Lender fails to fund its portion of any Loan advance, in whole or in part, within three (3) Business Days after delivery of notice under Section 2.2.4(b), the Non-Defaulting Lenders shall have the right, but not the obligation, in their respective, sole and absolute discretion, to fund all or a portion of such deficiency (the amount so funded by any such Non-Defaulting Lenders being referred to herein as a “Special Advance”) to Borrower. In such event the Defaulting Lender and Borrower severally agree to pay to Administrative Agent for payment to the Non-Defaulting Lenders making the Special Advance, forthwith on demand such amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of the Defaulting Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the interest rate applicable to a LIBOR Rate Loan with a one (1) month Interest Period.

(d) No Increase in Commitments. No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.6, performance by Borrower of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of the operation of this Section 2.6. The rights and remedies against a Defaulting Lender under this Section 2.6 are in addition to other rights and remedies which Borrower may have against such Defaulting Lender and which the Administrative Agent or any Lender may have against such Defaulting Lender.

(e) Option to Purchase Future Commitments. The Non-Defaulting Lenders shall have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), Defaulting Lender’s Commitment to fund future Loan Advances (the “Future Commitment”).

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Upon any such purchase of the Defaulting Lender’s Future Commitment, the Defaulting Lender’s share in future Loan advances and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest.

(f) Replacement of Defaulting Lender By Required Lenders. The Required Lenders may, upon notice to the Defaulting Lender and Administrative Agent, require the Defaulting Lender to assign and delegate, without recourse (in accordance with, and subject to the consents required by, Section 9.2) all its interests, rights and obligations hereunder (including all of its Commitments and the Loan and other amounts owing to it hereunder and the other Loan Documents) to an Eligible Assignee that shall assume such obligations; provided that (i) the Defaulting Lender shall have received payment of an amount equal to the outstanding principal portion of the Loan owing to it hereunder, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); and (ii) Administrative Agent shall have received payment of any amounts owing by such Defaulting Lender to the Administrative Agent or the other Non-Defaulting Lenders under this Agreement. The Defaulting Lender shall not be required to make any such assignment and delegation if, prior thereto, such Lender shall cease to be a Defaulting Lender.

(g) Cessation of Defaulting Lender Status. A Lender shall cease to be a Defaulting Lender only upon (i) the payment of all amounts due and payable by such Defaulting Lender to Administrative Agent or any other Lender under this Agreement; (ii) the payment of any damages and out-of-pocket costs and expenses including reasonable attorneys’ fees suffered by Borrower as a result of such Defaulting Lender’s default hereunder (including, without limitation, interest at the Alternative Base Rate plus three percent (3.0%) per annum on any portion of draw requests funded by Borrower with equity); (iii) the confirmation by the Lender to Administrative Agent and Borrower in writing that the Lender will comply with all of its funding obligations under this Agreement; and (iv) the circumstances described in clause (d) of the definition of “Defaulting Lender” do not exist. An assignment by a Lender of its rights and obligations under this Agreement shall not in and of itself cause the Lender to cease to be a Defaulting Lender.

Section 2.7. Lending Offices. Each Lender may, at its option, elect to make its portion of the Loan hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to Borrower and the Administrative Agent. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its LIBOR Rate Loans to reduce any liability of Borrower to such Lender under Section 2.3.8 or to avoid the unavailability of LIBOR Rate Loans under Section 2.2.5, so long as such designation is not otherwise disadvantageous to the Lender.

Section 2.8. Release of Individual Properties. Administrative Agent and Lenders will release of record (any such release, a “Partial Release”) an Individual Property from the Lien of the applicable Security Instrument and other Loan Documents in connection with a Bona Fide Third Party Sale of such Individual Property, upon Borrower’s request and satisfaction of all the following conditions:

(a) Borrower’s request for the Partial Release shall be given to Administrative Agent in writing no later than thirty (30) days preceding the date such Partial Release is anticipated to occur;

(b) No Default or Event of Default shall exist; provided, however, the foregoing condition may be waived by Administrative Agent in its reasonable discretion if Administrative Agent determines that the Partial Release shall cure the applicable Default or Event of Default, and in such event, the Partial Release will not be required to be made in connection with a Bona Fide Third Party Sale;

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(c) After giving effect to the Partial Release, the Debt Yield shall not be less than the greater of (i) eight percent (8.0%), and (ii) the lesser of (x) the Debt Yield immediately prior to the Partial Release, and (y) nine percent (9.0%), in each case as evidenced by a Compliance Certificate delivered by Borrower and accepted by Administrative Agent and based on Net Operating Income as of the end of the calendar month immediately preceding the date of calculation;

(d) After giving effect to the Partial Release, the ratio (expressed as a percentage) of the outstanding principal balance of the Loan to the “as-is” appraised value of the Remaining Properties, shall be less than or equal to sixty-five percent (65%), and if required by Administrative Agent in its sole discretion, based on new Appraisals obtained by Administrative Agent at Borrower’s cost at the time of the Partial Release);

(e) After giving effect to the Partial Release, there shall be at least seven (7) Remaining Properties and the Principal Balance shall not be less than $50,000,000.00.

(f) Borrower shall have paid to Administrative Agent an amount equal to the Partial Release Payment Amount, which amount will be applied to the Debt in accordance with Section 2.3.4;

(g) Borrower shall deliver an endorsement to the Title Insurance Policy, if available, at Borrower’s expense insuring the priority of the applicable Security Instruments as a first Lien on the Remaining Property in accordance with all of the provisions of the Title Insurance Policy (and updating the Title Insurance Policy with no additional title matters other than those recorded in connection with the Partial Release);

(h) Borrower shall have paid or reimbursed Administrative Agent for all actual expenses incurred by Administrative Agent in connection with the Partial Release (including title insurance costs, recording costs, and reasonable attorneys’ fees);

(i) Borrower shall submit partial release instruments, prepared at Borrower’s expense, in form and substance satisfactory to Administrative Agent; and

(j) Upon Administrative Agent’s request, Borrower shall have provided (i) a true and complete copy of the purchase and sale agreement and settlement statement evidencing such sale, and (ii) evidence and documentation satisfactory to Administrative Agent that all required notices have been given and consents obtained in connection with the proposed Partial Release, including the consent of Guarantor.

If a Partial Release is requested by Borrower for reasons other than in connection with a Bona Fide Third Party Sale, which may include a request for a Partial Release in order to cure a Cash Management Period, such Partial Release shall be approved or disapproved by Administrative Agent in its reasonable discretion, and if approved, shall be subject to the satisfaction of the other conditions for a Partial Release set forth in this Section 2.8.

Section 2.9. Substitution of Individual Properties. In connection with a Partial Release pursuant to and satisfying the conditions set forth in Section 2.8, Borrower may replace an Individual Property with a new medical office property (the “Replacement Individual Property”) as collateral for the Loan (the “Partial Substitution”), subject to the following conditions:

(a) The Partial Substitution shall be subject to Lenders’ credit approval process, and shall be subject to Administrative Agent’s and each Lender’s consent in their sole discretion;

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(b) The Partial Substitution shall occur simultaneously with the Partial Release of an Individual Property under Section 2.8;

(c) Borrower’s request for the Partial Substitution shall be given to Administrative Agent in writing no later than sixty (60) days preceding the date such Partial Substitution is anticipated to occur, and Borrower shall not request a Partial Substitution more than two (2) times during the term of the Loan or with respect to more than five (5) Individual Properties;

(d) No Default or Event of Default shall exist (provided, however, the foregoing condition may be waived by Administrative Agent in its reasonable discretion if Administrative Agent determines that the Partial Substitution shall cure the applicable Default or Event of Default);

(e) After giving effect to the Partial Substitution, the Debt Yield shall not be less than the lesser of (x) the Debt Yield immediately prior to the Partial Substitution, and (y) nine percent (9.0%), in each case as evidenced by a Compliance Certificate delivered by Borrower and accepted by Administrative Agent and based on Net Operating Income as of the end of the calendar month immediately preceding the date of calculation;

(f) After giving effect to the Partial Substitution, the WALT for all of the Properties (calculated in the aggregate) shall be not less than the WALT immediately prior to the Partial Substitution, as reasonably determined by Administrative Agent;

(g) With respect to the owner of the Replacement Individual Property (the “Replacement Borrower”) and the Replacement Individual Property, Borrowers’ representations and warranties contained in this Agreement and in all other Loan Documents shall be true and correct in all material respects as of the date of the Partial Substitution (with any representations and warranties that were made as of the Closing Date being deemed made with respect to the Replacement Individual Property and the Replacement Borrower as of the date of the Partial Substitution);

(h) Borrower shall have satisfied all of the requirements in Schedule 2.1(B).

Section 2.10. Interest Rate Protection Agreement. Borrower shall, or shall cause the Holdings Borrower to, enter into a Swap Agreement and/or an Interest Rate Cap Agreement, either of which chosen by Borrower, in its sole discretion, in accordance with the terms and conditions set forth below as applicable.

(a) Swap Agreement. Within ten (10) days after the Closing Date, Borrower shall, or shall cause Holdings Borrower to, at its sole cost and expense, obtain and thereafter maintain an interest rate swap pursuant to one or more Rate Management Agreements upon such terms and subject to such conditions as shall be reasonably acceptable to Administrative Agent (i) having a term ending no earlier than the Maturity Date, and (ii) in an aggregate notional amount equal to not less than 75% of the Loan Amount (when combined with the notional amount of any Interest Rate Cap Agreement entered into pursuant to Section 2.10(b)). Any prepayment, acceleration, reduction, increase or any change in the term of the Loan will not alter the notional amount of the Rate Management Agreements, which will remain in full force and effect notwithstanding any such prepayment, acceleration, reduction, increase or change, subject to the terms of the Rate Management Agreements. The Rate Management Agreements shall be collaterally assigned to Administrative Agent for the benefit of the Lenders, and the counterparty thereto shall execute and deliver an acknowledgement to such assignment, which acknowledgement shall include such counterparty’s agreement to pay directly to Administrative Agent all sums payable by such counterparty pursuant to such Rate Management Agreement. Any such Rate Management Agreement shall be provided by Administrative Agent (or an Affiliate of Administrative Agent) or a bank or other financial

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institution whose long-term debt rating is acceptable to Administrative Agent. Except in connection with a Secured Rate Management Agreement, the Property shall not be pledged or encumbered in any manner to secure any obligation under any Rate Management Agreement. Upon repayment in full of the Loan, the assignment of the Rate Management Agreement shall be released.

(b) Interest Rate Cap Agreement. Within ten (10) days after the Closing Date, Borrower shall, or shall cause Holdings Borrower to, enter into, make all payments required under, and satisfy all conditions precedent to the effectiveness of, an Interest Rate Cap Agreement that satisfies all of the following conditions (such Interest Rate Cap Agreement together with any extension or replacement thereof being referred to herein as the “Interest Rate Cap Agreement”):

(i) The Interest Rate Cap Agreement is with BMO Capital Markets or another bank or other financial institution approved in writing by Administrative Agent;

(ii) The Interest Rate Cap Agreement (x) has a term ending no earlier than the Maturity Date, (y) has a notional amount not less than 75% of the Loan Amount (when combined with the notional amount of any swap agreement entered into pursuant to Section 2.10(a)), and (z) shall have the effect of capping the LIBOR Rate at no greater than 3.0% per annum;

(iii) The Interest Rate Cap Agreement provides that the only obligation of Borrower thereunder is the making of a single payment upon the execution and delivery thereof;

(iv) Borrower’s interest in such Interest Rate Cap Agreement shall be collaterally assigned to Administrative Agent for the benefit of the Lenders pursuant to documentation reasonably satisfactory to Administrative Agent in form and substance, and the counterparty to such Interest Rate Cap Agreement has executed and delivered to Administrative Agent an acknowledgment of such assignment, which acknowledgment shall be reasonably satisfactory to Administrative Agent in form and substance; and

(v) In connection with each Interest Rate Cap Agreement entered into pursuant to this Section 2.10(b), Borrower shall use all commercially reasonable efforts to obtain and deliver to Administrative Agent an opinion of counsel from counsel for the counterparty (which counsel may be in-house counsel for the counterparty) which shall provide, in relevant part, that:

(A) the counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

(B) the execution and delivery of the Interest Rate Cap Agreement by the counterparty, and any other agreement which the counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(C) all consents, authorizations and approvals required for the execution and delivery by the counterparty of the Interest Rate Cap Agreement, and any other agreement which the counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full

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force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any Governmental Authority or regulatory body is required for such execution, delivery or performance; and

(D) the Interest Rate Cap Agreement, and any other agreement which the counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the counterparty and constitutes the legal, valid and binding obligation of the counterparty, enforceable against the counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c) Execution of Documents. Borrower shall promptly execute and deliver to the counterparty of the Interest Rate Cap Agreement such confirmations and agreements as may be requested by such counterparty in connection with such Interest Rate Cap Agreement.

(d) Downgrade of Counterparty. In the event of any downgrade, withdrawal or qualification of the rating of the issuer of the Interest Rate Cap Agreement or other Rate Management Agreement required hereunder, such that it ceases to qualify as an “Acceptable Counterparty”, Borrower shall, or shall cause Holdings Borrower to, within thirty (30) days following receipt of written notice from Administrative Agent of such downgrade, withdrawal or qualification either (i) replace the Interest Rate Cap Agreement or such other Rate Management Agreement with a replacement Interest Rate Cap Agreement or Rate Management Agreement from an Acceptable Counterparty (with terms identical to the Interest Rate Cap Agreement or Rate Management Agreement being replaced, or otherwise approved by Administrative Agent in its reasonable discretion), or (ii) provide a guaranty in form reasonably satisfactory to Administrative Agent from a guarantor who is an Eligible Counterparty. For purposes hereof, an “Acceptable Counterparty” is a bank or other financial institution which has (a) a long-term unsecured debt rating of “A-” or higher by S&P; and (b) a long-term unsecured debt, issuer or counterparty rating of not less than “A3” by Moody’s.

(e) No Other Rate Management Agreements. Neither Borrower nor Holdings Borrower shall enter into any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement pertaining to fluctuations in interest rates, or any swaps, caps or collar agreements or similar arrangements providing for protection against fluctuations in currency exchange rates, either generally or under specific contingencies, other than the Rate Management Agreements contemplated by this Section 2.10, and not for speculative purposes.

(f) Obligation to Pay Interest on the Loan. No Rate Management Agreement shall alter, impair, restrict, limit or modify in any respect the obligation of Borrower to pay interest on the Loan as and when the same becomes due and payable in accordance with the provisions of the Loan Documents.

(g) No Obligation of Administrative Agent or Lenders. Borrower agrees that Administrative Agent and Lenders shall not have any obligation, duty or responsibility to Borrower or any other Person by reason of, or in connection with, any Rate Management Agreement (including any duty to provide or arrange any Rate Management Agreement, to consent to any mortgage or pledge of the Property or any portion thereof as security for Borrower’s performance of its obligations under any Rate Management Agreement, or to provide any credit or financial support for the obligations of Borrower or any other Person thereunder or with respect thereto).

(h) Receipts from Rate Management Agreements. Borrower shall cause all payments made by the counterparty to any Rate Management Agreement to be deposited into the Central Account, to be applied in accordance with Article 8 of this Agreement.

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Section 2.11. Replacement of Guarantor. Borrower’s shall have the right to request a replacement of IPC with the Inland Fund as the “Guarantor” under the Guaranty and the Environmental Indemnity, which request shall be granted by Administrative Agent and Lenders subject to satisfaction of the following conditions: (i) no Default or Event of Default shall exist at the time of such request or the proposed effective date of such replacement, (ii) the Inland Fund shall satisfy the Guarantor Financial Covenants, as evidenced by a Compliance Certificate delivered to and approved by Administrative Agent, together with such additional supporting information requested by Administrative Agent to support such determination of compliance with the Guarantor Financial Covenants, and (iii) the Inland Fund, as Guarantor, shall execute and deliver to Administrative Agent for the benefit of the Lenders, the Replacement Third Party Agreements. Upon such replacement of IPC as Guarantor as set forth in this Section 2.11, Administrative Agent, on behalf of itself and the Lenders, shall execute and deliver to IPC a release in form reasonably acceptable to IPC and Administrative Agent, releasing IPC from all liabilities under the Guaranty and the Environmental Indemnity to the extent arising or accruing from and after the effective date of the Replacement Third Party Agreements executed and delivered by the Fund.

III. REPRESENTATIONS AND WARRANTIES

Section 3.1. Borrower Representations. Borrower hereby represents and warrants to Administrative Agent and the Lenders as follows:

3.1.1. Organization.

(a) Each Borrower is a limited liability company duly formed and validly existing in the State of Delaware and in good standing under the laws of the State, with requisite power and authority to (i) incur the Debt, and (ii) execute, deliver and perform this Agreement and the other Loan Documents to which it is a party. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

(b) The organizational chart attached as Schedule 3.1.1 hereto, relating to Borrower, Guarantor and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.

3.1.2. Validity of Loan Documents; Enforceability. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by Debtor Relief Laws, and by general principles of equity. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable.

3.1.3. No Conflicts. The execution and delivery of this Agreement and the other Loan Documents by Borrower and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower’s organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any Lien on any of Borrower’s assets or property (other than pursuant to the Loan Documents).

3.1.4. Litigation; Court Orders. No Borrower has received written notice of or knows of any action, suit, proceeding or investigation pending or, to Borrower’s knowledge, threatened in writing against Borrower or the Property in any court or by or before any other Governmental Authority which, if adversely determined, could result in a Material Adverse Change. Borrower is not in default with respect to any order

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or decree of any court or any order, regulation or demand of any Governmental Authority, which default could result in a Material Adverse Change.

3.1.5. Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement, any other Loan Document, or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.

3.1.6. Title. Borrower has (i) good, marketable and insurable fee simple title to the real property comprising part of the Property (other than the Ground Lease Property) owned by it as described in Schedule 8, (ii) good, marketable and insurable leasehold title, subject to the Ground Lease, to the Ground Lease Property as described in Schedule 8, and (iii) good title to the balance of the Property owned by it, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances. Borrower has all right, power and authority to transfer each item of Collateral upon which it purports to grant a Lien under the Security Instrument or any other Loan Document. The Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid first priority lien on the Property, subject only to Permitted Encumbrances, and (b) a perfected security interest in and to, and a perfected collateral assignment of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any Permitted Encumbrances. To Borrower’ s knowledge, there are no Liens or claims which have been filed for work, labor or materials affecting the Property which are or may be liens prior to, or equal or coordinate with, the lien of the Security Instrument. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Property. None of the Permitted Encumbrances, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the Security Instrument and this Agreement, materially and adversely affect the value of the Property, impair the use or operations of the Property or impair Borrower’s ability to pay its obligations in a timely manner.

3.1.7. No Plan Assets. As of the date hereof and throughout the term of the Loan (a) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Code, whether or not subject to Section 4975 of the Code, (b) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more plans described in the foregoing clause (a) within the meaning of Section 3(42) of ERISA, as modified by U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101 (the “Plan Assets Regulation”), and (c) transactions by or with Borrower are not and will not be subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans, as defined in Section 3(32) of ERISA.

3.1.8. Compliance. Borrower and the Property and the use thereof comply in all material respects with all applicable Laws, including, without limitation, building and zoning ordinances and codes and Prescribed Laws. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which could result in a Material Adverse Change. Borrower has not committed any act which may give any Governmental Authority the right to cause Borrower to forfeit the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. None of the Individual Properties, nor any Borrower, nor to Borrower’s knowledge, Manager or any Tenant, is in violation of any Healthcare Laws or the subject of any Healthcare Investigation.

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3.1.9. Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, balance sheets and net worth statements, that have been delivered to Administrative Agent in respect of the Property and Guarantor (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property or Guarantor, as applicable, as of the date of such reports, and (iii) have been prepared in accordance with the Accounting Rules throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long‑term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to result in a Material Adverse Change. Since the date of the financial statements, there has been no Material Adverse Change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.

3.1.10. Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

3.1.11. Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its current and intended uses. All public utilities necessary to the continued use and enjoyment of the Property as presently used and enjoyed are located either in the public right of way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the full utilization of the Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Property.

3.1.12. Separate Lots. The Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the Property.

3.1.13. Assessments. To Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

3.1.14. Employees. Borrower has no employees.

3.1.15. Assignment of Leases. The Assignment of Leases creates a valid assignment of, or a valid security interest in, Borrower’s rights under the Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Property. No Person other than Administrative Agent for the benefit of the Lenders has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

3.1.16. Licenses. To Borrower’s knowledge, all permits and approvals, including, without limitation, certificates of occupancy and any Healthcare Permits required by any Governmental Authority for the use, occupancy and operation of the Property in the manner in which the Property is currently being used, occupied and operated have been obtained and are in full force and effect.

3.1.17. Insurance. Borrower has obtained and has delivered to Administrative Agent original or certified copies of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under

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any of the Policies by Borrower, and to Borrower’s knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

3.1.18. Flood Zone. None of the Properties are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if any portion of the Property is, or will be, located within such area, Borrowers have obtained the insurance prescribed herein.

3.1.19. Physical Condition. Other than the Required Repairs described in Schedule 4.1.6, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exist no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

3.1.20. Hazardous Substances. Except as specifically set forth in the phase I environmental reports delivered to Administrative Agent prior to the Closing Date with respect to the Property: (a) the Property is in a clean and safe condition, and, except for materials used in the ordinary course of construction, maintenance and operation of the Property, is free of all Hazardous Substances and is in compliance with all applicable Laws; (b) neither Borrower nor, to the best knowledge of Borrower, any other Person, has ever caused or permitted any Hazardous Substance to be placed, held, located or disposed of on, under, at or in a manner to affect the Property, or any part thereof, and the Property has never been used (whether by Borrower or, to the best knowledge of Borrower, by any other Person) for any activities involving, directly or indirectly, the use, generation, treatment, storage, transportation, or disposal of any Hazardous Substance; (c) neither the Property nor Borrower is subject to any existing, pending, or, to Borrower’s knowledge, threatened investigation or inquiry by any Governmental Authority, and the Property is not subject to any remedial obligations under any applicable Laws pertaining to health or the environment; and (d) there are no underground tanks, vessels, or similar facilities for the storage, containment or accumulation of any Hazardous Substance of any sort on, under or affecting the Property.

3.1.21. Boundaries. All of the improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances affecting the Property encroach upon any of the improvements, so as to affect the value or marketability of the Property except those which are insured against by title insurance.

3.1.22. Leases. Borrower represents and warrants to Administrative Agent and Lenders with respect to the Leases that: (a) the rent roll for each Individual Property attached hereto as Schedule 3.1.22 is true, complete and correct and no Individual Property is subject to any Leases other than the Leases described in Schedule 3.1.22, (b) the Leases identified on Schedule 3.1.22 are in full force and effect and there are no defaults thereunder by either party, (c) true, correct and complete copies of all Leases, as amended, have been delivered to Administrative Agent, and there are no oral agreements with respect thereto, (d) no Rent (including security deposits) has been paid more than one (1) month in advance of its due date, (e) all work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant, and all leasing commissions owed by Borrower with respect to each Lease have been paid, (f) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant has already been received by such Tenant, and (g) all security deposits are being held in accordance with Laws.

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3.1.23. Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Laws in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Laws in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid or are being paid simultaneously herewith.

3.1.24. Single Purpose. Borrower is and shall at all times be a Special Purpose Entity. Borrower shall not directly or indirectly make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in Borrower not being a Special Purpose Entity. A Special Purpose Entity shall have the meaning set forth on Schedule 3.1.24 hereto.

3.1.25. Taxes and Assessments. All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the title insurance policy to be issued in connection with the Security Instrument. Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit. To Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or other similar matters affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

3.1.26. Solvency. Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. As of the date of this Agreement, Borrower is solvent after giving effect to all borrowings contemplated by the Loan Documents.

3.1.27. Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

3.1.28. Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, or Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

3.1.29. No Other Debt. Borrower has not borrowed or received debt financing (other than permitted pursuant to this Agreement) that has not been heretofore repaid in full.

3.1.30. Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.31. Full and Accurate Disclosure. To Borrower’s knowledge, no information contained in this Agreement, the other Loan Documents, or any written statement furnished by or on behalf of Borrower pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact or circumstance presently known to Borrower

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which has not been disclosed to Administrative Agent and which materially adversely affects, or is reasonably likely to materially adversely affect, the Property, Borrower or its business, operations or condition (financial or otherwise). The information included in the Beneficial Ownership Certification is true and correct in all respects.

3.1.32. Reserved.

3.1.33. Management Agreement. Borrower has delivered to Administrative Agent a true and correct copy of the Management Agreement. The Management Agreement is the only management agreement in existence with respect to the operation or management of the Property. No breach, default or event of default has occurred or is continuing under the Management Agreement, and no fact, circumstance, condition or event has occurred and is continuing which, with the giving of notice or passage of time or both, would constitute or result in a breach, default or event of default thereunder. The Management Agreement is in full force and effect and is valid and enforceable in all respects, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

3.1.34. Material Agreements. Borrower has delivered to Administrative Agent true and correct copies of all Material Agreements. None of the Material Agreements have been amended or modified except pursuant to a written agreement which has been delivered to Administrative Agent. To Borrower’s knowledge, no breach, default or event of default has occurred or is continuing under any Material Agreement, and no fact, circumstance, condition or event has occurred and is continuing which, with the giving of notice or passage of time or both, would constitute or result in a breach, default or event of default thereunder. Each Material Agreement is in full force and effect and is valid and enforceable in all respects, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally. Borrower is not a party to and neither it nor the Property is bound by any material agreement, document or instrument which is binding upon the Property other than the Loan Documents, the Leases listed on the Rent Roll, the Permitted Encumbrances, the Material Agreements, the Management Agreement, and such party’s organizational documents, true, correct and complete copies of which have been delivered to Administrative Agent.

3.1.35. Rate Management Agreements. Borrower has not entered into any Rate Management Agreement in connection with the Loan, except as permitted or required hereunder. On each date on which a Rate Management Agreement is entered into (a) Borrower will be deemed to represent to Administrative Agent and Lenders that Borrower is a Qualified ECP Borrower and (b) each guarantor, if any, of any of Borrower’s Swap Obligations that are included as part of the indebtedness and/or obligations the payment and/or performance of which are guaranteed by such guarantor is an “eligible contract participant,” as such term is defined in the Commodity Exchange Act. Except in connection with a Secured Rate Management Agreement, the Property shall not be pledged or encumbered in any manner to secure any obligation under any Rate Management Agreement.

3.1.36. Customer Identification – USA Patriot Act Notice; OFAC. Administrative Agent hereby notifies Borrower that pursuant to the requirements of the Patriot Act and Administrative Agent’s policies and practices, Administrative Agent is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Administrative Agent to identify Borrower in accordance with the Patriot Act. Borrower represents and covenants that it is not and will not become a person (individually, a “Prohibited Person”) listed on the OFAC List or otherwise subject to any other prohibitions or restriction imposed by any Prescribed Laws administered by OFAC (collectively the “OFAC Rules”). Borrower represents and covenants that it also (a) is not and will not become owned or controlled by a Prohibited Person, (b) is not acting and will not act for or on behalf of a Prohibited Person, (c) intentionally omitted,

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(d) is not providing and will not provide any material, financial or technological support for or financial or other service to or in support of acts of terrorism for a Prohibited Person. Borrower will not transfer any interest in Borrower to or enter into a Lease with a Prohibited Person. Borrower shall immediately notify Administrative Agent if Borrower has knowledge that Guarantor or any member or beneficial owner of Borrower or Guarantor is or becomes a Prohibited Person or is indicted on or arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower covenants to promptly notify the Administrative Agent of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of Borrower’s beneficial owners identified therein. Borrower will not enter into any Lease or any other transaction or undertake any activities related to the Loan in violation of the Anti-Money Laundering Laws. Borrower shall (A) not use or permit the use of any proceeds of the Loan in any way that will violate either the OFAC Rules or Anti-Money Laundering Laws, (B) comply and cause all of its subsidiaries to comply with applicable OFAC Rules and Anti-Money Laundering Laws, (C) provide information as Administrative Agent may require from time to time to permit Administrative Agent to satisfy its obligations under the OFAC Rules and/or the Anti-Money Laundering Laws, and (D) not engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the foregoing. Borrower shall immediately notify Administrative Agent after Borrower obtains actual knowledge that any Tenant is a Prohibited Person or (1) is convicted of, (2) pleads nolo contendere to, (3) is indicted on, or (4) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

3.1.37. Business Loan. The Loan is solely for business and/or investment purposes, and is not intended for personal, family, household or agricultural purposes. Borrower warrants that the proceeds of the Loan shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan.

3.1.38. Ground Lease. The Ground Lease is in full force and effect and has not been modified, amended or supplemented other than as disclosed to Administrative Agent, Ground Lease Tenant has the right and authority under the Ground Lease to execute the Security Instrument and to encumber its interest therein. No breach, default or event of default has occurred or is continuing on the part of Ground Lease Tenant or any other Person under the Ground Lease, and no fact, circumstance, condition or event has occurred and is continuing which, with the giving of notice or passage of time or both, would constitute or result in a breach, default or event of default thereunder.

Section 3.2. Survival of Representations. Borrower agrees that all of the representations and warranties set forth in Section 3.1 and elsewhere in this Agreement are true as of the date hereof and, except for matters which have been disclosed by Borrower and approved by Administrative Agent in writing, at all times thereafter. Notwithstanding the foregoing, any representation and warranty which is by its express terms made as of a specific date shall only be deemed made as of said date. All representations and warranties made in this Agreement or any other Loan Document or in any certificate or other document delivered to Administrative Agent and Lenders pursuant to or in connection with this Agreement shall be deemed to have been relied upon by Administrative Agent and Lenders notwithstanding any investigation heretofore or hereafter made by Administrative Agent and Lenders or on their behalf.

IV. BORROWER COVENANTS

Section 4.1. Borrower Affirmative Covenants. Borrower hereby covenants and agrees with Administrative Agent and the Lenders that:

4.1.1. Existence; Compliance With Laws. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits

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(including Healthcare Permits) and franchises and comply with all Laws applicable to it and the Property, including, without limitation, Prescribed Laws.

4.1.2. Real Estate Taxes and Other Charges. Borrower shall pay or cause to be paid all Real Estate Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable. Borrower shall furnish to Administrative Agent receipts for the payment of the Real Estate Taxes and the Other Charges prior to the date the same shall become delinquent. Borrower shall not permit or suffer and shall promptly discharge any lien or charge against the Property. After prior notice to Administrative Agent, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Real Estate Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Real Estate Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Real Estate Taxes or Other Charges from the Property; and (vi) Borrower shall deposit with Administrative Agent cash, or other security as may be approved in writing by Administrative Agent, in an amount equal to one hundred twenty‑five percent (125%) of the contested amount, to insure the payment of any such Real Estate Taxes or Other Charges, together with all interest and penalties thereon. Administrative Agent may pay over any such cash or other security held by Administrative Agent to the claimant entitled thereto at any time when, in the reasonable judgment of Administrative Agent, the entitlement of such claimant is established.

4.1.3. Escrow Accounts. Borrower shall, commencing upon the occurrence of any Cash Management Period, make insurance and tax escrow deposits in accordance with Article VI hereof. All payments deposited in the escrow account, and all interest accruing thereon, are pledged as additional collateral for the Loan.

4.1.4. Litigation. Borrower shall give prompt notice to Administrative Agent of any litigation or governmental proceedings pending or threatened against Borrower, which if adversely determined, could result in a Material Adverse Change.

4.1.5. Access to Property. Borrower shall permit agents, representatives and employees of Administrative Agent and Lenders to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice, subject to the rights of Tenants under Leases, provided, however, that Administrative Agent and Lenders shall use commercially reasonable efforts to minimize interference to the operations of Tenants at the Property.

4.1.6. Required Repairs. Each Borrower shall complete or cause the applicable Tenant to complete if the Tenant is responsible to do so under its Lease, each of the repair items described in Schedule 4.1.6 (the “Required Repairs”) with respect to the Individual Property owned by it (or with respect to the Ground Lease Property, leased by it), each to Administrative Agent’s reasonable satisfaction, within the time period for the applicable Required Repairs set forth in Schedule 4.1.6, provided that if any of such repair items cannot reasonably be completed within such time period and Borrower (or the applicable Tenant) is diligently working to complete the same, if requested in writing by Borrower, such completion period may be extended in Administrative Agent’s reasonable discretion. Without limiting the generality of the foregoing, Borrower shall complete (or cause the applicable Tenant to complete) the Required Repairs (i) free of any claim for mechanic’s, materialmens’, or any other liens (subject to Borrower’s right to contest such liens as set forth in this Agreement), and in accordance with all applicable Laws, and (ii) in

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all material respects in accordance with the plans and specifications for the Required Repairs approved by Administrative Agent, if any, which approval shall not be unreasonably withheld, conditioned or delayed.

4.1.7. Further Assurances. Borrower shall, at Borrower’s sole cost and expense, execute and deliver to Administrative Agent such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, or to correct any defect, error or omission in any Loan Document, as Administrative Agent may reasonably require, and do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Administrative Agent shall reasonably require from time to time.

4.1.8. Financial Reporting.

(a) Each Borrower and Guarantor shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with the Accounting Rules, reflecting the financial affairs of each Borrower and Guarantor, respectively. Administrative Agent shall have the right from time to time during normal business hours upon reasonable notice to Borrowers to examine such books and records at the office of Borrowers or other Person maintaining such books and records and to make such copies or extracts thereof as Administrative Agent shall desire.

(b) As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, Borrowers shall furnish, or cause Guarantor to furnish, to Administrative Agent the audited financial statements of Guarantor, including consolidating balance sheet and income statement schedules (without limitation of the foregoing, such consolidating balance sheet and income statement schedules shall at a minimum include the results of IPCAAF MOB Portfolio II, L.L.C.).

(c) As soon as available, and in any event no later than one hundred twenty (120) days after the end of each Fiscal Year, Borrowers shall furnish to Administrative Agent a copy of the balance sheet of each Borrower and Borrowers on a combined basis as of the last day of the Fiscal Year then ended, the statements of income of each Borrower and Borrowers on a combined basis for the Fiscal Year then ended, and the statements of cash flows of Borrowers on a combined basis for the Fiscal Year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous Fiscal Year, with such financial statements being certified by an officer of Borrower to the effect that the financial statements have been prepared in accordance with the Accounting Rules and present fairly in accordance with the Accounting Rules the financial condition of Borrowers as of the close of such Fiscal Year and the results of their operations and cash flows for the Fiscal Year then ended. Together with Borrower’s annual financial statements, Borrower shall furnish to Administrative Agent a Compliance Certificate in the form of Exhibit D.

(d) Borrower shall furnish to Administrative Agent on or before the forty-fifth (45th) day after the end of each fiscal quarter (based on Borrower’s Fiscal Year), the following items:

(i) quarterly and year‑to‑date statements of income and expense prepared for such quarter with respect to each Individual Property and collectively for the Properties, and a comparison of the budgeted income and expenses and the actual income and expenses for the quarter and year to date for each Individual Property and collectively for the Properties, if requested by Administrative Agent, together with a detailed explanation of any variances of more than five percent (5.0%) between budgeted and actual amounts for such period and year to date, and a balance sheet for such quarter for each Borrower and Borrowers on a combined basis (all such statements to be prepared in accordance with the Accounting Rules);

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(ii) a Compliance Certificate in the form of Exhibit D and otherwise satisfactory to Administrative Agent (including without limitation Borrowers’ calculation of the Debt Yield);

(iii) a current rent roll for each Individual Property (to the extent there is any change from the previously delivered rent roll); and

(iv) a current aged receivables report for each Individual Property.

(e) If requested by Administrative Agent, Borrower shall request from each tenant at the Property such tenant’s current financial statements and shall provide copies of any such financial statements promptly after receipt by Borrower. Borrower shall use commercially reasonable efforts to obtain such tenant financial statements if requested by Administrative Agent, provided that Borrower shall have no obligation to obtain such financial statements if delivery by the tenant is not required under the applicable Lease.

(f) Borrower shall submit an Annual Budget to Administrative Agent not later than thirty (30) days after the commencement of each Fiscal Year.

(g) Borrower shall cause Guarantor to furnish all financial information with respect to Guarantor required by Section 7 of the Guaranty.

(h) Borrower shall promptly notify Administrative Agent of any material written notice (which shall include any notice of default, regardless of materiality) received by Borrower from Manager or Ground Lease Lessor.

(i) Borrower shall furnish to Administrative Agent, within thirty (30) days after filing, signed copies of Borrower’s income tax returns (if applicable), and any requests for extensions thereto.

(j) Borrower shall furnish (or cause each Guarantor to furnish) to Administrative Agent, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), (x) such further detailed information with respect to the operation of each Individual Property and the financial affairs of each Borrower and Guarantor as may be reasonably requested by Administrative Agent, and (y) information and documentation reasonably requested by Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.

(k) If Borrower fails to timely furnish Administrative Agent with any of the financial information and reports set forth in this Section 4.1.8 within the required time periods, and such failure shall continue for five (5) Business Days after written notice from Administrative Agent, Administrative Agent shall have the right to hire a certified public accounting firm acceptable to Administrative Agent, to prepare such financial information and reports, on an audited basis. The costs and expenses of such accounting firm shall be paid by Borrower within five (5) Business Days after written demand from Administrative Agent, and, to the extent advanced by Administrative Agent and not reimbursed by Borrower prior to the end of such five (5) Business Day period, shall become, with interest thereon from the date advanced by Administrative Agent at the Default Rate, additional Debt of Borrower secured by the Loan Documents.

4.1.9. Title to the Property. Borrower will warrant and defend the validity and priority of the Liens of the Security Instrument and the Assignment of Leases on the Property against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.

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4.1.10. Estoppel Statements.

(a) Borrower shall within five (5) Business Days after request by Administrative Agent, furnish Administrative Agent with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Debt, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

(b) Borrower shall use commercially reasonable efforts to obtain from each Tenant and deliver to Administrative Agent, upon request, but not more than one time per calendar year except during the existence of an Event of Default or in connection with an assignment or participation pursuant to Article IX, an estoppel certificate from each Tenant under any Lease containing the required certifications set forth in the tenant Lease, provided that such certificate may be in the form required under such Lease

(c) Borrower shall use commercially reasonable efforts to obtain and deliver to Administrative Agent, upon request, but not more than once per calendar year except during the existence of an Event of Default or in connection with an assignment or participation pursuant to Article IX, estoppel certificates from each party under any REA, in form and substance reasonably satisfactory to Administrative Agent.

4.1.11. Leases.

(a) Borrower shall not enter into any ground lease of the Property other than the Ground Lease.

(b) The Ground Lease shall not be amended, terminated or assigned without the prior written consent of Administrative Agent (with respect to amendments only, such consent not to be unreasonably withheld, conditioned or delayed). Borrower shall observe and perform all of its covenants and obligations under the Ground Lease, subject to any applicable grace or cure periods, and shall enforce the terms of the Ground Lease against the Ground Lease Lessor in a commercially reasonable manner. Borrower will keep the Ground Lease in full force and effect during the term thereof and will promptly notify Administrative Agent of any default thereunder by the other party. Borrower shall promptly send to Administrative Agent copies of any and all written notices, communications or demands sent or received by either party under the Ground Lease and any proposed amendments.

(c) Without the prior written consent of Administrative Agent (not to be unreasonably withheld or delayed), Borrower and Borrower’s agents shall not (i) enter into any Lease, (ii) modify, renew or amend any Lease (or any guaranty of a Lease), (iii) terminate or surrender any Lease (or any guaranty of a Lease), (iv) consent to the sublease or assignment of any Lease if Borrower has the right to withhold consent to the same, or (v) accept any rental payment more than one (1) month in advance of its due date. Any new Lease or modification or amendment to any existing Lease at the Ground Lease Property shall satisfy any requirements of the Ground Lease.

(d) If requested by Administrative Agent, Borrower shall cause the Tenants under any new Lease to execute and deliver a Subordination, Non-Disturbance and Attornment Agreement in Administrative Agent’s form, contemporaneously with the execution of such Lease, with such commercially reasonable changes as may be reasonably acceptable to Administrative Agent.

(e) Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases; (ii) shall use commercially reasonable efforts to enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed; (iii) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan

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Documents); and (iv) shall hold all security deposits under all Leases in accordance with Laws. Borrower shall notify Administrative Agent promptly in writing in the event a Tenant commits a material default under a Lease, or delivers notice that Borrower is in default under such Lease.

(f) Borrower shall deliver, or cause Manager to deliver, to Administrative Agent a copy of (i) any Lease, and any amendment, modification, supplement or termination of any such Lease, executed by Borrower after the date hereof, (ii) a copy of any new Lease marked against the Lease form approved by Administrative Agent, and (iii) any consent to a sublease or assignment of a Lease executed by Borrower after the date hereof, within five (5) Business Days after the execution of such document, and in any event within one (1) Business Day after request from Administrative Agent.

(g) Notwithstanding Administrative Agent’s consent to the Ground Lease, such consent shall not have the effect of modifying or limiting in any respect the representations or covenants of Borrower set forth in the Loan Documents and in the event of any conflict between the provisions of the Ground Lease and the Loan Documents, the Loan Documents shall control as between Borrower, on the one hand, and Administrative Agent and the Lenders on the other.

4.1.12. Material Agreements. Borrower shall (a) promptly perform and/or observe all of the material covenants and agreements required to be performed and observed by it under each Material Agreement to which it is a party, and use commercially reasonable efforts to preserve and to keep unimpaired its rights thereunder, (b) promptly notify Administrative Agent in writing of the giving of any notice of any default by any party under any Material Agreement of which it is aware and (c) promptly enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the other party under each Material Agreement to which it is a party in a commercially reasonable manner.

4.1.13. Intentionally Omitted.

4.1.14. Furnishing Reports. Upon Administrative Agent’s request, Borrower shall provide Administrative Agent with copies of all written inspections, reports, test results and other similar information received by Borrower, which in any way relate to the Property or any part thereof.

4.1.15. Alterations. Without the prior written consent of Administrative Agent, (i) other than the Required Repairs and tenant improvements at the Cedar Park Property pursuant to a Cedar Park Replacement Lease, and tenant improvements at the Starling Physicians – Kensington Property and the Starling Physicians- Lake Street Property, Borrower shall not make any Material Alterations to the Property, and (ii) none of the buildings, structures or other improvements erected or located on the Property shall be removed, demolished or substantially or structurally altered in any material respect without the prior written consent of Administrative Agent, which shall not be unreasonably withheld, and if required by the terms of the Ground Lease, the prior written consent of Ground Lease Lessor.

4.1.16. Business and Operations. Borrower shall continue to engage in the businesses currently conducted by it as and to the extent the same are necessary for the ownership and leasing of the Property. Borrower shall qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership and leasing of the related Property. Borrower shall at all times cause the Properties to be maintained as medical office buildings.

4.1.17. Condition of Premises. Borrower shall keep and maintain, or shall cause to be kept and maintained, the Property in good order, condition and repair, reasonable wear and tear and destruction by casualty excepted, and shall make, as and when the same shall become necessary, all structural and non-structural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen, repairs and

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maintenance necessary or appropriate. Borrower shall not suffer or commit any physical waste upon the Property or any portion thereof. Borrower shall cause all repairs, maintenance, rebuilding, replacement or restoration to be (in the commercially reasonable opinion of Administrative Agent) of substantially equivalent quality. Borrower will not, without the prior written consent of Administrative Agent, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

4.1.18. Appraisals. Administrative Agent shall have the right to obtain a new or updated Appraisal of the Property from time to time. Borrower shall cooperate with Administrative Agent in this regard. Borrower shall pay the reasonable costs for any such Appraisal upon Administrative Agent’s request, provided that Borrower shall not be required to pay for more than one Appraisal for any particular Individual Property during the term of the Loan unless an Event of Default exists or if such Appraisal is otherwise required by another provision of this Agreement.

4.1.19. Bank Accounts. Borrower shall maintain all of its bank accounts with Deposit Bank.

4.1.20. Invalidity of Loan Documents. If any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms of the Loan Documents, ceases to be in full force and effect or is declared to be null and void by a court of competent jurisdiction, Administrative Agent shall have the option, by written notice of not less than thirty (30) days, to declare the Debt immediately due and payable.

4.1.21. Financial Covenants.

(a) Minimum Debt Yield. As of the last day of each calendar quarter, the Debt Yield shall be seven and one-half percent (7.50%) or greater, as evidenced by a Compliance Certificate delivered by Borrower and accepted by Administrative Agent. The foregoing covenant is referred to herein as the “Minimum Debt Yield Covenant”.

(b) Cure Rights. Borrower may, at its option, cure a breach of the Minimum Debt Yield Covenant under Section 4.1.21(a) as follows:

(i) If the Minimum Debt Yield Covenant is breached for any calendar quarter, then such breach will be an Event of Default unless Borrower exercises its cure rights set forth in this subsection (i), which cure rights shall only be available with respect to the earlier to occur of (x) four (4) consecutive breaches of the Minimum Debt Yield Covenant, and (y) five (5) breaches of the Minimum Debt Yield Covenant in the aggregate (which breaches may be for consecutive or non-consecutive quarters) (i.e., a breach of the Minimum Debt Yield Covenant for a fifth (5th) consecutive quarter, or for a sixth (6th) quarter (whether consecutive or non-consecutive) in the aggregate will not be curable under this subsection (i)). If the Minimum Debt Yield Covenant is breached for any calendar quarter, then in order to cure such breach, within ten (10) Business Days after the date the financial reports and Compliance Certificate required by Section 4.1.8(d) is due, Borrower shall either deposit cash with Administrative Agent or deliver to Administrative Agent a Qualified Letter of Credit, in each case as additional collateral for the Loan (as applicable, the “Covenant Deposit”), in such amount that, if applied to reduce the Principal Balance, would result in a Debt Yield of 7.50%, provided that (1) if the Covenant Deposit is in the form of a Qualified Letter of Credit, then the amount of the Qualified Letter of Credit will be re-sized quarterly to the amount that, if applied to reduce the Principal Balance, would result in a Debt Yield of 7.50%, and (2) with respect to the third, fourth and if applicable fifth breach of the Minimum Debt Yield Covenant, the Covenant Deposit shall be in an amount that, if applied to reduce the Principal Balance, would result in a Debt Yield of 8.25%. Administrative Agent will hold the Covenant

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Deposit as cash collateral, without interest. The Covenant Deposit will be applied to the Principal Balance or refunded to Borrower as hereinafter provided. In addition to the foregoing, in lieu of making the Covenant Deposit, on or before the date the Covenant Deposit would be due hereunder, Borrower may cure such breach of the Minimum Debt Yield Covenant by paying down the Principal Balance by an amount that would cause Borrower to be in compliance with such covenants (subject to the payment of any Prepayment Fee and other amounts due hereunder in connection with such prepayment).

(ii) If Borrower does not timely cure the Minimum Debt Yield Covenant by either making the Covenant Deposit (as provided in Section 4.1.21(b)(i)) or paying the amount permitted under Section 4.1.21(b)(i) to be applied to the Principal Balance, or if the Minimum Debt Yield Covenant is breached for any determination period for a fifth (5th) consecutive quarter or a sixth (6th) quarter in the aggregate (excluding in each case the effect of any Covenant Deposit in the determination of whether Borrower has satisfied the Minimum Debt Yield Covenant), then an Event of Default shall be deemed to have occurred and, as applicable, Administrative Agent may draw on the Qualified Letter of Credit and apply the proceeds thereof and any cash Covenant Deposit to the Debt in such order as Administrative Agent elects. If an Event of Default other than with respect to a breach of the Minimum Debt Yield Covenant occurs at any time, then Administrative Agent may draw on the Qualified Letter of Credit and apply the proceeds thereof and any cash Covenant Deposit to the Debt in such order as Administrative Agent elects. Without limiting any of the foregoing, in no event shall any Covenant Deposit or principal prepayment under Section 4.1.21(b) constitute a cure of any Default or the acceptance of a cure or a waiver by Administrative Agent of any Event of Default other than the failure to satisfy the Minimum Debt Yield Covenant as required in Section 4.1.21(a).

(iii) If the Covenant Deposit has not theretofore been applied to the Debt as a result of the occurrence of an Event of Default or application pursuant to subsection (ii) above, and the Minimum Debt Yield Covenant is complied with (without taking into account the Covenant Deposit in the determination of whether Borrower has satisfied the Minimum Debt Yield Covenant) for two (2) consecutive calendar quarter determination periods, the Covenant Deposit shall be returned to Borrower, provided that no Default or Event of Default then exists.

4.1.22. Post Closing Requirements. Borrowers shall complete each of the post-closing obligations and/or provide to Administrative Agent each of the documents, instruments, agreements and information listed on Schedule 4.1.22 attached hereto as required by such schedule.

Section 4.2. Borrower Negative Covenants. Borrower covenants and agrees with Administrative Agent and Lenders that:

4.2.1. Due on Sale and Encumbrance; Transfers of Interests. Without the prior written consent of Administrative Agent, Borrower shall not permit or suffer any Transfer to occur, other than a Permitted Transfer.

4.2.2. Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property except for Permitted Encumbrances, and Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in a Lien on the Property; provided, however, Borrower may contest the validity of such claims and demands so long as (i) no Event of Default exists, (ii) Borrower notifies Administrative Agent in writing that it intends to contest such claim or demand, (iii) Borrower provides Administrative Agent with an indemnity, bond or other security satisfactory to Administrative Agent assuring the discharge of Borrower’s obligations for such claims and demands, including interest and penalties, and (iv) Borrower is diligently contesting the same by

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appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the thirtieth (30th) day preceding the earlier to occur of the Maturity Date or the date on which the Property is scheduled to be sold for non‑payment. If Borrower shall fail promptly either (i) to discharge any such Lien, or (ii) cause such Lien to be insured or bonded over in the manner provided above, Administrative Agent may, at its election (but shall not be required to), procure the release and discharge of any such claim and any judgment or decree thereon and, further, may in its reasonable discretion effect any settlement or compromise of the same, or may furnish such security or indemnity to the issuer of the Title Insurance Policy, and any amounts so expended by Administrative Agent, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursement of the proceeds of the Loan hereunder. In settling, compromising or discharging any claims for lien, Administrative Agent shall not be required to inquire into the validity or amount of any such claim.

4.2.3. Material Changes. Borrower shall not (i) change its name, state of formation or its principal place of business from the address set forth on the first page of this Agreement without first giving Administrative Agent thirty (30) days’ prior notice, or (ii) permit or suffer a material amendment or modification of its organizational documents.

4.2.4. Additional Debt; Debt Cancellation. Borrower shall not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (a) the Debt, and (b) unsecured trade payables incurred in the ordinary course of business of owning and operating the applicable Individual Property in an amount that is normal and reasonable under the circumstances, provided that such debt, with respect to each Borrower, is in an amount that does not exceed, at any time, a maximum aggregate amount of two percent (2.0%) of the Allocated Loan Amount of the Individual Property owned (or with respect to the Ground Lease Property, leased) by such Borrower, and provided that such debt shall not be evidenced by a note and is paid when due (collectively, the “Permitted Indebtedness”). No other debt may be secured by the Property, whether senior, subordinate or pari passu. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

4.2.5. Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or Guarantor except in the ordinary course of business and on terms which are fully disclosed to Administrative Agent in writing in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

4.2.6. Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Administrative Agent.

4.2.7. No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

4.2.8. ERISA.

(a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Administrative Agent and Lenders of any of their rights

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under the Note, this Agreement or the other Loan Documents) to be a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(b) Borrower shall deliver to Administrative Agent such certifications or other evidence from time to time throughout the term of the Loan, as requested by Administrative Agent in its reasonable discretion, that (A) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to Title I of ERISA, or a “plan” within the meaning of Section 4975(e)(1) of the Code, whether or not subject to Section 4975 of the Code; (B) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans as defined in Section 3(32) of ERISA; and (C) one or more of the following circumstances is true:

(i) Equity interests in Borrower are publicly offered securities, within the meaning of the Plan Assets Regulation;

(ii) Direct or indirect investment in Borrower by “benefit plan investors” is not “significant” (each within the meaning of Section 3(42) of ERISA and the Plan Assets Regulation); or

(iii) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of the Plan Assets Regulation.

(c) Borrower further covenants and agrees to protect, defend, indemnify and hold Administrative Agent and each Lender harmless from and against all losses, costs, damages and expenses (including, without limitation, all reasonable attorneys’ fees, excise taxes, and costs of correcting any prohibited transaction or obtaining an appropriate exemption) that Administrative Agent or any Lender may incur as a result of Borrower’s breach of this Section. This covenant and indemnity shall survive the extinguishment of the lien of the Security Instrument by foreclosure or action in lieu thereof; furthermore, the foregoing indemnity shall supersede any limitations on Borrower’s liability under any of the Loan Documents.

4.2.9. Distributions. Other than in connection with a return of equity to investors occurring with respect to the advance of the Loan on the Closing Date, Borrower shall not pay any distributions, dividends or other payments or return any capital contributed or internally generated by the Property (collectively, “Distributions”) to any of its respective partners, members, owners or shareholders or any other Affiliate or make any distribution of assets, rights, options, obligations or securities to any of its respective partners, members, shareholders or owners or any other Affiliate, provided that Borrower may make Distributions of Monthly Excess Cash Flow if the following conditions are satisfied: (i) no Default or Event of Default exists and such Distribution will not cause a Default or Event of Default to occur, (ii) the Property shall have achieved a Debt Yield of 7.75% or greater for one (1) calendar quarter (which may be the calendar quarter ending September 30, 2021 or any calendar quarter thereafter), as evidenced by a Compliance Certificate delivered by Borrower and accepted by Administrative Agent, and (iii) no Cash Management Period exists.

4.2.10. Material Agreements. Borrower shall not, without Administrative Agent’s prior written consent: (a) enter into, surrender or terminate any Material Agreement to which it is a party (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable); or (b) modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any Material Agreement to which it is a party in any material respect.

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V. INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1. Insurance.

5.1.1. Insurance Policies.

(a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the coverages set forth in Schedule 5.1.1.

(b) All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or, in the singular, the “Policy”) and, to the extent not specified above, shall be subject to the approval of Administrative Agent as to deductibles, loss payees and insureds. Not less than ten (10) Business Days prior to the expiration dates of the Policies theretofore furnished to Administrative Agent, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Administrative Agent of payment of the premiums then due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Administrative Agent. At any time following the date the Policies are first made available to Borrower from the applicable insurance carrier(s), Borrower shall provide Administrative Agent with insurance carrier certified copies of each of such Policies within ten (10) days of Administrative Agent’s written request therefor.

(c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.1.1(a).

(d) If at any time Administrative Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Administrative Agent shall have the right, without notice to Borrower, to take such action as Administrative Agent deems necessary to protect its interest in the Property, Administrative Agent may purchase insurance at Borrower’s expense to protect Administrative Agent’s interests in the Property and to maintain the insurance required by this Agreement. This insurance may, but need not, protect Borrower’s interests. The coverage purchased by Administrative Agent may not pay any claim made by Borrower or any claim that is made against Borrower in connection with the Property or any required insurance policy. Administrative Agent will cancel any insurance purchased by Administrative Agent, but only after Borrower provides Administrative Agent with evidence that Borrower has obtained insurance as required by this Agreement. If Administrative Agent purchases insurance for the Property or insurance otherwise required by this Agreement, Borrower will be responsible for the costs of that insurance, including interest and other charges imposed by Administrative Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be paid by Borrower to Administrative Agent within five (5) days after written notice requesting payment thereof, and until paid shall be secured by the Security Instrument, shall bear interest at the Default Rate and shall be added to the Debt. The cost of the insurance may be more than the cost of insurance Borrower is able to obtain on its own.

(e) In the event of foreclosure of the Security Instrument or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Administrative Agent or other transferee in the event of such other transfer of title.

5.1.2. Insurance Company. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and having a rating of “A-:VII” or better as established by A.M. Best’s Rating Guide.

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Section 5.2. Casualty and Condemnation.

5.2.1. Property.

(a) If all or any part of the Property is damaged or destroyed by fire or other casualty, Borrower shall give immediate written notice to Administrative Agent and notify and make a claim to the insurance carrier. With respect to any such property loss for which Borrower has an insurance claim that exceeds fifteen percent (15%) of the Allocated Loan Amount of the applicable Individual Property, Borrower hereby authorizes and empowers Administrative Agent, at Administrative Agent’s option and reasonable discretion as attorney-in-fact for Borrower, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Administrative Agent’s actual expenses incurred in the collection of such proceeds; provided, however, that the foregoing authorization and empowerment of Administrative Agent to act as attorney-in-fact for Borrower shall not become effective until the occurrence and during the continuance of a Default or until such time as Borrower fails to diligently pursue the collection of such insurance proceeds in Administrative Agent’s reasonable opinion. The foregoing appointment is irrevocable, coupled with an interest, and continuing so long as the Commitments or Debt remain outstanding, and such rights, powers and privileges shall be exclusive to Administrative Agent.

(b) As sole loss payee on all policies of property insurance, Administrative Agent shall receive all insurance proceeds from any property loss, and shall hold the same in an interest-bearing account pending disposition in accordance with this Section. Borrower authorizes Administrative Agent to deduct from such insurance proceeds received by Administrative Agent all of Administrative Agent’s actual costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection with the collection thereof (the remainder of such insurance proceeds being referred to herein as “Net Property Proceeds”).

(c) Administrative Agent shall cause the Net Property Proceeds from any property loss affecting any Individual Property to be disbursed for the cost of reconstruction of the Individual Property if all of the following conditions are satisfied within ninety (90) days after the applicable property loss: (i) Borrower satisfies Administrative Agent that the estimated cost of repairs and reconstruction shall not exceed fifteen percent (15%) of the Allocated Loan Amount of the applicable Individual Property; (ii) no Tenant shall have the right to terminate its Lease as a result of such property loss, or such right shall have been waived in writing, (iii) Borrower satisfies Administrative Agent that the reconstruction can be completed within a reasonable period of time after such property loss (but in no event later than thirty (30) days prior to the Maturity Date) and that after giving effect to such reconstruction the applicable Individual Property will be restored to its condition and with the same permitted legal use as immediately prior to the property loss; (iv) Borrower satisfies Administrative Agent that the Net Property Proceeds are sufficient to pay all costs of reconstruction, and if insufficient, Borrower deposits with Administrative Agent additional funds to make up such insufficiency; (v) Borrower delivers to Administrative Agent all plans and specifications and construction contracts for the work of reconstruction and such plans and specifications and construction contracts are in form and content reasonably acceptable to Administrative Agent and with a contractor acceptable to Administrative Agent; and (vi) Administrative Agent receives an updated Appraisal (x) which shows an LTV Ratio with respect to the applicable Individual Property (based on such property’s Allocated Loan Amount) of no more than 65% and (y) which projects stabilized Net Operating Income (based on the updated Appraisal with respect to the affected Individual Property and based on the most recent Appraisals obtained by Administrative Agent with respect to the other Properties) at a level that will result in a Debt Yield (as calculated by Administrative Agent) of not less than 8.5%, in each case after giving effect to the completion of the reconstruction. The disbursement of Net Property Proceeds pursuant to this clause (c) shall be in accordance with Administrative Agent’s customary disbursement procedures and shall not be available during the existence of an Event of Default. Any Net Property

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Proceeds not required to reconstruct the Property shall, at Administrative Agent’s election, either be applied to the payment of the Debt (in which case such prepayment will not be subject to payment of any Prepayment Fee) or be delivered to Borrower after the delivery to Administrative Agent of final lien waivers for the work of reconstruction or expiration of the lien period for the work of reconstruction. During the existent of an Event of Default or in the event Borrower is unable to satisfy the conditions set forth in sub-clauses (i) through (vi) hereof by the required date, Administrative Agent, shall have the right (but not the obligation) to apply all Net Property Proceeds held by it to the payment of the Debt (in which case such prepayment will not be subject to payment of any Prepayment Fee).Borrower shall have the obligation to promptly and diligently complete the work of reconstruction necessitated by any property loss and restore the Property to the equivalent of its condition immediately prior to such property loss provided that the applicable Net Property Proceeds are made available to Borrower for such purpose.

(d) Notwithstanding anything to the contrary in this Section 5.2.1, if the San Antonio Specialty Surgery Center Property is damaged or destroyed by fire or other casualty, and at such time Borrower is not permitted to repair or rebuild such Property for the same permitted use in effect as of the Closing Date pursuant to applicable Law, then (i) the Net Property Proceeds will not be made available to Borrower until the applicable zoning code is changed to permit the use of such Property as in effect on the Closing Date, and if the zoning code is not changed to permit such use within ninety (90) days of the occurrence of the applicable casualty (provided that if Borrower has commenced and is diligently pursuing a change to the zoning code, Administrative Agent in its reasonable discretion may extend such period by up to an additional ninety (90) days), then Borrower shall pay to Administrative Agent for application to the Debt (or Administrative Agent shall apply to the Debt if it is holding the Net Property Proceeds), on or before such ninetieth (90th) day after the applicable casualty (or upon the expiration of such longer period reasonably approved by Administrative Agent as set forth above), the greater of (i) the Net Property Proceeds received from the property loss, and (ii) the Allocated Loan Amount applicable to the San Antonio Specialty Surgery Center Property (less the amount of the Net Property Proceeds applied to the Debt by Administrative Agent, if applicable).

5.2.2. Condemnation. Immediately upon receiving written notice of the institution or threatened institution of any proceeding for the condemnation of any Individual Property or any part thereof, Borrower shall notify Administrative Agent. Borrower shall then file or defend its rights thereunder and prosecute the same with due diligence to its final disposition; provided, however, that Borrower shall not enter into any settlement of such proceeding without the prior approval of Administrative Agent. Administrative Agent shall be entitled, at its option, to appear in any such proceeding in its own name, and upon the occurrence and during the continuation of an Event of Default or if Borrower fails to diligently prosecute such proceeding, (a) Administrative Agent shall be entitled, at its option, to appear in and prosecute any such proceeding or to make any compromise or settlement in connection with such condemnation on behalf of Borrower, and (b) Borrower hereby irrevocably constitutes and appoints Administrative Agent as its attorney-in-fact, and such appointment is coupled with an interest, to commence, appear in and prosecute such action or proceeding or to make such compromise or settlement in connection with any such condemnation on its behalf. The foregoing appointment is irrevocable and continuing so long as the Commitments or Debt remain outstanding, and such rights, powers and privileges shall be exclusive to Administrative Agent, its successors and assigns. If an Individual Property or any part thereof is taken or materially diminished in value in connection with such condemnation, or if a consent settlement is entered, by or under threat of such proceeding, the award or settlement payable to Borrower by virtue of its interest in the Individual Property, shall be, and by these presents is, assigned, transferred and set over unto Administrative Agent for the benefit of the Lenders. Any such award or settlement shall be first applied to reimburse Administrative Agent for all actual costs and expenses, including reasonable attorneys’ fees, incurred in connection with the collection of such award or settlement. The balance of such award or settlement (the “Net Condemnation Proceeds”) shall be paid to Administrative Agent for application in the manner set forth in Section 5.2.1 as if such award or settlement constituted insurance proceeds from a

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property loss; provided, however, that Administrative Agent shall have no obligation to make Net Condemnation Proceeds available for construction or reconstruction of the Individual Property unless Administrative Agent has determined that the applicable Individual Property as so constructed or reconstructed after giving effect to the condemnation would have a value that is no less than its value would have been had there been no such condemnation. Borrower shall have the obligation to promptly and diligently complete the work of reconstruction necessitated by any condemnation and restore the applicable Individual Property to the equivalent of its condition immediately prior to such condemnation provided that the applicable Net Condemnation Proceeds are made available to Borrower for such purpose.

VI. RESERVE FUNDS

Section 6.1. Tax Funds.

6.1.1. Deposits of Tax Funds. Except with respect to Real Estate Taxes that are paid by any Tenant directly to the applicable taxing authority pursuant to such Tenant’s Lease (provided that such Lease is in full force and effect and no monetary or material non-monetary default beyond applicable notice and cure periods exists under such Lease), Borrower shall deposit with Administrative Agent in a reserve (the “Tax Reserve”) an amount equal to one‑twelfth of the Real Estate Taxes that Administrative Agent estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Real Estate Taxes at least ten (10) days prior to their respective due dates. Amounts deposited pursuant to this Section 6.1.1 are referred to herein as the “Tax Funds.” If at any time Administrative Agent reasonably determines that the Tax Funds will not be sufficient to pay the Real Estate Taxes, Administrative Agent shall notify Borrower of such determination and the monthly deposits for Real Estate Taxes shall be increased by the amount that Administrative Agent reasonably estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Real Estate Taxes; provided that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Real Estate Taxes are due, Borrower will deposit such amount within one (1) Business Day after its receipt of such notice.

Notwithstanding the foregoing, without waiving any of Borrower’s obligations under the Loan Documents to pay Real Estate Taxes, Administrative Agent agrees to defer its right under this Agreement and the other Loan Documents to require monthly deposits of Tax Funds with Administrative Agent unless (a) Borrower fails to pay all Real Estate Taxes due with respect to the Property prior to the due date thereof without the addition of interest, fees or penalty, and to provide Administrative Agent with evidence reasonably satisfactory to Administrative Agent thereof, or (b) a Cash Management Period exists, and until any such Cash Management Period ceases to exist, then in addition to Administrative Agent’s other remedies under applicable law and under the Loan Documents, Borrower shall immediately commence making monthly deposits of Tax Funds with Administrative Agent in an amount determined by Administrative Agent in accordance with this Section 6.1.1 for such purpose.

6.1.2. Release of Tax Funds. Administrative Agent shall have the right to apply the Tax Funds to payments of Real Estate Taxes. In making any payment relating to Real Estate Taxes, Administrative Agent may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Real Estate Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Real Estate Taxes, Administrative Agent shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax Funds. Any Tax Funds remaining after the Debt has been paid in full shall be returned to Borrower.

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Section 6.2. Insurance Funds.

6.2.1. Deposits of Insurance Funds. On each Monthly Payment Date, Borrower shall deposit with Administrative Agent in a reserve (the “Insurance Reserve”) an amount equal to one‑twelfth of the Insurance Premiums that Administrative Agent estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies. Amounts deposited pursuant to this Section 6.2.1 are referred to herein as the “Insurance Funds.” If at any time Administrative Agent reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Administrative Agent shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Administrative Agent reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies.

Notwithstanding the foregoing, without waiving any of Borrower’s obligations under the Loan Documents to maintain the insurance coverage required pursuant to Section 5.1.1 and pay the related Insurance Premiums, Administrative Agent agrees to defer its right under this Agreement and the other Loan Documents to require monthly deposits of Insurance Funds with Administrative Agent unless (a) Borrower fails (or fails to cause Tenant) to pay all Insurance Premiums due with respect to the Property on or prior to the due date thereof without the addition of interest, fees or penalty, and to provide Administrative Agent with evidence reasonably satisfactory to Administrative Agent thereof, or (b) a Cash Management Period exists, and until any such Cash Management Period ceases to exist, then in addition to Administrative Agent’s other remedies under applicable law and under the Loan Documents, Borrower shall immediately commence making monthly deposits of Insurance Funds with Administrative Agent in an amount determined by Administrative Agent in accordance with this Section 6.2.1 for such purpose.

6.2.2. Release of Insurance Funds. Administrative Agent shall have the right to apply the Insurance Funds to payment of Insurance Premiums. In making any payment relating to Insurance Premiums, Administrative Agent may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Administrative Agent shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Insurance Funds. Any Insurance Funds remaining after the Debt has been paid in full shall be returned to Borrower.

Section 6.3. Leasing Reserve. On the Closing Date, Borrower shall deposit in a reserve with Administrative Agent the amount of $1,200,000.00 (the “Leasing Reserve”). So long as no Event of Default exists, the funds contained in the Leasing Reserve shall be utilized to pay for or reimburse Borrower solely for Approved Leasing Costs incurred under any Cedar Park Replacement Lease. Administrative Agent shall pay for or reimburse Borrower from the Leasing Reserve for the actual Approved Leasing Costs incurred pursuant to a Cedar Park Replacement Lease upon Borrower’s providing Administrative Agent with paid receipts, lien waivers, a copy of the Cedar Park Replacement Lease, a copy of the brokerage agreement detailing any commission to be paid and/or the construction budget (detailing the estimated costs and the nature of the tenant improvements), as applicable, and other documentation deemed reasonably necessary by Administrative Agent, with minimum draws of $25,000.00 until the final draw, which draws shall occur no more frequently than once per month.

If Borrower enters into the Cedar Park Replacement Lease, all Approved Leasing Costs incurred under such Lease have been paid in full, the tenant under the Cedar Park Replacement Lease has accepted the leased premises and commenced paying rent under the Cedar Park Replacement Lease (after expiration of any free rent periods), and Administrative Agent has received and approved reasonable evidence of all

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of the foregoing, then so long as no Default, Event of Default or Cash Management Period exists, any funds then remaining in the Leasing Reserve shall be disbursed to Borrower.

Section 6.4. Application of Reserve Funds. During the existence of an Event of Default, Administrative Agent, at its option, may withdraw funds from the reserves and escrows established pursuant to this Article VI (the “Reserve Funds”) and apply the Reserve Funds to the items for which the Reserve Funds were established or to payment of the Debt in such order, proportion and priority as Administrative Agent may determine in its sole discretion. Administrative Agent’s right to withdraw and apply the Reserve Funds shall be in addition to all other rights and remedies provided to Administrative Agent under the Loan Documents. Notwithstanding anything to the contrary herein, in no event shall Administrative Agent be obligated to disburse funds from a Reserve Fund if an Event of Default exists.

Section 6.5. Security Interest in Reserve Funds.

6.5.1. Grant of Security Interest. Borrower shall be the owner of the Reserve Funds. Borrower hereby pledges, assigns and grants a security interest to Administrative Agent, as security for payment of the Debt and the performance of all other terms, conditions and covenants of the Loan Documents on Borrower’s part to be paid and performed, in all of Borrower’s right, title and interest in and to the Reserve Funds. The Reserve Funds shall be under the sole dominion and control of Administrative Agent.

6.5.2. Income Taxes. Borrower shall report on its federal, state and local income tax returns, if applicable, all interest or income accrued, if any, on the Reserve Funds. The Reserve Funds may be commingled with the general funds of Administrative Agent and shall not constitute trust funds.

6.5.3. Prohibition Against Further Encumbrance. Borrower shall not, without the prior consent of Administrative Agent, further pledge, assign or grant any security interest in the Reserve Funds or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC‑1 Financing Statements, except those naming Administrative Agent as the secured party, to be filed with respect thereto.

VII. MANAGEMENT AGREEMENT

Section 7.1. The Management Arrangement. Borrower shall cause Manager to manage the Property in accordance with the Management Agreement. Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed, (ii) promptly notify Administrative Agent of any notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Borrower to be performed and observed, and (iii) promptly deliver to Administrative Agent a copy of each business plan received by it under the Management Agreement. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting Administrative Agent’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the Management Agreement, Administrative Agent shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed.

Section 7.2. Prohibition Against Termination or Modification. Borrower shall not surrender, terminate, cancel, modify, renew or extend the Management Agreement, or enter into any other agreement relating to the management or operation of the Property with Manager or any other Person, or consent to the assignment by the Manager of its interest under the Management Agreement, in each case

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without the express consent of Administrative Agent, which consent shall not be unreasonably withheld. If at any time Administrative Agent consents to the appointment of a new Manager, such new Manager and Borrower shall, as a condition of Administrative Agent’s consent, execute a subordination of the Management Agreement in the form then used by Administrative Agent.

Section 7.3. Replacement of Manager. Administrative Agent shall have the right to require Borrower to replace the Manager with a Person, which is not an Affiliate of Borrower, chosen by Borrower and reasonably approved by Administrative Agent in accordance with the provisions of Section 7.2 above, upon the occurrence of any one or more of the following events: (i) at any time during the existence of an Event of Default, (ii) if Manager shall be in default under the Management Agreement beyond any applicable notice and cure period, (iii) any “for cause” reason for termination of the Management Agreement pursuant to the terms thereof, including, without limitation, gross negligence, fraud, or willful misconduct, or (iv) the Manager becoming insolvent or a debtor in any bankruptcy or insolvency proceeding. Borrower’s failure to appoint an acceptable replacement manager within thirty (30) days after Administrative Agent’s request of Borrower to terminate the Management Agreement shall constitute an immediate Event of Default hereunder.

VIII. CASH MANAGEMENT

Section 8.1. Cash Management Arrangements. Borrower shall at all times cause all Rents to be transmitted directly by tenants of the Property into an Eligible Account (the “Central Account”) established and maintained by Holdings Borrower and reasonably approved by Administrative Agent, at Deposit Bank, as more fully described in the Deposit Account Control Agreement. Without in any way limiting the foregoing, if Borrower or Manager receive any Rents, then (i) such amounts shall be deemed to be collateral for the Loan and shall be held in trust for the benefit, and as the property, of Administrative Agent, (ii) such amounts shall not be commingled with any other funds or property of Borrower or Manager, and (iii) Borrower or Manager shall deposit such amounts into the Central Account within two (2) Business Days of receipt. Funds deposited into the Central Account shall be swept by the Deposit Bank on a daily basis into Borrower’s operating account at the Deposit Bank, unless a Cash Management Period is continuing, in which event such funds shall be swept on a daily basis into an Eligible Account at the Deposit Bank controlled by Administrative Agent (the “Deposit Account”) and applied and disbursed in accordance with this Agreement. Funds in the Deposit Account shall be invested at Administrative Agent’s discretion only in Permitted Investments. Administrative Agent will also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as “Subaccounts”). At all times, Administrative Agent may, in its discretion, elect to maintain the deposits and reserves required under this Agreement in an Eligible Account at a bank or other depository selected by Administrative Agent other than the Deposit Bank in which case, all references to the Deposit Account and any Subaccounts hereunder shall be deemed to include such Eligible Account and the subaccounts of any such Eligible Account and all funds in such Eligible Account shall be invested at Administrative Agent’s discretion only in Permitted Investments. The Central Account, Deposit Account and any Subaccount will be under the sole dominion and control of Administrative Agent, and except as set forth in the Deposit Account Control Agreement, Borrower shall have no right of withdrawal therefrom. Borrower shall pay for all expenses of opening and maintaining all of the above accounts.

Section 8.2. Security Deposits. Borrower shall keep and hold all security deposits under Leases in accordance with applicable Legal Requirements and at a separately designated account under Borrower’s control at the Deposit Bank so that the security deposits shall not be commingled with any other funds of Borrower (such account, the “Security Deposit Account”). After the occurrence of an Event of Default, Borrower shall, upon Administrative Agent’s request, if permitted by applicable Legal Requirements, turn over to Administrative Agent the security deposits (and any interest theretofore earned

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thereon) under Leases, to be held by Administrative Agent in a Subaccount (the “Security Deposit Subaccount”) subject to the terms of the Leases. Security deposits held in the Security Deposit Subaccount will either be released by Administrative Agent within ten (10) Business Days after the delivery by Borrower to Administrative Agent of a request therefor together with such evidence as Administrative Agent may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease, or may be applied as Rent pursuant to the rights of Borrower under the applicable Lease. Any letter of credit or other instrument that Borrower receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (i) be maintained in full force and effect in its full amount unless replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any Legal Requirements, name Administrative Agent as payee or mortgagee thereunder (or at Administrative Agent’s option, be fully assignable to Administrative Agent).

Section 8.3. Cash Collateral Subaccount. If a Cash Management Period shall have commenced, then on the immediately succeeding Monthly Payment Date and on each Monthly Payment Date thereafter during the continuance of such Cash Management Period, all Available Cash shall be paid to Administrative Agent, which amounts shall be transferred by Administrative Agent into a Subaccount (the “Cash Collateral Subaccount”) as cash collateral for the Debt. Any funds in the Cash Collateral Account and not previously disbursed or applied shall be disbursed to Borrower upon the termination of such Cash Management Period. Administrative Agent on behalf of the Lenders shall have the right, but not the obligation, in its sole and absolute discretion, at any time after a Cash Management Period has existed for four consecutive calendar quarter testing periods, or during the continuance of an Event of Default, to apply all sums then on deposit in the Cash Collateral Subaccount to the Debt, in such order and in such manner as Administrative Agent shall elect in its sole and absolute discretion.

Section 8.4. Grant of Security Interest; Application of Funds. As security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Administrative Agent for the benefit of the Lenders, and grants to Administrative Agent for the benefit of the Lenders a security interest in all of Borrower’s right, title and interest in and to all Rents and in and to all payments to or monies held in the Central Account, the Deposit Account, and all Subaccounts created pursuant to this Agreement (collectively, the “Cash Management Accounts”). Borrower hereby grants to Administrative Agent a continuing security interest in, and agrees to hold in trust for the benefit of Administrative Agent, all Rents in its possession prior to the (i) payment of such Rents to Administrative Agent or (ii) deposit of such Rents into the Central Account. Borrower shall not, without obtaining the prior written consent of Administrative Agent, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements to be filed with respect thereto, except those naming Administrative Agent as the secured party. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. During the existence of an Event of Default, Administrative Agent may apply any sums in any Cash Management Account to the Debt in any order and in any manner as Administrative Agent shall elect in Administrative Agent’s sole and absolute discretion without seeking the appointment of a receiver and without adversely affecting the rights of Administrative Agent to foreclose the Lien of the Security Instrument or exercise its other rights under the Loan Documents. Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Administrative Agent. Provided no Event of Default is continuing, all interest which accrues on the funds in any Cash Management Account shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of the Debt, all remaining funds in the Cash Management Accounts, if any, shall be promptly disbursed to Borrower.

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Section 8.5. Property Cash Flow Allocation.

(a) During any Cash Management Period, all Rents deposited into the Deposit Account during the immediately preceding calendar month shall be applied on each Monthly Payment Date in the following order of priority:

(i) First, to make payment into the Tax Reserve pursuant to Section 6.1.1, and into the Insurance Reserve pursuant to Section 6.2.1;

(ii) Second, to pay the monthly portion of the fees charged by the Deposit Bank, as applicable;

(iii) Third, to Administrative Agent to pay the interest on the Loan due on such Monthly Payment Date (plus, if applicable, interest at the Default Rate and all other amounts, other than those described under other clauses of this Section 8.5(a), then due to Administrative Agent or Lenders under the Loan Documents);

(iv) Fourth, funds in an amount equal to the Monthly Operating Expense Budgeted Amount shall be disbursed to Borrower (or to an account designated by Borrower at the Deposit Bank); and

(v) Lastly, to make payments in an amount equal to all Available Cash on such Monthly Payment Date into the Cash Collateral Subaccount in accordance with Section 8.3 hereof.

(b) The failure of Borrower to make all of the payments required under clauses (i) through (iii) of Section 8.5(a) above in full on each Monthly Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default.

(c) Notwithstanding anything to the contrary contained in this Section 8.5, during the existence of an Event of Default, Administrative Agent may apply all Rents deposited into the Deposit Account and other proceeds of repayment to the Debt in such order and in such manner as Administrative Agent shall elect in its sole and absolute discretion.

Section 8.6. Lease Termination Payments. Borrower shall pay to Administrative Agent for transfer into a Subaccount (the “Rollover Reserve Subaccount”) all Lease Termination Payments received by Borrower. Funds in the Rollover Reserve Subaccount shall be applied, at Administrative Agent’s election, towards either (a) subject to the rights of Borrower under the applicable Lease, rent arrearages under such Lease (or to cure any other tenant default under such Lease), (b) debt service shortfalls that may arise as a result of a termination of such Lease (and Borrower hereby authorizes Administrative Agent to disburse to the Lenders any such amounts without any request therefor by Borrower) or (c) funding any Tenant Costs approved by Administrative Agent which are anticipated to occur in connection with the re-tenanting of the space under the Lease that was the subject of such termination; provided, however if (i) the space under the applicable terminated Lease has been re-tenanted and all Tenant Costs incurred and relating thereto have been paid in full (with applicable paid invoices and lien waivers delivered to Administrative Agent), and (ii) the balance of funds in the Rollover Reserve Subaccount relating to such terminated Lease are not needed to pay debt service shortfalls that may arise as a result of the termination of such Lease, as reasonably determined by Administrative Agent, then provided that no Default or Event of Default exists, if requested in writing by Borrower, Administrative Agent shall pay the balance in the Rollover Reserve Subaccount relating to such terminated Lease to Borrower.

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IX. SALE OF LOAN

Section 9.1. Participants.

(a) Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the portion of the Loan made and/or Commitments held by such Lender at any time and from time to time to one or more other Persons; provided that no such participation shall relieve any Lender of any of its obligations under this Agreement, and, provided, further that no such participant shall have any rights under this Agreement except as provided in this Section, and the Administrative Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the Lender granting such participation shall retain the sole right and responsibility to enforce the obligations of Borrower under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Lender will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of Section 2.3.8 and Section 2.3.6 (subject to the requirements and limitations therein, including the requirements under subsections (e), (f) and (g) of Section 2.3.6 (it being understood that the documentation required under subsections (e), (f) and (g) of Section 2.3.6 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.2; provided that such Participant (A) agrees to be subject to the provisions of Section 2.5 as if it were an assignee under Section 9.2; and (B) shall not be entitled to receive any greater payment under Section 2.3.8 or Section 2.3.6, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation.

(b) Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under any Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 9.2. Assignments.

(a) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the portion of the Loan at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the portion of the Loan at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (a)(i)(A) of

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this Section, the aggregate amount of the Commitment or, if the applicable Commitment is not then in effect, the principal outstanding balance of the portion of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Effective Date” is specified in the Assignment and Acceptance, as of the Effective Date) shall not be less than Five Million Dollars ($5,000,000), unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents.No consent shall be required for any assignment except to the extent required by Section 9.2(a)(i)(B) and, in addition:

(A) the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Loan to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv) Assignment and Acceptance.The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Borrower or Parent. No such assignment shall be made to Borrower or any of its Affiliates or subsidiaries.

(vi) No Assignment to Natural Persons.No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 9.2(b), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 12.13 and Section 12.27 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.1.

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(b) Register. The Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in Chicago, Illinois, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c) Pledge of Security Interest. Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement and the other Loan Documents to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

(d) Offsets, Counterclaims and Defenses. Any assignee of any Lender’s interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 9.3. Disclosure. Administrative Agent and Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to Section 9.1 or Section 9.2, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Borrower, Guarantor or any of their respective entity Affiliates and not any individual Affiliates except as required for such assignee to conduct its customary “Know Your Customer” requirements or to any aspect of the Loan that has been furnished to Administrative Agent and Lenders by or on behalf of Borrower, Guarantor or any of their respective Affiliates. Prior to releasing any information, relating to the Loan to bank trade publications, Administrative Agent or any Lender, shall obtain the prior written approval of Borrower, which shall not be unreasonably withheld provided such information to consist of deal terms and other information customarily found in such publications.

Section 9.4. Cooperation. In connection with any such sale, assignment, transfer or participation of the Loan or any portion thereof pursuant to Section 9.1 or Section 9.2 (each such transaction, a “Syndication”), Borrower shall use all reasonable efforts and cooperate, and cause Guarantor to cooperate, fully and in good faith with any Lender and otherwise assist any Lender in consummating any such Syndication, including without limitation (a) providing and causing its advisors to provide Administrative Agent and any Lender upon request all information reasonably deemed necessary by Administrative Agent or such Lender to complete the Syndication, and to prepare an offering memorandum to be used in connection with the initial Syndication, and (b) executing and delivering such amendments to the Loan Documents as may be reasonably requested by Administrative Agent to effect a Syndication, provided that, except as otherwise agreed to by Borrower, no such amendment shall (1) result in any material economic change in the transaction, (2) result in any additional personal liability of Guarantor or any other Person, or (3) materially lessen the rights or materially increase the obligations or liabilities of

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Borrower provided in the Loan Documents as of the date hereof.Provided that no Event of Default exists, Borrower shall not be responsible for payment of any of Administrative Agent’s or any Lender’s costs relating to a Syndication.

X. DEFAULTS

Section 10.1. Events of Default. Each of the following events shall constitute an event of default hereunder (each, an “Event of Default”):

(a) Payment. (A) any monthly installment of interest due under the Note is not paid within five (5) days of the date when due, (B) the payment of any principal is not paid when due, (C) any other portion of the Debt is not paid within five (5) days of the date when due, or (D) if any of the Real Estate Taxes or Other Charges are not paid when due, in each case whether on the scheduled due date or upon acceleration, maturity or otherwise.

(b) Insurance. Any of the Policies required under the Loan Documents lapses or ceases to be in full force and effect, or Borrower fails to deliver or cause to be delivered certificates of insurance or certified copies of such Policies within the time periods required by Section 5.1.1(b).

(c) Breach of Representation or Warranty. Any representation or warranty made by Borrower or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Administrative Agent shall have been false or misleading in any material respect as of the date the representation or warranty was made.

(d) Voluntary Bankruptcy; Appointment of Receiver, etc. (1) Any Borrower or Guarantor commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law, or takes any action in furtherance of any of the foregoing, or (2) any Borrower or Guarantor seeks or consents to the appointment of a receiver, trustee, custodian, liquidator or other officer having similar powers, for all or a substantial part of the Property or any portion thereof, or any portion of any of its other property; or (3) any Borrower or Guarantor makes a general assignment for the benefit of creditors, or takes any action in furtherance thereof; or (4) any Borrower or Guarantor admits in writing in any legal proceeding its inability to pay, or fails to pay, its debts generally as they become due.

(e) Involuntary Bankruptcy; Appointment of Receiver, etc. (1) A court enters a decree or order for relief with respect to any Borrower or Guarantor in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the occurrence of any of the following events: (i) an involuntary case is commenced against any Borrower or Guarantor under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (ii) a decree or order of a court for the appointment of a receiver, trustee, custodian, liquidator, or other officer having similar powers over any Borrower or Guarantor or over all or a substantial part of the Property or any portion thereof, or any portion of any of its other property, is entered, and any Borrower or Guarantor either (x) admits, acquiesces in or fails to timely and diligently contest the allegations thereof, or (y) fails to have the case, petition, proceeding or other action dismissed or discharged within ninety (90) days of the commencement thereof.

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(f) Breach of Certain Provisions.

(i) Any Borrower breaches or permits or suffers a breach of Section 2.10 (Interest Rate Protection Agreement), Section 4.1.21(a) (Financial Covenant) (subject to the cure rights in Section 4.1.21(b)), 4.2.1 (Transfers), 4.2.2 (Liens), 4.2.3 (Material Changes), or 4.2.8 (ERISA);

(ii) Any Borrower breaches any representation, warranty or covenant contained in Section 3.1.24 (Single Purpose Entity);

(iii) Any Borrower fails to comply with the financial reporting requirements of Section 4.1.8 and such failure continues for ten (10) Business Days after notice from Administrative Agent; or

(iv) Any Borrower fails to perform its obligations under Section 9.4 and such failure continues for five (5) Business Days after notice to Borrower from Administrative Agent.

(g) Prescribed Laws. Any Borrower or Guarantor violates or otherwise fails to comply with any Prescribed Laws.

(h) Default Under Other Loan Documents; Rate Management Agreement. There shall be a default by any Borrower or Guarantor under any term, covenant or provision of any other Loan Document beyond any applicable cure periods contained in such Loan Document, including, without limitation, nonpayment by any Borrower of any Rate Management Obligation when due or the breach by any Borrower of any term, provision or condition contained in any Rate Management Agreement (after the expiration of any applicable notice and cure period set forth in such Rate Management Agreement).

(i) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms of the Loan Documents, ceases to be in full force and effect or is declared to be null and void by a court of competent jurisdiction, or any Borrower or Guarantor denies that it has any further liability under any Loan Document to which it is party, or gives notice to such effect.

(j) Change in Control. A change in Control of any Borrower shall occur.

(k) Material Adverse Change. The occurrence of a Material Adverse Change.

(l) Judgments and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving (1) an amount in any individual case in excess of $100,000, or (2) an amount in the aggregate at any time in excess of $250,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against any Borrower or Guarantor and remains undischarged, unvacated, unbonded, uninsured or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

(m) Injunction. Any Borrower is enjoined, restrained or in any way prevented by any court order from constructing or operating any Individual Property and such injunction, restraint or other event is not cured within sixty (60) days.

(n) Death, etc. The death, judicial determination of incapacitation, incompetency or analogous judicial determination, dissolution, cessation of existence or felony criminal conviction of any Borrower or Guarantor.

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(o) Guarantor. Guarantor ceases to be in compliance with the Guarantor Financial Covenants or Guarantor fails to comply with the financial reporting requirements in the Guaranty and such failure continues for ten (10) Business Days after notice from Administrative Agent.

(p) Other Defaults. Any Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in this Section 10.1, for ten (10) days after notice to such Borrower from Administrative Agent, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Administrative Agent in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure, but cannot reasonably be cured within such thirty (30) day period and provided further that such Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for such Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.

(q) Ground Lease Default. (i) The Ground Lease is terminated by either party or assigned by Ground Lease Tenant, unless such termination, or assignment is approved in writing in advance by the Required Lenders, or (ii) a default by Ground Lease Tenant occurs under the Ground Lease which default is not cured prior to the expiration of any applicable notice and cure period, or (iii) a default by the Ground Lease Lessor occurs under the Ground Lease which default is not cured prior to the expiration of any applicable notice and cure period and such default is likely to result in a Material Adverse Change, or (iv) any of the terms, covenants or conditions of the Ground Lease shall be modified, changed, supplemented, altered, or amended without Required Lenders’ prior written consent.

Section 10.2. Remedies.

10.2.1. When any Event of Default (other than those described in clauses (d) or (e) of Section 10.1 with respect to Borrower) has occurred and is continuing, the Administrative Agent may and at the direction of the Required Lenders shall, exercise any of the following rights and remedies: (a) terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) declare the principal of and the accrued interest on the Loan to be forthwith due and payable and thereupon the Loan, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind, (c) use, set-off and apply against the Debt, to the extent thereof and as permitted by applicable Law, all deposits, funds, letters of credit or other assets in which Administrative Agent has been granted a security interest pursuant to any Loan Document, or (d) any other rights and remedies afforded by this Agreement, any other Loan Document, or at law or in equity. The Administrative Agent, after giving notice to Borrower pursuant to Section 10.1 or this Section 10.2.1, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

10.2.2. When any Event of Default described in clauses (d) or (e) of Section 10.1 with respect to Borrower has occurred and is continuing, then the Loan shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, and the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

10.2.3. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Administrative Agent against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or available to Administrative Agent at law or in equity may be exercised by Administrative Agent at any time and from

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time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Administrative Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Administrative Agent is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Administrative Agent shall remain in full force and effect until Administrative Agent has exhausted all of its remedies against the Property and the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

Section 10.3. Right to Cure Defaults. Administrative Agent may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrower hereunder in such manner and to such extent as Administrative Agent may deem necessary. Administrative Agent is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debt and shall be due and payable to Administrative Agent upon demand. All such costs and expenses incurred by Administrative Agent in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred until the date of payment to Administrative Agent. All such costs and expenses incurred by Administrative Agent together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Administrative Agent under the Loan Documents and shall be immediately due and payable upon demand by Administrative Agent therefor.

Without limitation of the foregoing, Borrower hereby appoints Administrative Agent as Borrower’s lawful attorney in fact with full power of substitution if Administrative Agent so elects, which power of attorney is irrevocable and coupled with an interest, to do any of the following in Borrower’s name upon the occurrence of an Event of Default: (i) take possession of the Property and do anything which is necessary or appropriate in its sole judgment to fulfill the obligations of Borrower under this Agreement and the other Loan Documents, including either the right to avail itself of and procure performance of existing contracts or let any contracts with the same contractors or others, (ii) use un-advanced Loan funds or fund which may be reserved, escrowed or set aside for any purposes hereunder at any time, (iii) pay, settle or compromise all existing bills and claims, which may be liens or security interests, or to avoid such bills and claims becoming liens against the Property, (iv) prosecute and defend all actions or proceedings in connection with the Improvements or Property, and (v) take any actions required under a Rate Management Agreement.

Section 10.4. Remedies Cumulative. The rights, powers and remedies of Administrative Agent under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Administrative Agent may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Administrative Agent’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Administrative Agent may determine in Administrative Agent’s sole discretion to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Administrative Agent permitted by law or as set forth herein or in any other Loan Document. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not

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be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

XI. THE ADMINISTRATIVE AGENT

Section 11.1. Appointment and Authorization of Administrative Agent. Each Lender hereby appoints BMO Harris Bank N.A. as the Administrative Agent under the Loan Documents and hereby authorizes the Administrative Agent to (a) take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (b) exercise all other powers of Lenders as are not made subject to the consent of the Required Lenders or all of the Lenders pursuant to Section 12.4. The Lenders expressly agree that the Administrative Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders except as expressly set forth herein.

Section 11.2. Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Borrower or any Affiliate of Borrower as if it were not the Administrative Agent under the Loan Documents. The term “Lender” as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender (if applicable).

Section 11.3. Action by Administrative Agent. If the Administrative Agent receives from Borrower a written notice of an Event of Default, the Administrative Agent shall promptly give each of the Lenders written notice thereof. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Section 10.2.1. Upon the occurrence of an Event of Default, the Administrative Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from exercising any right or remedy hereunder or under the Loan Documents as Administrative Agent deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or Borrower. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Debt.

Section 11.4. Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any

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action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 11.5. Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Loan Advance; (ii) the performance or observance of any of the covenants or agreements of Borrower contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in Schedule 2.1, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectability hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document or of any Collateral; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys in fact and shall not be answerable to the Lenders, Borrower, or any other Person for the default or misconduct of any such agents or attorneys in fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any certificate or other document or instrument received by it under the Loan Documents. The Administrative Agent may treat the payee of any Obligation as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender acknowledges that it has independently and without reliance on the Administrative Agent or any other Lender, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to Borrower in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of Borrower and the Administrative Agent shall have no liability to any Lender with respect thereto.

Section 11.6. Indemnity. The Lenders shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents, and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The obligations of the Lenders under this Section shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise) but shall not be entitled to offset against amounts owed to the Administrative Agent by any Lender arising outside of this Agreement and the other Loan Documents.

Section 11.7. Resignation of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and Borrower. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been

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so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which may be any Lender hereunder or any commercial bank, or an Affiliate of a commercial bank, having an office in the United States of America and having a combined capital and surplus of at least $200,000,000. Any such successor Administrative Agent appointed by the resigning Administrative Agent shall serve only until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Loan Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent resigns and no successor is appointed, the rights and obligations of such Administrative Agent shall be automatically assumed by the Required Lenders, and (i) Borrower shall be directed to make all payments due each Lender hereunder directly to such Lender, and (ii) the Administrative Agent’s rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear.

Section 11.8. Hedging Liability Arrangements. By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 9.2, as the case may be, any Affiliate of such Lender with whom Borrower has entered into an agreement creating Rate Management Obligations shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral and the Guaranty as more fully set forth in Section 2.3.4. Without limiting the generality of the foregoing, (i) each such Lender Affiliate shall, for the avoidance of doubt, be deemed to have agreed to the provisions of Section 11.12 and (ii) no such Lender Affiliate shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral). In connection with any such distribution of payments and collections, or any request for the release of the Guaranty and the Administrative Agent’s Liens in connection with the termination of the Commitments and the payment in full of the Debt, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Rate Management Obligations unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution or payment or release of Guaranty and Liens.

Section 11.9. Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

Section 11.10. Releases; Acquisition and Transfer of Collateral.

(a) The Administrative Agent is hereby irrevocably authorized by each of the Lenders to (i) release any Lien covering any Collateral that is sold, transferred, or otherwise disposed of in accordance with the terms and conditions of this Agreement and the relevant Collateral Documents, (ii) reduce or limit the amount of the indebtedness secured by any particular item of Collateral to an amount not less than the

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estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar tax, (iii) release Liens on the Collateral following termination or expiration of the Commitments and payment in full in cash of the Debt and, if then due, Swap Obligations, or (iv) after foreclosure or other acquisition of title, to sell the Collateral (A) for a purchase price equal to or greater than the Debt (or with respect to any Individual Property, the Allocated Loan Amount of such Individual Property), or (B) if approved by the Required Lenders.

(b) If all or any portion of the Collateral is acquired by foreclosure or by deed in lieu of foreclosure, Administrative Agent shall take title to the Collateral in its name or by an Affiliate of Administrative Agent, but for the benefit of all Lenders in their Percentages on the date of the foreclosure sale or recordation of the deed in lieu of foreclosure (the “Acquisition Date”). Administrative Agent and all Lenders hereby expressly waive and relinquish any right of partition with respect to any Collateral so acquired. After any Collateral is acquired, Administrative Agent shall appoint and retain one or more persons (individually and collectively, the “Property Manager”) experienced in the management, leasing, sale and/or disposition of similar properties. After consulting with the Property Manager, Administrative Agent shall prepare a written plan for completion of construction (if required), operation, management, improvement, maintenance, repair, sale and disposition of the Collateral and a budget for the aforesaid, which may include a reasonable management fee payable to Administrative Agent (the “Business Plan”). Administrative Agent will deliver the Business Plan not later than the sixtieth (60th) day after the Acquisition Date to each Lender with a written request for approval of the Business Plan. If the Business Plan is approved by the Required Lenders, Administrative Agent and the Property Manager shall adhere to the Business Plan until a different Business Plan is approved by the Required Lenders. Administrative Agent may propose an amendment to the Business Plan as it deems appropriate, which shall also be subject to Required Lender approval. If the Business Plan (as may be amended) proposed by Administrative Agent is not approved by the Required Lenders, or if sixty (60) days have elapsed following the Acquisition Date without a Business Plan being proposed by Administrative Agent, any Lender may propose an alternative Business Plan, which Administrative Agent shall submit to all Lenders for their approval. If an alternative Business Plan is approved by the Required Lenders, Administrative Agent may appoint one of the approving Lenders to implement the alternative Business Plan. Notwithstanding any other provision of this Agreement, unless in violation of an approved Business Plan or otherwise in an emergency situation, Administrative Agent shall, subject to clause (a) of this Section 11.10, have the right but not the obligation to take any action in connection with the Collateral (including those with respect to property taxes, insurance premiums, completion of construction, operation, management, improvement, maintenance, repair, sale and disposition), or any portion thereof. Upon demand therefor from time to time, each Lender will contribute its Percentage (based on each Lender’s Percentage on the Acquisition Date) of all reasonable costs and expenses incurred by Administrative Agent pursuant to the Business Plan in connection with the construction, operation, management, maintenance, leasing and sale of the Property.

(c) Administrative Agent shall deliver or cause to be delivered by the managing agent, to each of the Lenders, monthly, an income and expense statement for the Property, and each of the Lenders shall promptly contribute its Percentage (based on each Lender’s Percentage on the Acquisition Date) of any operating loss for the Property, and such other expenses and operating reserves as Administrative Agent shall deem reasonably necessary pursuant to the Business Plan. To the extent there is net operating income from the Property, Administrative Agent shall, pursuant to the Business Plan, determine the amount and timing of distributions to the Lenders, if any. All such distributions shall be made to the Lenders in proportion to their respective Commitments as of the Acquisition Date.Lenders acknowledge that if title to the Property is obtained by Administrative Agent or its nominee, or an entity co-owned by the Lenders, the Property will not be held as a permanent investment but will be disposed of as soon as practicable and within a time period consistent with any regulations applicable to national banks for owning real estate.

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(d) Upon request by Administrative Agent or Borrower at any time, Lenders will confirm in writing Administrative Agent’s authority to sell, transfer or release any such liens of particular types or items of Collateral pursuant to this Section 11.10; provided, however, that (i) Administrative Agent shall not be required to execute any document necessary to evidence such release, transfer or sale on terms that, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the transfer, release or sale without recourse, representation or warranty, and (ii) such transfer, release or sale shall not in any manner discharge, affect or impair the obligations of Borrower other than those expressly being released.

Section 11.11. Authorization to Enter into, and Enforcement of, the Collateral Documents. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to execute and deliver the Collateral Documents on behalf of each of the Lenders and their Affiliates and to take such action and exercise such powers under the Collateral Documents as the Administrative Agent considers appropriate, provided the Administrative Agent shall not amend the Collateral Documents unless such amendment is agreed to in writing by the Required Lenders. Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by the Administrative Agent. Except as otherwise specifically provided for herein, no Lender (or its Affiliates), other than the Administrative Agent, shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents; it being understood and intended that no one or more of the Lenders (or their Affiliates) shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Administrative Agent (or any security trustee therefor) under the Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents for the benefit of the Lenders and their Affiliates.

Section 11.12. Recovery of Erroneous Payments. Notwithstanding anything to the contrary in this Agreement, if at any time Administrative Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Lender or any counterparty to a Rate Management Agreement, whether or not in respect of any portion of the Debt or Rate Management Obligations due and owing by Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender and each counterparty to a Rate Management Agreement receiving the benefits of any Loan Document irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Lender and counterparty to a Rate Management Agreement that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section 11.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments, the repayment, satisfaction or discharge of the Debt (or any portion thereof) under any Loan Document and/or the repayment, satisfaction or discharge of any Rate Management Obligation (or any portion thereof).

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XII. MISCELLANEOUS

Section 12.1. Successors and Assigns. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Administrative Agent and Lenders. Borrower may not assign or otherwise transfer any of its rights or obligations under any Loan Document, and any such assignment shall be void.

Section 12.2. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws (and not the law of conflicts) of the State of Illinois.

Section 12.3. Jurisdiction, Venue and Consent of Process.

(a) Consent to Jurisdiction. Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any United States federal or Illinois state court sitting in Chicago, Illinois, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Illinois State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Administrative Agent and Lenders may otherwise have to bring any action or proceeding relating to this Agreement against Borrower or its properties in the courts of any jurisdiction.

(b) Consent and Waiver of Objection to Venue. Borrower hereby irrevocably and unconditionally agrees that the exclusive venue for any action or proceeding arising out of or relating to this Agreement shall be in any United States federal or Illinois state court sitting in Chicago, Illinois, and any appellate court from any thereof. Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 12.3(b). Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Nothing contained in this Section 12.3(b) shall bar, prevent, or prejudice Administrative Agent and Lenders from commencing and maintaining any action or proceeding arising out of or relating to this Agreement in any other court or venue as applicable law may permit or require.

(c) Service of Process. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 12.6 OF THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN DEEMED RECEIVED.

Section 12.4. Amendments. Subject to Section 2.2.6, (a) any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (1) Borrower, (2) the Required Lenders or the Administrative Agent with the consent of the Required Lenders, and (3) if the rights or duties of the Administrative Agent are affected thereby, the Administration Agent; provided that, notwithstanding anything to the contrary in this Agreement, the approval or consent of all of the Lenders shall be required for any amendment or waiver of any of the terms or conditions of the Note, this Agreement or any of the other Loan Documents which would:

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(i) extend the time for any payments of interest or principal, including the Maturity Date (beyond any extension permitted herein);

(ii) waive or forgive the requirement to pay any installment of interest or principal on the Loan;

(iii) reduce the rate of interest payable by Borrower pursuant to this Agreement;

(iv) release any material portion of the Collateral granted under the Loan Documents except as required hereunder or thereunder;

(v) release any Borrower, Guarantor or any other guarantor from any of their material obligations with respect to the Loan (subject to Section 2.8, Section 2.9 and Section 2.11); and

(vi) modify any of the provisions of this Section 12.4, the definition of “Required Lenders”, or any other provision in the Loan Documents specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder.

In addition, no amendment, waiver or consent shall extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of a Default or Event of Default shall not constitute an extension or increase of any Lender’s Commitment).

(b) Notwithstanding anything to the contrary in Section 12.4(a), Administrative Agent and Lenders shall be entitled to amend (whether pursuant to a separate intercreditor agreement or otherwise) any of the terms, conditions or agreements set forth in Article XI or as to any other matter in the Loan Documents respecting the required number of Lenders to approve or disapprove any matter or to take or refrain from taking any action, without the consent of Borrower or any other Person or the execution by Borrower or any other Person of any such amendment or intercreditor agreement.

Section 12.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Administrative Agent in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Administrative Agent shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Administrative Agent shall have the right to waive or reduce any time periods that Administrative Agent is entitled to under the Loan Documents in its sole and absolute discretion. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 12.6. Notices.

(a) Notices Generally. Except as provided in paragraph (b), below, all notices and other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing and sent by hand delivery, registered or certified mail, postage prepaid, return receipt requested, or by nationally recognized overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the

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provisions of this Section. Any Notice shall be deemed to have been received: (a) if hand delivered, when delivered, (b) three (3) days after the date such Notice is mailed, or (c) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Administrative Agent: BMO Harris Bank N.A.

115 S. LaSalle Street, 19W

Chicago, Illinois 60603
Attention: Dayle Rains

with a copy to: BMO Harris Bank N.A.

115 S. LaSalle Street, 19W

Chicago, Illinois 60603

Attention: Portfolio Manager/

Inland MOB Portfolio

with a copy to: Polsinelli
150 N. Riverside Plaza, Suite 3000
Chicago, Illinois 60606
Attention: Douglas L. Noren, Esq.

If to Borrower: IPCAAF MOB Portfolio II, L.L.C.

c/o Inland Private Capital Corporation

2901 Butterfield Road

Oak Brook, Illinois 6023

Attention: Asset Management Department

with a copy to: The Inland Real Estate Group, LLC/

Law Department

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: General Counsel

If to a Lender: to its address (or e-mail address) set forth in its Administrative Questionnaire.

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail, FpML, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

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(c) Platform.The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on the Platform. The Platform (as defined below) is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Affiliates (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform.

(d) Certain Defined Terms. As used in this Section 12.6, the following terms have the following meanings:

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.

Section 12.7. Trial by Jury. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 12.8. Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 12.9. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and to that end, the provisions of this Agreement are declared to be severable.

Section 12.10. Preferences. Lenders shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lenders, which payment or proceeds

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or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lenders.

Section 12.11. Waiver of Notice. Borrower hereby expressly waives the right to receive any notice from Administrative Agent or Lenders with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Administrative Agent or Lenders to Borrower.

Section 12.12. Expenses. Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by Administrative Agent and its Affiliates, including appraisal fees, environmental report fees, inspection fees, closing costs, construction consultant charges, title and escrow charges, the cost of SyndTrak, Intralinks or a similar electronic workspace, and the reasonable fees, charges and disbursements of counsel for Administrative Agent, in connection with the preparation, execution and administration of this Agreement and the other Loan Documents, or any extensions, amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) during the existence of an Event of Default, in connection with the syndication of the Loan, and (iii) all out-of-pocket expenses incurred by Administrative Agent, including the fees, charges and disbursements of any counsel for Administrative Agent, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loan made hereunder, including all such out-of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan.

Section 12.13. Indemnity. Borrower shall indemnify, defend and hold harmless Administrative Agent, each Lender and each of their respective Affiliates, and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, agents and advisors (each, an “Indemnified Party”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for an Indemnified Party), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the “Indemnified Liabilities”) in any manner, relating to or arising out of, in connection with or as a result of: (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or under any other Loan Document, or the consummation of the Loan transaction or any other transactions contemplated hereby or under any other Loan Document, (ii) the Loan or the use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Party is a party thereto; provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that such Indemnified Liabilities arose from the gross negligence or willful misconduct of such Indemnified Party, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable within five (5) days after demand therefor and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid. The obligations and liabilities of Borrower under this Section 12.13 shall survive the term of the Loan and the exercise by Administrative Agent of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

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Section 12.14. Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 12.15. No Joint Venture or Partnership; No Third-Party Beneficiaries; Waiver of Consequential Damages.

12.15.1. Borrower, Administrative Agent and Lenders intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, joint tenancy or fiduciary relationship between Borrower, Administrative Agent and any Lender or to grant Administrative Agent or any Lender any interest in the Property other than that of mortgagee, beneficiary or lender. Without limiting the generality of the foregoing:

(a) Administrative Agent and Lenders do not undertake or assume any responsibility or duty to Borrower or any third party to select, review, inspect, supervise, pass judgment upon or inform Borrower of any matter in connection with the Property, and Lenders owe no duty of care to protect Borrower, any Guarantor, Tenant or third party against negligent, faulty, inadequate or defective building or construction.

12.15.2. This Agreement and the other Loan Documents are solely for the benefit of Administrative Agent and Lenders and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Administrative Agent and Lenders any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Administrative Agent and Lenders to make the Loan hereunder are imposed solely and exclusively for the benefit of Administrative Agent and Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Administrative Agent or Lenders will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions. No payment of funds directly to a contractor or subcontractor or provider of services shall be deemed to create any third party beneficiary status or recognition of same by Administrative Agent or Lenders.

12.15.3. To the fullest extent permitted by applicable law, Borrower agrees not to assert, and hereby waives, in any legal action or other proceeding, any claim against Administrative Agent or any Lender, on any theory of liability, for special, indirect, consequential, special, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof.

Section 12.16. Publicity. All news releases, publicity or advertising by Borrower, Administrative Agent, Lenders or their respective Affiliates through any media intended to reach the general public which refers to the Loan Documents or the Loan, Administrative Agent or any Lender, or a Loan purchaser, shall be subject to the prior approval of Administrative Agent and Borrower.

Section 12.17. Waiver of Offsets/Defenses/Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Administrative Agent or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Administrative Agent or any Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

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Section 12.18. Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Administrative Agent, any Lender or any parent, subsidiary or Affiliate of Administrative Agent or any Lender. Administrative Agent shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any Lender or any parent, subsidiary or Affiliate of Administrative Agent or any Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Administrative Agent’s exercise of any such rights or remedies. Borrower acknowledges that Administrative Agent and Lenders engage in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 12.19. Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement, other than Newmark Knight & Frank, which shall be paid by Borrower pursuant to a separate agreement. Borrower shall indemnify, defend and hold Administrative Agent and each Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s reasonable attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Administrative Agent or any Lender in connection with the transactions contemplated herein. The provisions of this Section 12.19 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 12.20. Recourse. Borrower shall be fully liable, on a recourse basis, to Administrative Agent and Lenders for repayment of all amounts due hereunder and under the Loan Documents. Notwithstanding anything to the contrary herein or in any other Loan Document (other than pursuant to the Guaranty and Environmental Indemnity), no constituent partner, member or owner of a direct or indirect interest in Borrower shall have any personal liability for the Debt under this Agreement and/or the other Loan Documents (other than pursuant to the Guaranty and Environmental Indemnity), and Administrative Agent and Lenders expressly waives and releases all right to assert any personal liability for the Debt under the Loan Documents against any constituent partners or members of Borrower and any owner of a direct or indirect interest in Borrower (other than pursuant to the Guaranty and Environmental Indemnity).

Section 12.21. Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

Section 12.22. Joint and Several Liability. If more than one Person has executed this Agreement as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

Section 12.23. Time is of the Essence. Time is of the essence under this Agreement.

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Section 12.24. Set‑Off; Sharing of Set-Off.

(a) In addition to any rights and remedies of Lender provided by this Agreement and by law, each Lender shall have the right, upon the occurrence of an Event of Default, with the prior written consent of Administrative Agent, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, to set‑off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any Affiliate thereof to or for the credit or the account of Borrower. Each Lender agrees promptly to notify Borrower after any such set‑off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set‑off and application.

(b) Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set off or application of deposit balances or otherwise, on the Loan in excess of its ratable share of payments on all such Debt then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loan, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

Section 12.25. Records. The unpaid amount of the Loan and the amount of any other credit extended by Lenders to or for the account of Borrower set forth on the books and records of Administrative Agent shall be presumptive evidence of the amount thereof owing and unpaid, but failure to record any such amount on Administrative Agent’s books and records shall not limit or affect the obligations of Borrower under the Loan Documents to make payments on the Loan when due.

Section 12.26. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 12.27. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loan, including, but not limited to, Sections 2.3.6, 2.3.7, 2.3.8, 12.13, and 12.19, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Debt.

Section 12.28. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

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(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

XIII. MULTIPLE BORROWERS

Section 13.1. Joint and Several Liability. Each Borrower acknowledges, covenants, represents and warrants the following:

(a) Inducement. Each Lender has been induced to make the Loan to Borrowers in part based upon the assurances by each Borrower that each Borrower desires that the Note and the Debt be honored and enforced as separate Debt of each Borrower should the Administrative Agent on behalf of the Lenders desire to do so.

(b) Separate Foreclosures. Each Borrower desires and intends that the Debt under the Note and the other Loan Documents may be enforced separately from the Debt of the other Borrowers.

(c) Joint and Several. Notwithstanding the foregoing or anything else in this Agreement or the other Loan Documents to the contrary, the Loan and the other Debt constitute the joint and several obligation of each Borrower and Administrative Agent on behalf of the Lenders may at its option enforce the entire amount of the Loan and the other Debt against any one or more Borrowers. Notwithstanding any provisions of this Agreement or any other Loan Document to the contrary, it is intended that the joint and several nature of the liability of Borrowers for the Debt and the liens and security interests, if any, granted as security for the Debt, not constitute a fraudulent conveyance under the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time (a “Fraudulent Conveyance”). Consequently, if the liability of any Borrower for the Debt, or any liens or security interests granted by any Borrower securing the Debt would, but for the application of this sentence, constitute a Fraudulent Conveyance, the liability of such Borrower and the liens and security interests securing such liability shall be valid and enforceable only to the maximum extent that would not cause such liability or such lien or security interest to constitute a Fraudulent Conveyance.

(d) Separate Exercise of Remedies. Administrative Agent on behalf of the Lenders may exercise remedies against any Borrower and its property separately, whether or not Administrative Agent on behalf of the Lenders exercises remedies against any other Borrowers or its property. Administrative Agent on behalf of the Lenders may enforce any Borrower’s Debt without enforcing any other Borrowers’ Debt. Any failure or inability of Administrative Agent on behalf of the Lenders to enforce any Borrower’s Debt shall not in any way limit Administrative Agent’s right to enforce the Debt of any other Borrowers. If Administrative Agent on behalf of the Lenders forecloses or exercises similar remedies under any one or more of the Loan Documents, then such foreclosure or similar remedy shall be deemed to reduce the balance of the Debt only to the extent of the net cash proceeds actually realized by Administrative Agent and Lenders from such foreclosure or similar remedy or, if applicable, Administrative Agent’s and Lenders’ credit bid (net of all expenses incurred in connection with the foreclosure) at such sale, regardless of the

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effect of such foreclosure or similar remedy on the Note secured by such Loan Documents under the applicable state law.

Section 13.2. Waivers.

(a) General. Without notice to, or consent by, any Borrowers, and in Administrative Agent and Lenders’ sole and absolute discretion and without prejudice to Administrative Agent or Lenders or in any way limiting or reducing each or any Borrower’s liability for all of its Debt under this Agreement and the other Loan Documents, Administrative Agent and Lenders may, except as otherwise provided in this Agreement: (a) to the extent permitted under the Loan Documents following an Event of Default, sell, exchange, release or exercise remedies with respect to any or all collateral, (b) accept or reject additional collateral for the Loan or any portion thereof, (c) discharge or release any party or parties liable under the Loan Documents, (d) foreclose or otherwise realize on any collateral, or attempt to foreclose or otherwise realize on any collateral, whether such attempt is successful or unsuccessful, and whether such attempt relates to some or all or only some portion of the collateral, (e) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy, insolvency or similar proceeding, and (f) credit payments in such manner and order of priority to principal, interest or other Debt as Administrative Agent and Lenders may determine in their reasonable discretion. If Administrative Agent and Lenders perform any of the actions described in this Section, then every Borrowers’ liability shall continue in full force and effect even if Administrative Agent’s and Lenders’ actions impair, diminish or eliminate any Borrower’s subrogation, contribution or reimbursement rights (if any) against any other Borrower.

(b) Waivers of Rights and Defenses. Each Borrower waives any right to require Administrative Agent or Lenders to (a) proceed against any particular Borrower(s), or any particular collateral or in any particular order of realization, (b) proceed against or exhaust any collateral, or (c) pursue any other right or remedy. Each Borrower agrees that Administrative Agent and Lenders may proceed against each or any Borrower, with respect to the Debt of such Borrower under this Agreement and the other Loan Documents without taking any actions against any other Borrowers and without proceeding against or exhausting any other collateral. Each Borrower agrees that Administrative Agent and Lenders may unqualifiedly exercise (or refrain from exercising) in its sole discretion any or all rights and remedies available to it against any Borrowers without impairing Administrative Agent’s and Lenders’ rights and remedies in enforcing the Debt of any other Borrowers under this Agreement or the other Loan Documents, under which every Borrowers’ liabilities shall remain independent and unconditional. Each Borrower agrees and acknowledges that Administrative Agent and Lenders’ exercise of certain of such rights or remedies may affect or eliminate such Borrower’s right of subrogation or recovery (if any) against the other Borrowers, and that such Borrower may incur a partially or totally non-reimbursable liability in performing its Debt under the Loan Documents. Without limiting the generality of any other waivers in this Agreement, each Borrower expressly waives any statutory or other right that such Borrower might otherwise have to require Administrative Agent and Lenders to exhaust the collateral held with respect to any other Borrower before Administrative Agent and Lenders may proceed against the collateral owned by such Borrower.

(c) Additional Waivers. Each Borrower waives diligence and all demands, protest, presentments and notices of every kind or nature including notices of protest, dishonor, nonpayment, acceptance of the Debt of such Borrower under this Agreement and the other Loan Documents and the creation, renewal, extension, modification or accrual of any such Debt, except that the foregoing shall not be a waiver of any notices from Administrative Agent that are either required by law or by the Loan Documents. No failure or delay on Administrative Agent’s or Lenders’ part in exercising any power, right or privilege under the Loan Documents shall impair or waive any such power, right or privilege.

Section 13.3. Full Knowledge. Each Borrower acknowledges that such Borrower has had a full and adequate opportunity to review the Loan Documents, and all underlying facts relating to the transaction

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contemplated by the Loan Documents. Each Borrower agrees that Administrative Agent and Lenders have no duty, whether now or in the future, to disclose to any Borrower any information pertaining to such Borrower, any collateral or the other Borrowers. Each Borrower assumes responsibility for keeping itself informed of the financial condition of each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower’s Debt, and of all other circumstances bearing upon the risk of nonpayment by such other Borrower of their Debt.

Section 13.4. Adequate Consideration. Each Borrower acknowledges that such Borrower has received adequate consideration for execution of the Loan Documents to which such Borrower is a party by virtue of Lenders’ making the Loan (which benefits each and every Borrower).

Section 13.5. Rights of Contribution; Subordination. Borrowers hereby agree, as between themselves, that if any Borrower shall pay any obligation of the other Borrowers under the Loan Documents, then such other Borrowers shall, on demand, pay to such Borrower the amount of such excess payment; provided, however, the right of a Borrower to receive such excess payment shall be subordinate and subject in right of payment to the prior payment in full of all the Debt of Borrowers to Lenders under the Loan Documents and no Borrower shall exercise any right or remedy with respect to such excess payment until payment and satisfaction in full of all of such Debt to Lenders. No Borrower requires or expects, and no Borrower is entitled to, any other right of reimbursement against any other Borrowers as consideration for entering into the Loan Documents to which such Borrower is a party. If any amount shall be paid to a Borrower on account of such contribution rights at any time prior to payment in full of the Debt has occurred, such amount shall be held in trust for the benefit of Lenders and shall forthwith be paid to Administrative Agent for the benefit of the Lenders to be applied to the Debt in accordance with the terms of this Agreement.

Section 13.6. Lender’s Disgorgement to Payments. Upon payment of all or any portion of the Loan, every Borrower’s Debt under the Loan Documents shall continue and remain in full force and effect if all or any part of such payment is, pursuant to any bankruptcy, insolvency or similar proceeding or otherwise, avoided or recovered directly or indirectly from Lenders as a preference, fraudulent transfer or otherwise, irrespective of (a) any notice of revocation given by such Borrower prior to such avoidance or recovery, or (b) payment in full of the Debt. If, in any such proceeding, any party seeks to require Administrative Agent or Lenders to disgorge or repay any payments previously made by any Borrower to Administrative Agent or Lenders, then such Borrower and/or any other Borrower shall jointly and severally be obligated to pay Administrative Agent and Lenders, as applicable, within ten (10) days after such written request, an amount equal to the amount adjudicated to be disgorged or repaid. This Section 13.6 shall survive repayment of all or any portion of the Debt.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

ADMINISTRATIVE AGENT:

BMO HARRIS BANK N.A., a national banking association, as Administrative Agent

By:/s/ Ryan M Stewart

Name: Ryan M. Stewart

Title: Director

Signature Page – Loan Agreement

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BORROWERS:

MOB CEDAR PARK, L.L.C.,

MOB 5255 SAN ANTONIO, L.L.C.,

MOB 9157 SAN ANTONIO, L.L.C.,

MOB RALEIGH, L.L.C.,

MOB 1431 HOUSTON, L.L.C.,

MOB 1 NEW BRITAIN, L.L.C.,

MOB 300 NEW BRITAIN, L.L.C.,

MOB OKLAHOMA CITY, L.L.C.,

MOB PEORIA, L.L.C.,

MOB PHOENIX, L.L.C.,

MOB 3855 GILBERT, L.L.C.,

MOB 700 CHANDLER, L.L.C.,

MOB 3686 GILBERT, L.L.C.,

MOB KINGWOOD, L.L.C.,

MOB GARDEN CITY, L.L.C.,
each a Delaware limited liability company

By: IPCAAF MOB Portfolio II, L.L.C.,
a Delaware limited liability company, its sole member

By: /s/ Joseph E. Binder

Name: Joseph E. Binder

Title: Executive Vice President

IPCAAF MOB PORTFOLIO II, L.L.C., a Delaware limited liability company

By: /s/ Joseph E. Binder

Name: Joseph E. Binder

Title: Executive Vice President

Signature Page – Loan Agreement

78580509.10

LENDERS:

BMO HARRIS BANK N.A., a national banking association

By: /s/ Ryan M Stewart
Name: Ryan M Stewart
Title: Director

Signature Page – Loan Agreement

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EXHIBIT A

LEGAL DESCRIPTION OF PROPERTIES

Tract 1:

A 2.688 acre, or 117,077 square feet more or less, said tract being all of Lot 1, Block A, a Replat of Lots 1, 2 & 3 of the Replat of Block "A", Quest Village Section 2 Subdivision, recorded in Document No. 2011065621 of the Plat Records of Williamson County, Texas, in the City of Cedar Park, Williamson County, Texas. Said 2.688 acre tract being more fully described as follows, with bearings based on the north line of Replat of Block "A" Quest Village, Section 2 subdivision recorded in cabinet FF, Slide 262-263 of the Plat Records of Williamson County, Texas:

BEGINNING: At a found 1/2" iron rod with cap marked "Sam", the southwest corner of said Lot 1, the northwest corner of Lot 1, Block A, Quest Village Section 10 Subdivision recorded in Cabinet U, Slides 73-74 of the Plat Records of Williamson County, Texas and a point in the east right of way line of Discovery Boulevard, a 100' right of way recorded in Volume 1806, Page 652 of the Deed Records of Williamson County, Texas;

THENCE: Along and with the west line of said Lot 1 and the east right of way line of said Discovery Boulevard the following calls and distances:

N 20°17'21" W, a distance of 106.40 feet to a found 1/2" iron rod with cap, a point of curvature;

Northwesterly, along a non-tangent curve to the right, said curve having a radial bearing of N 69°29'15" E, a radius of 1117.67 feet, a central angle of 04°10'09", a chord bearing and distance of N 18°25'41" W, 81.31 feet, an arc length of 81.33 feet to a set 1/2" iron rod with yellow cap marked "Pape-Dawson", a point of reverse curvature;

Northwesterly, along a non-tangent curve to the left, said curve having a radial bearing of S 73°50'27" W, a radius of 1217.72 feet, a central angle of 04°10'57", a chord bearing and distance of N 18°15'01" W, 88.87 feet, an arc length of 88.89 feet to a found 1/2" iron rod with cap marked "CS-LTD";

N 20°16'35" W, a distance of 37.37 feet to a found 1/2" iron rod with cap marked "Pape-Dawson", from which a found 1/2" iron rod with cap marked "CS-LTD bears N 20°24'12" W, 0.5 feet;

THENCE : Northeasterly, along a non-tangent curve to the right, along the southeast cut-back of said Discovery Boulevard and R.M. 1431/East Whitestone Boulevard, a 200' right of way recorded in Cabinet M. Slide 42 of the Plat Records of Williamson County, Texas, said curve having a radial bearing of N 69°32'42" E, a radius of 25.22 feet, a central angle of 90°00'41", a chord bearing and distance of N 24°33'02" E, 35.67 feet, an arc length of 39.62 feet to a set 1/2" iron rod with yellow cap marked "Pape-Dawson", from which a found 1/2" iron rod bears N 18°20'52" W, a distance of 0.47';

THENCE: N 69°37'32" E, along and with the north line of said Lot 1 and the south right of way line of R.M. 1431/East Whitestone Boulevard, a distance of 288.07 feet to a found 1/2" iron rod with yellow cap marked "Pape-Dawson", the northeast corner of said Lot 1, a point in the south right of way line of R.M. 1431/East Whitestone Boulevard and the northwest corner of Lot 2, Replat of Block "A" Quest Village Section 2 Subdivision recorded in Cabinet FF, Slides 262-263 of the Plat Records of Williamson County, Texas;

THENCE: S 20°22'18" E, departing the south right of way line of R.M. 1431/East Whitestone Boulevard, along and with the east line of said Lot 1 and the west line of said Lot 2, a distance of 400.45 feet to a found 1/2" iron rod with yellow cap marked "Pape-Dawson", the southeast corner of said Lot 1, the southwest corner of said Lot 2 and a point in the north line of the aforementioned Lot 1, Block A of Quest Subdivision;

THENCE: S 80°29'39" W, along and with the south line of said Lot 1 and the north line of said Lot 1, Block A of Quest Subdivision, a distance of 325.35 feet to the POINT OF BEGINNING and containing 2.688 acres

78580509.10

in the City of Cedar Park, Williamson County, Texas, Said tract being described in accordance with a survey made on the ground and a survey description and map prepared under Job No. 59004-13 by Pape Dawson Engineers, Inc.

Tract 2:

Non Exclusive easement for vehicular and pedestrian ingress and egress as created by Declaration of Restrictions and Easement recorded in Document No. 2009003900, Official Public Records of Williamson County, Texas, with exclusions stated therein, being over and across a portion of Lot 2, Block "A", of REPLAT OF LOTS 1, 2, & 3 OF THE REPLAT OF BLOCK "A", QUEST VILLAGE, SECTION 2 SUBDIVISION, a subdivision in Williamson County, Texas according to the plat recorded in Document No. 2011065621 of the Official Public Records of Williamson County, Texas.

Tract 3:

Non Exclusive easement for detention pond and drainage purposes as created by Declaration of Restrictions and Easement recorded in Document No. 2009003900, Official Public Records of Williamson County, Texas, being over and across a portion of Lot 2, Block A of REPLAT OF LOTS 1, 2, & 3 OF THE REPLAT OF BLOCK "A", QUEST VILLAGE, SECTION 2 SUBDIVISION, a subdivision in Williamson County, Texas according to the plat recorded in Document No. 2011065621 of the Official Public Records of Williamson County, Texas, and being over and across a portion Lot 4, Block A, Replat of Block A, Quest Village Section 2, Subdivision, a subdivision in Williamson County, Texas according to the plat recorded in Cabinet FF, Slide 262, of the Official Public Records of Williamson County, Texas.

For Informational Purposes: Commonly known as: 900 E. Whitestone Blvd., Cedar Park, TX

78580509.10

FIRST PARCEL

A certain piece or parcel of land as shown as AREA = 4.97 ACRES" on a map entitled "PROPERTY SURVEY PREPARED FOR INVESTMENT ASSOCIATES 300 KENSINGTON AVENUE NEW BRITAIN & BERLIN, CONNECTICUT SCALE 1" = 30' DATE 4-20-93 SHEET 1 OF 2" prepared by J.R. RUSSO & ASSOCIATES LAND SURVEYORS & PROFESSIONAL ENGINEERS 1 SHOHAM ROAD EAST WINDSOR, CONNECTICUT 06088 623 -0569 which map is on file in the Berlin Land Records and in the New Britain Land Records.

Commencing at a Connecticut Highway Department monument set in the easterly street line of Kensington Avenue which monument marks the intersection of the easterly street line of Kensington Avenue and the New Britain/Berlin Town Line;

Thence running along the easterly street line of Kensington Avenue along a curve to the right having a radius of 1,392.70 feet a distance of 319.45 feet to a point;

Thence running continuing along said Kensington Avenue along a curve to the right having a radius of 25.00 feet a distance of 21.85 feet to a point;

Thence running along the southerly street line of Clinic Drive N 85° 05' 00" a distance of 677.00 feet to a point; Thence running S 4° 55' 00" E a distance of 274.57 feet to a point;

Thence running S 84° 57' 14" W a distance of 134.56 feet to an iron pin;

Thence continuing along land of CSTD Realty Partnership S 85° 03' 26" W a distance of 736.85 feet to the point and place of beginning.

SECOND PARCEL

A certain piece or parcel of land as shown as "AREA 0.32 ACRES" on a map entitled "PROPERTY SURVEY PREPARED FOR INVESTMENT ASSOCIATES 300 KENSINGTON AVENUE NEW BRITAIN & BERLIN, CONNECTICUT SCALE 1" = 30' DATE 4-20-93 SHEET 1 OF 2" prepared by J.R. RUSSO & ASSOCIATES LAND SURVEYORS & PROFESSIONAL ENGINEERS 1 SHOHAM ROAD EAST WINDSOR, CONNECTICUT 06088 623-0569 which map is on file in the Berlin Land Records and in the New Britain Land Records.

Commencing at a point in the southerly street line of Clinic Drive which point marks the northeasterly corner of the herein described premises and the northwesterly corner of land N/F Parthenon Realty Trust;

Thence running along land of said Realty Trust along a curve to the left having a radius of 15.00 feet a distance of 23.56 feet to a point;

Thence running along land of said Realty Trust S 4° 55' 00" E a distance of 259.46 feet to a point;

Thence running S 84° 57' 14" W a distance of 50.00 feet to a point; Thence running N 4° 55' 00" W a distance of 274.57 feet to a point;

Thence running along the southerly street line of Clinic Drive N 85° 05 00" E a distance of 50.00 feet to a point; Thence continuing along said Clinic Drive N 85° 05' 00" E a distance of 15.00 feet to the point and place of beginning.

THIRD PARCEL

A certain piece or parcel of land as shown on a map entitled "PROPERTY SURVEY PREPARED FOR INVESTMENT ASSOCIATES 300 KENSINGTON AVENUE NEW BRITAIN & BERLIN, CONNECTICUT SCALE 1" = 30' DATE 4-20-93 SHEET 2 OF 2" prepared by J.R. RUSSO & ASSOCIATES LAND SURVEYORS & PROFESSIONAL ENGINEERS 1 SHOHAM ROAD EAST WINDSOR, CONNECTICUT 06088 623-0569 which map is on file in the Berlin Land Records and in the New Britain Land Records.

78580509.10

Commencing at a point which marks the intersection of the New Britain/Berlin Town Line with the northeasterly corner of the herein described property, the southeasterly corner of property N/F Albrite Associates Limited Partnership;

Thence running along land N/F City of New Britain Willow Brook Park S 00 0514" W a distance of 462.83 feet to an iron pin;

Thence running S 87° 36' 54" W a distance of 189.72 feet to &Connecticut Highway Department monument;

Thence running N 81° 05' 56" W a distance of 332.35 feet to a point; Thence running N 62° 5416" W a distance of 227.55 feet to a point; Thence running N 52° 58' 41" W a distance of 144.03 feet to a point;

Thence running S 84° 43' 24" W a distance of 45.59 feet to a point, the last five courses and distance being along land N/F State of Connecticut Rte 372 State Highway Line;

Thence running along land N/F CSTD Realty Partnership N 21° 04' 22" W a distance of 160.93 feet to an iron pin;

Thence running along the New Britain/Berlin Town Line and along land N/F Investment Associates, N/F Parthenon Realty Trust, N/F Garden Homes Investment Partnership and N/F Albrite Associates Limited Partnership, in part by each, N 84° 57' 14" E a distance of 943.09 feet to the point and place of beginning.

Together with an Agreement between the City of New Britain and W.I. Ailing dated December 22, 1916 and recorded in the New Britain Land Records in Volume 116, Page 210.

INFORMATIONAL ONLY: known as to 300 Kensington Avenue and 0 High Road, New Britain & Berlin, CT

“AS SURVEYED” DESCRIPTION:

FIRST PARCEL

Beginning at an iron pin in the easterly street line of Kensington Avenue which iron pin marks the intersection of the easterly street line of Kensington Avenue and the New Britain/Berlin Town Line; Thence running along the easterly street line of Kensington Avenue along a curve to the right having a radius of 1,392.70 feet, a delta angle of 13º06’03”, an arc length of 318.44 feet, a chord bearing of N 28º17’28” E, and a chord distance of 317.75 feet to a point:

Thence running continuing along said Kensington Avenue along a curve to the right having a radius of 25.00 feet, delta angle of 50º10’51” and an arc length of a distance of 21.90 feet to a point;

Thence running along the southerly street line of Clinic Drive N 85° 01' 21" a distance of 678.25 feet to a point;

Thence running S 4° 58' 39" E a distance of 274.87 feet to a point;

Thence running S 85° 07' 21" W a distance of 134.56 feet to a point;

Thence continuing along land now or formerly of Early Childhood Education, LLC S 85° 01' 15" W a distance of 736.68 feet to the point and place of beginning.

SECOND PARCEL

Beginning at a point in the southerly street line of Clinic Drive which point marks the northeasterly corner of the herein described premises and the northwesterly corner of land now or formerly of Parthenon Condominium, Inc;

78580509.10

Thence running the following two (2) courses and distances along land of said Condominium, along a curve to the left having a radius of 15.00 feet a distance of 23.56 feet to a point, and S 4° 58' 39" E a distance of 259.97 feet to a point;

Thence running along other land of Healthcare Portfolio III DST S 85° 07' 21" W a distance of 50.00 feet to a point;

Thence running along other land of Healthcare Portfolio III N 04º 58’ 39” W 274.87 feet to a point in the southerly street line of said Clinic Drive:

Thence running along the southerly street line of said Clinic Drive N 85° 01’ 21" E a distance of 65.00 feet to the point and place of beginning.

THIRD PARCEL

Beginning at a point which marks the intersection of the New Britain/Berlin Town Line with the northeasterly corner of the herein described property, the southeasterly corner of Land Now or formerly of Positive Place, LLC;

Thence running along land Now or formerly of The City of New Britain Willow Brook Park S 00º 08’ 87" W a distance of 462.39 feet to an iron pin in the northerly highway line of Connecticut Route 571;

Thence running the following five (5) courses and distances along said highway line S 87° 36' 31" W a distance of 190.26 feet to a Connecticut Highway Department monument, N 81° 06' 20" W a distance of 332.35 feet to Connecticut Highway Department monument, N 62° 54’ 46" W a distance of 227.55 feet to square pin, N 52° 59' 04" W a distance of 144.02 feet to Connecticut Highway Department monument, and S 84º43’00” W 46.01 feet to a point;

Thence running along land now or formerly of Early Childhood Education, LLC N 20° 57' 11" W a distance of 161.26 feet to a point:

Thence running along other land of Healthcare Portfolio III DST N 85º 07’ 21” E 185.08 feet to a point;

Thence running along land Now or formerly of Parthenon Condominium, Inc, land now or formerly of One Hundred and Three Clinic Drive, LLC and land now or formerly of said Positive Place, LLC each in part, N 85° 07' 21" E a distance of 758.94 feet to the point and place of beginning.

For Informational Purposes: Known as to 300 Kensington Avenue and 0 High Road, New Britain & Berlin, CT

78580509.10

Two certain pieces or parcels of land known as 1 Lake Street and 20 Lake Street in the Town of New Britain, County of Hartford and State of Connecticut, shown as PARCEL "A" and PARCEL "B", on a map entitled "AS-BUILT ONE LAKE STREET GROVE HILL & LAKE ST. NEW BRITAIN, CT SCALE: 1"=40' JANUARY 10, 1992 KRATZERT & JONES CIVIL ENGINEERS - LAND SURVEYORS - SITE PLANNERS MERIDEN-WATERBURY TURNPIKE MILLDALE, CONNECTICUT REV. 8/28/92 REV. 12/1/92 UPDATE 10/8/94 DRAWN BY: S.V.B. CHECKED BY: J.S." (the "Map"), which Map is on file with the New Britain Town Clerk, and which premises are more particularly bounded and described as follows:

FIRST PARCEL

PARCEL "A"

Commencing at a point marking the intersection of the northwesterly terminus of Lake Street and the northwesterly terminus of Grove Hill;

Thence running along the westerly street line of Grove Hill S 06° 03' 34" E a distance of 84.50 feet to a point; Thence running along land N/F Kate McDonough S 83° 56' 38" W a distance of 203.73 feet to a point; Thence running the following courses and distances along land N/F The Stanley Works: N 09° 14' 04"W a distance of 135.00 feet to a point; N 68° 55' 46" E a distance of 48.98 feet to a point; N 83° 20' 36" E a distance of 107.07 feet to a point; N 06° 39' 24" W a distance of 49.39 feet to a point; along a curve to the right having a radius of 5,702.05 feet, a distance of 490.47 feet to a point; along a curve to the right having a radius of 2,264.41 feet, a distance of 82.10 feet to a point; S 06° 07' 22" E a distance of 242.57 feet to a point;

Thence running along land N/F State of Connecticut S 56° 24' 28" W a distance of 28.72 feet to a point in the northerly street line of Lake Street;

Thence running along a curve to the left having a radius of 302.81 feet a distance of 107.45 feet to a point; Thence running S 83° 52' 32" W a distance of 370.90 feet to the point and place of beginning.

TOGETHER WITH an easement in common with The Stanley Works, it successors and assigns, over other land of The Stanley Works, twenty-five (25) feet in width between the westerly boundary of Parcel "A" and Curtis Street and shown on the Map as "25' EASEMENT" and also as "CURTIS STREET EASEMENT PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS IN FAVOR OF THE STANLEY WORKS AND H.G. PARTNERS-NEW BRITAIN LIMITED PARTNERSHIP AND ASSIGNS VOL. 807, PAGE 1162" (the "Curtis Street Easement"). Said Curtis Street Easement shall include the right to enter onto The Stanley Works property to a width of not more than 5 feet on either side of the Curtis Street Easement said right to be exercised only to the extent necessary to perform necessary maintenance and repairs to the Curtis Street Easement and for temporary periods as reasonably necessary to perform such repairs.

TOGETHER with rights contained in an Agreement by and between Investment Associates and CW Group, Inc. dated as of December 8, 1992 and recorded in Volume 1140, Page 54 of the New Britain Land Records.

For Informational Purposes: Known as 1 LAKE STREET, NEW BRITAIN, CT

ID: 55000001

SECOND PARCEL

PARCEL "B"

Commencing at a point in the easterly street line of Grove Hill, which point marks the southwest corner of the herein described premises and a northwest corner of land N/F State of Connecticut;

Thence running N 06° 03' 34" W a distance of 223.99 feet to a point;

Thence along a curve to the right having a radius of 20.00 feet a distance of 31.32 feet to a point;

Thence running along the southerly street line of Lake Street N 83° 39' 58" E a distance of 290.07 feet to a point; Thence running the following courses and distances along land N/P State of Connecticut:

S 41°54' 38" E a distance of 55.59 feet to a point;

78580509.10

along a curve to the right having a radius of 35.00 feet, a distance of 19.89 feet to a point;

S 43° 06' 56" W a distance of 61.30 feet to a point;

S 45° 13' 08" W a distance of 79.27 feet to a point;

S 83° 28 22" W a distance of 104.27 feet to a point;

S 45° 55' 20" W a distance of 151.52 feet to the point and place of beginning.

For Informational Purposes: Known as 20 LAKE STREET, NEW BRITAIN, CT

ID: 55000020

The insured premises are also described as follows:
# 1 Lake Street

Beginning at a point, said point being the south easterly property corner of the parcel herein described and the south westerly property corner of land now or formerly of CW Group INC.;

Thence running S 56°25'01" W 28.72 feet along CT Route 72, to a point;

Thence running along a counter clockwise curve with a radius of 302.81 and a length of 107.54 feet, to a point; thence turning and running S 83°53'35" W 370.90 feet, to a point, thence turning and running S 06°02'47" E 84.50 feet along, each in part, Lake Street and Grove Hill, to a point;

Thence running S 83°57'41" W 203.73 feet along land now or formerly of Investment Associates LLC, to a point;

Thence running N 09°13'01" W 135.00 feet, to a point, thence turning and running N 68°56'49" E 48.98 feet, to a point, thence turning and running N 83°21'39" E 107.07 feet, to a point, thence turning and running N 06°38'21" W 49.39 feet all along land now or formerly of Stanley Black and Decker Inc., to a point;

Thence running along a clockwise curve having a radius of 5702.05 feet and a length of 489.34 feet, along land now or formerly of Boston And Maine Corp. to a point;

Thence running S 06°06'19" E 242.57 feet along land now or formerly of CW Group LLC, to the point of beginning.

#20 Lake Street:

Beginning at a point, said point being the intersection of the easterly streetline of Grove Hill and the northerly highway line of CT Route 72;

Thence running N 06°02'47" W 224.78 feet, to a point, thence turning and running along a clockwise curve having a radius of 20.00 feet and a length of 31.32 feet, to a point, thence turning and running N 83°40'45" E 290.07 feet, to a point, thence turning and running S 42°04'45"E 54.50 feet, to a point, thence turning and running along a clockwise curve having a radius of 33.00 feet and a length of 18.87 feet, to a point, thence turning and running S 45°51'15"W 130.81 feet, to a point, thence turning and running S 45°43'55"W 11.79 feet, to a point, thence turning and running S 83°15'43" W 103.42 feet, to a point, thence turning and running S 45°56'07"W 151.73 feet, all along, each in part, Grove Hill Street, Lake Street and CT Route 72, to the point of beginning.

THIRD PARCEL:

A certain piece or parcel of land, known as Grove Hill; in the City of New Britain, County of Hartford and State of Connecticut, and more particularly described as follows:

Beginning at an iron pin in the Westerly line of Grove Hill, at the Northeast corner of land of John J. Feeney, or assigns, thence running Westerly along the North line of land of said John J. Feeney, 225 feet, more or less, to an iron pin at the Southeast corner of land of The Stanley Works, thence running Northerly along

78580509.10

the East line of land of The Stanley Works, 60 feet, to an iron pin in the South line of other land of The Stanley Works, thence running Easterly along the South line of said land of The Stanley Works, 225 feet, more or less, to an iron pin in the West lien of Grove Hill, thence running Southerly along the West line of Grove Hill, 60 feet to the place of beginning.

For Informational Purposes: Known as to 88 Grove Hill, New Britain, CT

“AS SURVEYED” DESCRIPTION:

1 Lake Street

Beginning at a point marking the intersection of the northwesterly terminus of Lake Street and the North westerly terminus of Grove Hill.

Thence running along the westerly street line of Grove Hill S 06° 04' 45" E a distance of 84.50 feet to a point;

Thence running along other land of Healthcare Portfolio III DST S 83° 56' 38'' W a distance of 203.76 feet to a point;

Thence running the following four (4) courses and distances along land now or formerly of Stanley Black & Decker Inc., N 09° 14' 04"W a distance of 135.00 feet to a point, N 68° 55' 46" E a distance of 48.98 feet to a point, N 83° 20' 36" E a distance of 107.07 feet to a point, and N 06° 39' 24" W a distance of 49.39 feet to a point;

Thence running the following two (2) courses and distances along Pan Am Southern, LLC along a curve to the right having a radius of 5,702.05 feet, a delta angle of 4º55’42”, an arc length of 490.47 feet, a chord bearing of N70º55’18”E, and a chord distance of 490.32 feet to a point, and along a tangent curve to the right having a radius of having a radius of 2,264.41 feet, a delta angle of 2º04’38” and an arc length of 82.10 feet to a point;

Thence running along land now or formerly of C W Group, Inc S 06° 07' 22" E a distance of 242.56 feet to a point;

Thence running along land of the State of Connecticut, along the highway line of Connecticut Route 72, S 56° 23' 56" W a distance of 28.72 feet to a point in the northerly street line of Lake Street;

Thence running along the northerly street line of Lake Street, a curve to the left having a radius of 302.81 feet, a delta angle of 20º19’52”, a chord bearing of N85º57’32”W, a chord distance of 106.89 feet and an arc length of 107.45 feet to a point, and S 83° 52' 32" W a distance of 370.90 feet to the point and place of beginning.

20 Lake Street

Beginning at a point at the intersection of the easterly street line of Grove Hill and the northerly highway line of Connecticut Route 72;

Thence running the following two (2) courses and distances along said easterly street line of Grove Hill N 06°04'45" W 223.97 feet to a point, and along a tangent curve to the right having a radius of 20.00 feet, a delta angle of 89º43’31” and an arc length of 31.32 feet to a point;

Thence running along the northerly street line of Lake Street N 83°38'30" E 290.25 feet, to a point;

Thence running the following five (5) courses and distances along the highway line of Connecticut Route 72, S 41°55'55"E 54.50 feet to a CHD, along a curve to the left having a radius of 33.00 feet, a delta angle of 32º44’56”, an arc length of 18.60, a chord bearing of S 25º44’05” W, and a chord distance of 18.60 feet to a CHD, along a curve to the left having a radius of 1,988.04 feet, a delta angle of 3º46’15”, an arc length of 130.84 feet, a chord bearing of S 44º00’11” W, a chord distance of 130.82 feet to a point, S 83º24’32” W 103.42 feet to a CHD, and S 45º53’11” W 151.37 feet to the point or place of beginning.

88 Grove Hill

78580509.10

Beginning at a point in the westerly street line of Grove hill at the intersection of land now or formerly of Seventy Grove Hill Condominium, said point being the southeast corner of the herein described parcel;

Thence running along land now or formerly of said Seventy Grove Hill Condominium S83º56’38” W 225.00 feet to a point;

Thence Running along land now or formerly of Stanley Black & Decker, Inc., N 06º04’ 45” W 60.00 feet to a point;

Thence running along said Stanley Black & Decker, Inc., and other land of Healthcare Portfolio III DST each in part N 83º56’38” E 225.00 feet to the point or place of beginning.

78580509.10

TRACT 1:

All of Unrestricted Reserve "A", Block 1, of STUDEMONT JUNCTION NORTH, a subdivision in Harris County, Texas, according to the map or plat thereof recorded in Film Code No. 679605, Map Records of Harris County, Texas.

TRACT 2:

Non-exclusive easement, created and granted by Declaration of Reciprocal Shared Access Easement, recorded on January 6, 2016 under Clerk's file No. RP-2016-5313, Official Public Records of Harris County, Texas, being more particularly described as follows:

Being a 36 feet wide Access Easement containing 0.0617 acre (2,687 square feet) of land situated in the John Austin Survey, Abstract No. 1, Harris County, Texas, being out of and a portion of a called 11.1961 acre tract of land conveyed to Studemont Venture, L.P. as recorded under Harris County Clerk's File Number (No.) 20130629232, said 0.0617 acre easement being more particularly described as follows (bearings herein are oriented to the Texas State Plane Coordinate System, South Central Zone, NAD 83):

COMMENCING for reference at a found 5/8-inch iron rod marking the intersection of the east Right-of-Way (R.O.W.) line of said Studemont Street (Called 100 feet wide) as recorded in Vol. 3518, Pg. 389 of the Harris County Deed Records with the North R.O.W. line of Summer Street (called 60 feet wide) as recorded in Vol. 3357, Pg. 426 of the Harris County Deed Records and marking the southwest corner of Restricted Reserve "A" of Verde Studemont Replat No 1 and Extension a subdivision plat of record at Film Code No. 643065 of the Harris County Map Records, from which a found SWB monument bears South 66°14' East, 1.27 feet;

THENCE, North 18°52'01" West, departing said intersection, over and across said Studemont Street, a distance of 331.28 feet to a point in the curved west R.O.W. line of said Studemont Street, same being the POINT OF BEGINNING and southeast corner of the herein described easement;

THENCE, departing said west R.O.W. Line, over and across said called 11.1961 acre tract the following three (3) courses;

South 88°19'34" West, a distance of 72.91 feet to a point for the southwest corner of the herein described easement;

North 01°40’26” West, a distance of 36.00 feet to a point for the northwest corner of the herein described easement;

North 88°19'34" East, a distance of 76.56 feet to a point in the aforesaid curved west R.O.W. line, same being the northeast corner of the herein described easement and being in a curve to the left;

THENCE, Southerly, an arc distance of 36.19 feet along said curve to the left, having a radius of 1,195.92 feet, a central angle of 01°44'01" and a chord which bears South 04°07'27" West, 36.19 feet to the POINT OF BEGINNING and containing 0.0617 acres (2,687 Sq. Ft.) of land.

TRACT 3:

Non-exclusive easements for access and signage, created and granted by Declaration of Reciprocal Easements, Rights, Covenants and Restrictions, recorded on February 27, 2017 under Clerk's file No. RP-2017-80837, Official Public Records of Harris County, Texas.

For Informational Purposes: Commonly known as: 1431 Studemont Street, Houston, TX

78580509.10

For Tax Map ID(s): 132184200

TRACT 1:

A tract of land in the Northwest Quarter (NW/4) of Section Twenty-seven (27), Township Eleven (11) North, Range Three (3) West of the Indian Meridian and Part of SHARTEL SOUTH ADDITION, an Addition to the City of Oklahoma City, Oklahoma County, Oklahoma, according to the recorded plat thereof, more particularly described as follows: Beginning at a point in the intersection center line of Cleo Avenue on said plat, 10 feet West of the West line of Shields Boulevard running North 00°39’40” East (North Record) and parallel with the West line of Shields Boulevard a distance of 135.00 feet; thence North 89°41’09” West (West Record) a distance of 150.00 feet; thence North 00°39’40” East (North Record) a distance of 200.00 feet; thence North 89°41’09” West (West Record) along the South line of South 56th Street a distance of 420.00 feet to a point in the center line of Oklahoma Avenue; thence South 00°39’40” West (South Record) down center of Oklahoma Avenue a distance of 335.00 feet; thence South 89°41’09” East (due East Record) along the center line of Cleo Avenue a distance of 570.00 feet to the point of beginning.

LESS AND EXCEPT:

A tract of land in the Northwest Quarter (NW/4) of Section Twenty-seven (27), Township Eleven (11) North, Range Three (3) West of the Indian Meridian, and Part of SHARTEL SOUTH ADDITION, an Addition to the City of Oklahoma City, Oklahoma County, Oklahoma, according to the recorded plat thereof, more particularly described as follows: Beginning at a point in the intersection center line of Cleo Avenue on said plat, 10 feet West of the West line of Shields Boulevard running North 00°39’40” East (North Record) and parallel with the West line of Shields Boulevard a distance of 135 .00 feet; thence North 89°41’09” West (West Record) a distance of 150.00 feet; thence South 00°39’40” West (South Record) a distance of 135.00 feet; thence South 89°41’09” East (East Record) a distance of 150.00 feet to the point of beginning.

TRACT 2:

TOGETHER WITH EASEMENT RIGHTS as set out in Easement Agreement by and between Surgical Hospital of South Oklahoma City, L. L. C., and Steve M. Howard and Delbert E. Warren, dated December 21, 1995 and recorded December 29, 1995 in Book 6835, Page 502, over and across the following described property: A tract of land in the Northwest Quarter (NW/4) of Section Twenty-seven (27), Township Eleven (11) North, Range Three (3) West of the Indian Meridian, and Part of SHARTEL SOUTH ADDITION, an Addition to the City of Oklahoma City, Oklahoma County, according to the recorded plat thereof, more particularly described as follows: Beginning at a point in the intersection center line of Cleo Avenue on said plat, 10 feet West of the West line of Shields Boulevard running North 00°39’40” East (North Record) and Parallel with the West line of Shields Boulevard a distance of 135 feet; thence North 89°41’09” West (West Record) 150 feet; thence South 00°39’40” West (South Record) 135 feet; thence South 8°41’09” East (East Record) 150 feet to the point of beginning.

For Informational Purposes: Commonly known as: 100 S.E. 59th Street, Oklahoma City, OK

Tax Parcel: 132184200

78580509.10

Lot 47, New City Block 14862, Network.com Replat, in the City of San Antonio, Bexar County, Texas, according to plat recorded in Volume 9576, Page 212, Deed and Plat Records, Bexar County, Texas.

TOGETHER WITH RIGHTS set out in that Roadway Construction and Maintenance Agreement recorded in Volume 11198, Page 2274, Official Public Records of Real Property of Bexar County, Texas, and that Assignment and Assumption of Agreement recorded in Volume 13092, Page 2261, Real Property Records, Bexar County, Texas,

TOGETHER WITH RIGHTS set out in that Declaration of Drainage Easements, Covenants and Conditions recorded in Volume 11198, Page 2290, Official Public Records of Real Property of Bexar County, Texas, and Assignment and Assumption of Easement recorded in Volume 13092, Page 2261, Real Property Records, Bexar County, Texas.

For Informational Purposes: Commonly known as: 5255 Prue Road, San Antonio, TX

78580509.10

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF MARICOPA, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL NO. 1:

Lot 2, of SUNTECH CENTER, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, recorded in Book 334 of Maps, Page 3; Certificate of Corrections recorded September 11, 1989 in 89-421110 of Official Records; recorded October 3, 1989 in 89-460512, of Official Records and recorded November 22, 1989 in 89- 540157, of Official Records.

PARCEL NO. 2:

Easements for parking, ingress and egress set forth in Development Agreement with Easements, Conditions and Restrictions recorded in 91-141119, of Official Records, and First Amendment to Development Agreement with Easements, conditions and Restrictions recorded in 92-0738047, of Official Records and Second Amendment to Development Agreement with Easements, Conditions and Restrictions recorded in 96-0887158, of Official Records.

PARCEL NO. 3: Easement for ingress and egress set forth in Reciprocal Easement Agreement recorded in 92-0019761, of Official Records.

For Informational Purposes: Commonly known as: 700 West Warner Rd., Chandler, AZ

Tax Parcel: 302-27-926

78580509.10

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF MARICOPA, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

Tract 1:

Units 117 through 120, Building 5, of MERCY POINT MEDICAL CENTER, a Condominium, according to Amended and Restated Condominium Declaration for Mercy Point Medical Center, a Condominium, recorded in Document No. 2007-1019271, re-recorded in Document No. 2009-756471, and First Amendment to Amended and Restated Condominium Declaration for Mercy Point Medical Center, a Condominium recorded in Document No. 2007-1019272, and per map recorded in Book 932 of Maps, Page 34, in the office of the County Recorder of Maricopa County, Arizona;

TOGETHER WITH a proportionate interest in and to the Common Elements, as set forth in said Condominium Declaration and as shown on said plat.

Tract 2:

Easement rights created under that certain Roadway & Access Easement recorded in Document No. 2009-129241, in the office of the County Recorder of Maricopa County, Arizona.

For Informational Purposes: Commonly known as: 3855 South Val Vista Dr., Gilbert, AZ

Tax Parcel: 304-53-323; 304-53-324; 304-53-325; 304-53-326

78580509.10

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF MARICOPA, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

Parcel 2, of FINAL PLAT OF IRONWOOD CANCER AND RESEARCH CENTERS, according to the plat of record in Book 1167 of Maps, page 4, records of Maricopa County, Arizona.

PARCEL 2:

Easements appurtenant to Parcel 1 as set forth in Declaration of Establishment of Covenants, Conditions and Restrictions and Grant of Reciprocal Easements recorded February 26, 2009 in Recording No. 2009-0169276.

PARCEL 3:

A non-exclusive easement restricting the No Build Area as set forth in No Build Restrictive Easement recorded February 18, 2014 in Recording No. 2014-0102321, records of Maricopa County, Arizona.

For Informational Purposes: Commonly known as: 3686 South Rome St., Gilbert, AZ

Tax Parcel: 304-53-551

78580509.10

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF MARICOPA, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL NO. 1:

Lot 1, of LAKE PLEASANT MEDICAL CENTER AND DENARO CORPORATE CENTER, according to Book 1085 of Maps, page 28, records of Maricopa County, Arizona.

PARCEL NO. 2:

An Easement for ingress and egress as granted in Cross Access, Parking and Easement Agreement, recorded February 13, 2018, in Recording No. 2018-0110869, records of Maricopa County, Arizona.

For Informational Purposes: Commonly known as: 10230 W. Happy Valley Pkwy., Peoria, AZ

Tax Parcel: 201-17-554

78580509.10

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF MARICOPA, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL NO. 1:

A PORTION OF TRACT 1, BLOCK 5 OF STATE PLAT NO. 44 DESERT RIDGE WEST AS SHOWN ON TRACT MAP RECORDED IN BOOK 454 OF MAPS, PAGE 25, MARICOPA COUNTY RECORDS, LYING WITHIN THE SOUTH HALF OF SECTION 19, TOWNSHIP 4 NORTH, RANGE 4 EAST OF THE GILA AND SALT RIVER MERIDIAN, MARICOPA COUNTY, ARIZONA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A FOUND REBAR WITH A 2 INCH ALUMINUM CAP STAMPED PUMMER LS 33321 AT THE NORTHWEST CORNER OF SAID TRACT 1, FROM WHICH A FOUND REBAR WITH A 2 INCH ALUMINUM CAP STAMPED PUMMER 33321 AT THE SOUTHWEST CORNER OF SAID TRACT 1 BEARS SOUTH 00 DEGREES 17 MINUTES 00 SECONDS EAST (BASIS OF BEARING), A DISTANCE OF 599.58 FEET;

THENCE SOUTH 84 DEGREES 10 MINUTES 00 SECONDS EAST, ALONG THE NORTHERLY LINE OF SAID TRACT 1, A DISTANCE OF 319.10 FEET;

THENCE DEPARTING PERPENDICULAR TO SAID NORTHERLY LINE, SOUTH 05 DEGREES 50 MINUTES 00 SECONDS WEST, A DISTANCE OF 40.24 FEET TO THE POINT OF BEGINNING;

THENCE SOUTH 84 DEGREES 10 MINUTES 00 SECONDS EAST, A DISTANCE OF 956.94 FEET TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS POINT THAT BEARS NORTH 41 DEGREES 14 MINUTES 17 SECONDS WEST, A DISTANCE OF 937.48 FEET;

THENCE SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 01 DEGREE 12 MINUTES 20 SECONDS, AN ARC LENGTH OF 19.73 FEET TO THE BEGINNING OF A COMPOUND CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS OF 1360.23 FEET;

THENCE SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 05 DEGREES 37 MINUTES 46 SECONDS, AN ARC LENGTH OF 133.65 FEET TO A NON-TANGENT CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS POINT THAT BEARS NORTH 35 DEGREES 49 MINUTES 24 SECONDS WEST, A DISTANCE OF 7082.04 FEET;

THENCE SOUTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 01 DEGREE 59 MINUTES 34 SECONDS, AN ARC LENGTH OF 246.30 FEET;

THENCE SOUTH 56 DEGREES 10 MINUTES 10 SECONDS WEST, A DISTANCE OF 345.41 FEET TO THE SOUTH LINE OF SAID TRACT 1;

THENCE SOUTH 89 DEGREES 42 MINUTES 56 SECONDS WEST ALONG SAID SOUTH LINE, A DISTANCE OF 452.40 FEET;

THENCE DEPARTING SAID SOUTH LINE, NORTH 56 DEGREES 10 MINUTES 10 SECONDS EAST, A DISTANCE OF 136.15 FEET;

THENCE NORTH 00 DEGREES 17 MINUTES 00 SECONDS WEST, A DISTANCE OF 450.32 FEET TO THE POINT OF BEGINNING.

78580509.10

PARCEL NO. 2:

THE BENEFICIAL EASEMENTS, AS SET FORTH IN THE DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS FOR DESERT RIDGE COMMERCIAL CORE, RECORDED IN DOCUMENT NO. 2000-0555236, RECORDS OF MARICOPA COUNTY, ARIZONA.

PARCEL NO. 3:

THE BENEFICIAL EASEMENTS, AS SET FORTH IN THE DECLARATION OF EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS, RECORDED IN DOCUMENT NO. 20080075379, FIRST AMENDMENT TO DECLARATION OF EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTION RECORDED IN DOCUMENT NO. 2011-1072896, SECOND AMENDMENT TO DECLARATION OF EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS RECORDED IN DOCUMENT NO. 20140248442, AND THIRD AMENDMENT TO DECLARATION OF EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS RECORDED IN DOCUMENT NO. 20180432605, RECORDS OF MARICOPA COUNTY, ARIZONA.

For Informational Purposes: Commonly known as: 4375 E. Irma Ln., Phoenix, AZ

Tax Parcel: 212-38-001Z

78580509.10

Lying and being situate in Wake County, NC, and being more particularly described as follows:

All that certain real property located on the southern side of Carl Sandburg Court in the City of Raleigh, Wake County, North Carolina, said real property being more particularly described as all of Lot 1, containing approximately 2.84 acres, as shown and described on a plat entitled "Property of Parkway Urology, PA - Recombination Plat" prepared by John A. Edwards & Company and recorded in Book of Maps 2012, page 285, in the Office of the Register of Deeds of Way County North Carolina, and being part of the lands conveyed to Parkway Urology, P.A. by deeds recorded in Book 14694, at pages 2535 and 2543, in the Office of the Register of Deeds of Wake County, North Carolina.

ALSO DESCRIBED AS:

BEGINNING AT AN EXISTING IRON PIPE ON THE EASTERN RIGHT OF WAY OF SUNNYBROOK ROAD, SAID POINT BEING THE SOUTHWEST CORNER OF LOT 1 AS SHOWN IN BOOK OF MAPS 2012, PAGE 285; THENCE FORM SAID POINT OF BEGINNING ALONG SAID RIGHT OF WAY FOR 2 CALLS, NORTH 00° 57' 17" WEST FOR A DISTANCE OF 185.23 FEET TO A POINT; THENCE NORTH 44° 07' 41" EAST; FOR A DISTANCE OF 35.40 FEET TO AN EXISTING IRON PIPE ON THE SOUTHERN RIGHT OF WAY OF CARL SANDBURG COURT; THENCE ALONG SAID RIGHT OF WAY FOR 3 CALLS, NORTH 88° 56' 41" EAST FOR A DISTANCE OF 379.88 FEET TO AN EXISTING IRON PIPE; THENCE NORTH 88° 59' 16" EAST FOR A DISTANCE OF 66.36 FEET TO AN EX MAGNETIC NAIL, SAID POINT BEING THE BEGINNING OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 1684.51 FEET, A CHORD OF 21.54 FEET, BEARING NORTH 89° 21' 15" EAST; THENCE ALONG THE ARC OF SAID CURVE A LENGTH OF 21.54 FEET TO A POINT; THENCE LEAVING SAID RIGHT OF WAY, SOUTH 01° 00' 55" EAST FOR A DISTANCE OF 211.21 FEET TO AN EXISTING IRON PIPE; THENCE SOUTH 53° 39' 12" EAST FOR A DISTANCE OF 71.47 FEET TO AN EXISTING IRON PIPE; THENCE SOUTH 01° 00' 55" EAST FOR A DISTANCE OF 151.71 FEET TO AN EXISTING IRON PIPE; THENCE NORTH 60° 23" 56" WEST FOR A DISTANCE OF 66.20 FEET TO AN EXISTING IRON PIPE; THENCE NORTH 54° 27' 11" WEST FOR A DISTANCE OF 43.02 FEET TO AN EXISTING IRON PIPE; THENCE NORTH 65° 05' 13" WEST FOR A DISTANCE OF 44.16 FEET TO AN EXISTING IRON PIPE; THENCE NORTH 31° 56' 54" WEST FOR A DISTANCE OF 19.29 FEET TO AN EXISTING IRON PIPE; THENCE NORTH 24° 55' 46" WEST FOR A DISTANCE OF 9.54 FEET TO AN EXISTING IRON PIPE; THENCE NORTH 00° 57' 17" WEST FOR A DISTANCE OF 92.60 FEET TO AN EXISTING IRON PIPE; THENCE SOUTH 88° 54' 22" WEST FOR A DISTANCE OF 404.95 FEET TO AN EXISTING IRON PIPE; SAID IRON PIPE BEING THE POINT OF BEGINNING AND CONTAINING 2.8431 AC OR 123,847 S.F.

For Informational Purposes: Commonly known as: 117 Sunnybrook Road, Raleigh, NC

Tax Parcel: 0000410317-2020-2020-000000

78580509.10

A 1.731 acre, or 75,395 square feet more or less, tract of land being the remainder of Lot 6, Block 2, New City Block 14702, OAKLAND ESTATES, in the City of San Antonio, Bexar County, Texas, according to plat recorded in Volume 980, Pages 281A-281B, Deed and Plat Records, Bexar County, Texas, and being that tract described in deed to 9157 Huebner, Ltd. recorded in Volume 7117, Page 696 of the Official Public Records of Bexar County, Texas, out of the J. Alemeda Survey No. 81, Abstract 26, in the City of San Antonio, Bexar County, Texas.

For Informational Purposes: Commonly known as: 9157 Huebner Road, San Antonio, TX

78580509.10

Lot 47, New City Block 14862, Network.com Replat, in the City of San Antonio, Bexar County, Texas, according to plat recorded in Volume 9576, Page 212, Deed and Plat Records, Bexar County, Texas.

TOGETHER WITH RIGHTS set out in that Roadway Construction and Maintenance Agreement recorded in Volume 11198, Page 2274, Official Public Records of Real Property of Bexar County, Texas, and that Assignment and Assumption of Agreement recorded in Volume 13092, Page 2261, Real Property Records, Bexar County, Texas,

TOGETHER WITH RIGHTS set out in that Declaration of Drainage Easements, Covenants and Conditions recorded in Volume 11198, Page 2290, Official Public Records of Real Property of Bexar County, Texas, and Assignment and Assumption of Easement recorded in Volume 13092, Page 2261, Real Property Records, Bexar County, Texas.

For Informational Purposes: Commonly known as: 5255 Prue Road, San Antonio, TX

78580509.10

TRACT 1:

A TRACT OR PARCEL CONTAINING 3.095 ACRES OR 134,819 SQUARE FEET OF LAND BEING OUT OF UNRESTRICTED RESERVE "A", BLOCK 1, MAIN STREET KINGWOOD RECORDED UNDER FILM CODE NO. 671134 HARRIS COUNTY MAP RECORDS (H.C.M.R.), AND A CALLED 33.7103 ACRE TRACT OF LAND CONVEYED TO MAIN STREET KINGWOOD, LTD. RECORDED UNDER HARRIS COUNTY CLERK'S FILE (H.C.C.F.) NO. 20140512169, SITUATED IN THE J.W. ASBURY SURVEY, ABSTRACT NO. 91, HARRIS COUNTY, TEXAS, WITH SAID 3.095 ACRE TRACT BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS, WITH ALL BEARINGS BASED ON THE TEXAS STATE PLANE COORDINATE SYSTEM, SOUTH CENTRAL ZONE (NAD 83):

BEGINNING AT CAPPED 3/4-INCH IRON ROD FOUND ON THE SOUTH LINE OF A CALLED 6.527 ACRE TRACT OF LAND CONVEYED TO HARRIS COUNTY FLOOD CONTROL DISTRICT RECORDED UNDER H.C.C.F NO. H361520, AND MARKING THE NORTHWEST CORNER OF UNRESTRICTED RESERVE "A", BLOCK 1, KINGS CROSSING SECTION NINE, REPLAT NO. 1 RECORDED UNDER F.C. NO. 674217 H.C.M.R., THE NORTHEAST CORNER OF SAID UNRESTRICTED RESERVE "A" OF MAIN STREET KINGWOOD, AND THE HEREIN DESCRIBED TRACT;

THENCE, SOUTH 09 DEG. 31 MIN. 45 SEC. WEST, ALONG THE WEST LINE OF SAID UNRESTRICTED RESERVE "A" OF KINGS CROSSING, AND THE EAST LINE OF SAID UNRESTRICTED RESERVE "A" OF MAIN STREET KINGWOOD, A DISTANCE OF 179.71 FEET TO A CAPPED 3/4- INCH IRON ROD FOUND AT THE BEGINNING OF A TANGENT CURVE TO THE LEFT;

THENCE, WITH SAID TANGENT CURVE TO THE LEFT, CONTINUING ALONG THE WEST LINE OF SAID UNRESTRICTED RESERVE "A" OF KINGS CROSSING, AND THE EAST LINE OF SAID UNRESTRICTED RESERVE "A" OF MAIN STREET KINGWOOD, HAVING A RADIUS OF 1,630.00 FEET, A CENTRAL ANGLE OF 07 DEG. 22 MIN. 49 SEC., AN ARC LENGTH OF 209.96 FEET, AND A CHORD BEARING AND DISTANCE OF SOUTH 05 DEG. 50 MIN. 20 SEC. WEST - 209.82 FEET TO A CAPPED 5/8" IRON ROD STAMPED "WINDROSE LAND SERVICES" SET MARKING THE SOUTHEAST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE, OVER AND ACROSS SAID UNRESTRICTED RESERVE "A" OF MAIN STREET KINGWOOD, THE FOLLOWING COURSES AND DISTANCES:

NORTH 89 DEG. 20 MIN. 48 SEC. WEST A DISTANCE OF 55.61 FEET TO A CAPPED 5/8" IRON ROD STAMPED "WINDROSE LAND SERVICES" SET FOR AN INTERIOR CORNER OF THE HEREIN DESCRIBED TRACT;

SOUTH 01 DEG. 22 MIN. 28 SEC. WEST A DISTANCE OF 4.65 FEET TO A CAPPED 5/8" IRON ROD STAMPED "WINDROSE LAND SERVICES" SET FOR A SOUTHEAST CORNER OF THE HEREIN DESCRIBED TRACT;

SOUTH 89 DEG. 59 MIN. 38 SEC. WEST A DISTANCE OF 240.08 FEET TO A CAPPED 5/8" IRON ROD STAMPED "WINDROSE LAND SERVICES" SET FOR AN INTERIOR CORNER OF THE HEREIN DESCRIBED TRACT;

SOUTH, A DISTANCE OF 19.00 FEET TO A CAPPED 5/8" IRON ROD STAMPED "WINDROSE LAND SERVICES" SET FOR A SOUTHEAST CORNER OF THE HEREIN DESCRIBED TRACT;

WEST, A DISTANCE OF 53.07 FEET TO A CAPPED 5/8" IRON ROD STAMPED "WINDROSE LAND SERVICES" SET MARKING THE SOUTHWEST CORNER OF THE HEREIN DESCRIBED TRACT AND THE BEGINNING OF A CURVE TO THE RIGHT;

WITH SAID CURVE TO THE RIGHT, HAVING A RADIUS OF 600.54 FEET, A CENTRAL ANGLE OF 07 DEG. 26 MIN. 09 SEC., AN ARC LENGTH OF 77.94 FEET, AND A CHORD BEARING AND DISTANCE OF NORTH 15 DEG. 22 MIN. 54 SEC. EAST - 77.88 FEET TO A CAPPED 5/8" IRON ROD STAMPED "WINDROSE LAND SERVICES" SET AT THE BEGINNING OF A REVERSE CURVE TO THE LEFT; WITH

78580509.10

SAID REVERSE CURVE TO THE LEFT, HAVING A RADIUS OF 222.08 FEET, A CENTRAL ANGLE OF 18 DEG. 00 MIN. 36 SEC., AN ARC LENGTH OF 69.81 FEET, AND A CHORD BEARING AND DISTANCE OF NORTH 11 DEG. 35 MIN. 52 SEC. EAST - 69.52 FEET TO A CAPPED 5/8" IRON ROD STAMPED "WINDROSE LAND SERVICES" SET AT THE BEGINNING OF A REVERSE CURVE TO THE RIGHT;

WITH SAID REVERSE CURVE TO THE RIGHT, HAVING A RADIUS OF 4,678.60 FEET, A CENTRAL ANGLE OF 03 DEG. 08 MIN. 52 SEC., AN ARC LENGTH OF 257.05 FEET, AND A CHORD BEARING AND DISTANCE OF NORTH 00 DEG. 05 MIN. 14 SEC. EAST - 257.02 FEET TO A CAPPED 5/8" IRON ROD STAMPED "WINDROSE LAND SERVICES" SET ON THE SOUTH LINE OF SAID 6.527 ACRE TRACT, AND THE NORTH LINE OF SAID UNRESTRICTED RESERVE "A" OF MAIN STREET KINGWOOD, AND MARKING THE NORTHWEST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE, NORTH 83 DEG. 36 MIN. 38 SEC. EAST, ALONG THE COMMON LINE OF SAID 6.527 ACRE TRACT AND RESTRICTED RESERVE "A" OF MAIN STREET KINGWOOD, A DISTANCE OF 108.74 FEET TO A CAPPED 3/4-INCH IRON ROD FOUND AT THE BEGINNING OF A TANGENT CURVE TO THE RIGHT;

THENCE, WITH SAID TANGENT CURVE TO THE RIGHT, CONTINUING ALONG SAID COMMON LINE, HAVING A RADIUS OF 1,035.00 FEET, A CENTRAL ANGLE OF 14 DEG. 15 MIN. 28 SEC., AN ARC LENGTH OF 257.55 FEET, AND A CHORD BEARING AND DISTANCE OF SOUTH 89 DEG. 15 MIN. 39 SEC. EAST - 256.89 FEET TO THE PLACE OF BEGINNING AND CONTAINING 3.095 ACRES OR 134,819 SQUARE FEET OF LAND.

TRACT 2:

Easement and signage rights, created and granted by instrument entitled Declaration of Restrictive Covenants and Reservation of Easement, recorded on October 26, 2018 in Clerk's File No. RP-2018-489889, Official Public Records of Harris County, Texas.

For Informational Purposes: Commonly known as: 4533 Kingwood Drive, Kingwood, TX

78580509.10

ALL that certain plot, piece or parcel of land, situate, lying and being in the Incorporated Village of Garden City, Town of Hempstead, County of Nassau and State of New York, bounded and described as follows:

BEGINNING at a point on the southerly side of Seventh Street, distant 150 feet easterly from the corner formed by the intersection of the southerly side of Seventh Street with the easterly side of Franklin Avenue;

RUNNING THENCE easterly along the southerly side of Seventh Street, 50 feet;

THENCE southerly along a line forming an interior angle of 89° 46' 30" with the southerly side of Seventh Street, 113.67 feet to the Incorporated Village of Garden City Parking Field;

THENCE westerly along said last mentioned land parallel with the southerly side of Seventh Street, 50 feet;

THENCE northerly along a line forming an interior angle of 90° 13' 30" with the southerly side of Seventh Street, 113.67 feet to the southerly side of Seventh Street, the point or place of BEGINNING.

For Informational Purposes: Commonly known as: 224 Seventh Street, Garden City, NY

For Information Only Section 34 Block 91 Lot 120.

78580509.10

EXHIBIT B

ASSIGNMENT AND ACCEPTANCE

Dated _____________, _____

Reference is made to the Loan Agreement dated as of September 30, 2021 (as extended, renewed, amended or restated from time to time, the “Loan Agreement”) among MOB Cedar Park, L.L.C., MOB 5255 San Antonio, L.L.C., MOB 9157 San Antonio, L.L.C., MOB Raleigh, L.L.C., MOB 1431 Houston, L.L.C., MOB 1 New Britain, L.L.C., MOB 300 New Britain, L.L.C., MOB Oklahoma City, L.L.C., MOB Peoria, L.L.C., MOB Phoenix, L.L.C., MOB 3855 Gilbert, L.L.C., MOB 700 Chandler, L.L.C., MOB 3686 Gilbert, L.L.C., MOB Kingwood, L.L.C., MOB Garden City, L.L.C., and IPCAAF MOB Portfolio II, L.L.C., each a Delaware limited liability company, the Guarantors party thereto, the Lenders thereto, and BMO Harris Bank N.A., as Administrative Agent (the “Administrative Agent”). Terms defined in the Loan Agreement are used herein with the same meaning.

______________________________________________________ (the “Assignor”) and _________________________ (the “Assignee”) agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the amount and specified percentage interest shown on Annex I hereto of the Assignor’s rights and obligations under the Loan Agreement as of the Effective Date (as defined below), including, without limitation, the Assignor’s Commitments as in effect on the Effective Date and the portion of the Loan, if any, owing to the Assignor on the Effective Date.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of their respective obligations under the Loan Agreement or any other instrument or document furnished pursuant thereto.

3. The Assignee (i) confirms that it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered to the Lenders pursuant to Section 4.1.8 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; and (v) specifies as its lending office (and address for notices) the offices set forth on its Administrative Questionnaire.

78580509.10

4. As consideration for the assignment and sale contemplated in Annex I hereof, the Assignee shall pay to the Assignor on the Effective Date in Federal funds the amount agreed upon between them. It is understood that commitment and/or letter of credit fees accrued to the Effective Date with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from, and including, the Effective Date are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

5. The effective date for this Assignment and Acceptance shall be ___________ (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent and, if required, Borrower.

6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

7. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement for periods prior to the Effective Date directly between themselves.

8. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

[Remainder of page intentionally left blank. Signature pages follow.]

78580509.10

[Assignor Lender]

By:_________________________________

Name_______________________________

Title________________________________

[Assignee Lender]

By:_________________________________

Name_______________________________

Title________________________________

Accepted and consented this

____ day of _____________

[Insert Name of Borrower]

By:

Name

Title

Accepted and consented to by the Administrative

Agent this ___ day of ________

BMO Harris Bank N.A.,

as Administrative Agent

By:

Name

Title

78580509.10

Annex I

to Assignment and Acceptance

The assignee hereby purchases and assumes from the assignor the following interest in and to all of the Assignor’s rights and obligations under the Loan Agreement as of the effective date.

Aggregate Commitment/Loan For All Lenders	Amount of Commitment/Loan Assigned	Percentage Assigned of Commitment/Loan
$_____________	$_____________	_____%

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EXHIBIT C

FORM OF NOTE

PROMISSORY NOTE

$___________	Chicago, Illinois ________, 202___

FOR VALUE RECEIVED _________________________, a _______________, as maker, having its principal place of business at ____________ (“Borrower”), hereby unconditionally promises to pay to ______________________, as lender, or its registered assigns, having an address at _________________________ (“Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of ________________________________ AND NO/100 DOLLARS ($____________), in lawful money of the United States of America, with interest thereon to be computed from the date of this Promissory Note (this “Note”) at the Interest Rate, and to be paid in arrears in accordance with the terms of this Note and that certain Loan Agreement dated the date hereof among Borrower, BMO Harris Bank, N.A., a national banking association, as Administrative Agent, sole lead arranger and sole lead bookrunner, and as lender, and the other lenders party thereto from time to time (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1. PAYMENT TERMS

Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in the Loan Agreement, and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

ARTICLE 2. DEFAULT AND ACCELERATION

The Debt shall become immediately due and payable at the option of Lender upon the occurrence of an Event of Default or as otherwise set forth in the Loan Agreement.

ARTICLE 3. LOAN DOCUMENTS

This Note is secured by the Security Instrument and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Security Instrument and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4. SAVINGS CLAUSE

Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the maximum lawful rate or amount, (b) in calculating whether any interest exceeds the lawful maximum, all

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such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

ARTICLE 5. NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 6. WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower or any other Person who may become liable for the payment of all or any part of the Debt under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership or limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the Persons comprising the partnership or limited liability company, and the term “Borrower,” as used herein, shall include any alternate or successor partnership or limited liability company, but any predecessor partnership or limited liability company and its partners or members shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower,” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, limited liability company or corporation, which may be set forth in the Loan Agreement, the Security Instrument or any other Loan Document.

ARTICLE 7. TRANSFER

Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

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ARTICLE 8. RECOURSE

The provisions of Section 12.20 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

ARTICLE 9. GOVERNING LAW

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE CITY OF CHICAGO AND STATE OF ILLINOIS IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE AND THE OTHER LOAN DOCUMENTS.

ARTICLE 10. NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 12.6 of the Loan Agreement.

[NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note as of the day and year first above written.

By:_______________________________

Name: ____________________________

Title: _____________________________

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EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

MOB Cedar Park, L.L.C., MOB 5255 San Antonio, L.L.C., MOB 9157 San Antonio, L.L.C., MOB Raleigh, L.L.C., MOB 1431 Houston, L.L.C., MOB 1 New Britain, L.L.C., MOB 300 New Britain, L.L.C., MOB Oklahoma City, L.L.C., MOB Peoria, L.L.C., MOB Phoenix, L.L.C., MOB 3855 Gilbert, L.L.C., MOB 700 Chandler, L.L.C., MOB 3686 Gilbert, L.L.C., MOB Kingwood, L.L.C., MOB Garden City, L.L.C., and IPCAAF MOB Portfolio II, L.L.C.

Compliance Certificate

To: BMO Harris Bank N.A. as Administrative Agent under, and the Lenders parties to, the Loan Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Loan Agreement dated as of September 30, 2021, among us (as extended, renewed, amended or restated from time to time, the “Loan Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Loan Agreement.

The undersigned hereby certifies that:

1. I am the duly elected ____________ of ___________________________________;

2. I have reviewed the terms of the Loan Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as follows: ____________. Without limitation of the foregoing, as of the date of this certificate, no Distributions (as defined in Section 4.2.9 of the Loan Agreement) have been made in violation of Section 4.2.9.

4. The financial statements required by Section 4.1.8 of the Loan Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby.

5. Schedule I hereto sets forth financial data and computations evidencing the Borrower’s calculation of the Debt Yield, all of which data and computations are, to my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Loan Agreement.

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of __________________ 20___.

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[Insert Name of Borrower]

By

Name

Title

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Schedule I

to Compliance Certificate

MOB Cedar Park, L.L.C., MOB 5255 San Antonio, L.L.C., MOB 9157 San Antonio, L.L.C., MOB Raleigh, L.L.C., MOB 1431 Houston, L.L.C., MOB 1 New Britain, L.L.C., MOB 300 New Britain, L.L.C., MOB Oklahoma City, L.L.C., MOB Peoria, L.L.C., MOB Phoenix, L.L.C., MOB 3855 Gilbert, L.L.C., MOB 700 Chandler, L.L.C., MOB 3686 Gilbert, L.L.C., MOB Kingwood, L.L.C., MOB Garden City, L.L.C., and IPCAAF MOB Portfolio II, L.L.C.

Debt Yield

Calculations

for Loan Agreement dated as of September 30, 2021

Calculations as of _____________, _______

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EXHIBIT E

SURVEY REQUIREMENTS

1. Requirements. The survey shall be made in accordance with, and meet the requirements of, the certification below by a registered professional engineer or registered professional land surveyor. The description shall be a single metes and bounds perimeter description of the entire land, and a separate metes and bounds description of the perimeter of each constituent tract or parcel out of the land. The total acreage and square footage of the land and each constituent tract or parcel of the land shall be certified. If the land has been recorded on a map or plat as part of an abstract or subdivision, all survey lines must be shown, and all lot and block lines (with distances and bearings) and numbers, must be shown. The date of any revisions subsequent to the initial survey prepared pursuant to these requirements must also be shown.

2. Certification. The certification for the property description and the map or plat shall be addressed to Administrative Agent for the Lenders, Borrower and the Title Company, signed by the surveyor (a registered professional land surveyor or registered professional engineer), bearing current date, registration number, and seal, and shall be in the following form or its substantial equivalent:

To BMO Harris Bank N.A., as a Lender and as Administrative Agent for the Lenders, _________________________, as Borrower, and _______________________, as Title Company:

This is to certify that this map or plat and the survey on which it is based were made in accordance with the 2021 Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys, jointly established and adopted by ALTA and NSPS, and includes Items 1, 2, 3, 4 (in square feet or acres), 6, 8, 13, 14, 16, 17, 18, 19 and 20, and if buildings are located on the land, optional items 7(a), 7(b)(l), 7(c), and 9, and 10(a) of Table A thereof. The field work was completed on___________________________.

Date of Plat or Map: ______________________

(Surveyor's signature, printed name and seal with Registration/License Number)

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EXHIBIT F

Form of Request for Loan Extension

BMO Harris Bank N.A., as Administrative Agent

115 S. LaSalle Street, 19W
Chicago, Illinois 60603

Ladies and Gentlemen:

Reference is hereby made to that certain Loan Agreement dated as of September 30, 2021 (as amended from time to time, the “Loan Agreement”), between BMO Harris Bank N.A., as Administrative Agent for itself and such other co-lenders party thereto and MOB Cedar Park, L.L.C., MOB 5255 San Antonio, L.L.C., MOB 9157 San Antonio, L.L.C., MOB Raleigh, L.L.C., MOB 1431 Houston, L.L.C., MOB 1 New Britain, L.L.C., MOB 300 New Britain, L.L.C., MOB Oklahoma City, L.L.C., MOB Peoria, L.L.C., MOB Phoenix, L.L.C., MOB 3855 Gilbert, L.L.C., MOB 700 Chandler, L.L.C., MOB 3686 Gilbert, L.L.C., MOB Kingwood, L.L.C., MOB Garden City, L.L.C., and IPCAAF MOB Portfolio II, L.L.C., each a Delaware limited liability company (collectively, “Borrower”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

Borrower hereby exercises Borrower’s option set forth in Section 2.3.3 of the Loan Agreement to extend the Maturity Date of the Loan from _____ to _____. Borrower hereby certifies that there exists no Default or Event of Default under the Loan Documents, and all representations and warranties of Borrower in the Loan Agreement are true and correct. Borrower further certifies that all conditions precedent to such extension have been satisfied, including without limitation, the following:

(a) Upon the earlier of (i) delivery of written notice by Administrative Agent to Borrower that all conditions for the extension of the Maturity Date as set forth in Section 2.3.3 have been met (or waived) and (ii) the first day of the applicable Extension Period, Borrower shall pay to Administrative Agent an extension fee in an amount equal to 0.10% of the Principal Balance.

(b) The Debt Yield is at least 8.5%, calculated as of the last day of the calendar month immediately preceding the date of this notice.

(d) The LTV Ratio is not greater than 62% as of the first day of such Extension Period.

(e) The WALT for all of the Properties (calculated in the aggregate) is four (4) years or greater.

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Each Borrower certifies that the statements made in this Borrower’s Certificate and any documents submitted herewith and identified herein are true and has duly caused this Borrower’s Certificate to be signed on its behalf by the undersigned, thereunto duly authorized.

___________________________

By:
Name:
Title:

F-2

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EXHIBIT G

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”) is made as of this [ ] day of [ ], 202[ ] (the “Effective Date”), by and among each of the entities listed on Exhibit A attached hereto (collectively, the “Existing Borrowers”) and BMO HARRIS BANK N.A., a national banking association, as Administrative Agent (“Administrative Agent”) and each of the entities listed on Exhibit B attached hereto (individually and/or collectively, the “Joining Borrower”).

RECITALS

WHEREAS, the Existing Borrowers, Administrative Agent and BMO Harris Bank N.A., as the initial lender (together with such other lenders that may be a party to the Loan Agreement from time to time, the “Lenders”) entered into (i) that certain Loan Agreement, dated as of September 30, 2021 (as amended, joined, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), and (ii) each other document listed on Schedule 1 hereto (together with the Loan Agreement, as amended, joined, restated, supplemented or otherwise modified from time to time, the “Loan Documents”);

WHEREAS, in connection with a Partial Substitution in accordance with the terms of the Loan Agreement, the parties hereto each desire to add the Joining Borrower as a Borrower under the Loan Documents, as set forth in this Agreement; and

WHEREAS, the parties hereto agree that as of the Effective Date (as defined below), the Joining Borrower shall be a Borrower under the Loan Documents, as more specifically provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

2. Joinder to Loan Agreement. Without relieving the Existing Borrowers of any of their obligations and liabilities under the Loan Agreement, effective as of the Effective Date, the Joining Borrower joins in and agrees to be bound by all of the terms and provisions of the Loan Agreement and in each instance become a party to the Loan Agreement as a “Borrower” thereunder with the same effect as if it was an original signatory to the Loan Agreement. The Joining Borrower hereby expressly assumes all obligations and liabilities of “Borrower” under the Loan Agreement. The Joining Borrower hereby agrees that this Agreement may be attached to the Loan Agreement. All obligations of the Existing Borrowers and the Joining Borrower pursuant to the Loan Agreement shall be joint and several.

3. Joinder to Note. Without relieving the Existing Borrowers of any of their obligations and liabilities under the Note, effective as of the Effective Date, the Joining Borrower

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joins in and agrees to be bound by all of the terms and provisions of the Note and in each instance become a party to the Note as a co-borrower and co-obligor thereunder and maker thereof with the same effect as if it was an original signatory to the Note. The Joining Borrower hereby expressly assumes all obligations and liabilities of “Borrower” under the Note. All obligations of the Existing Borrowers and the Joining Borrower pursuant to the Note shall be joint and several.

4. Joinder to Other Loan Documents. Without relieving the Existing Borrowers of any of their obligations and liabilities under the other Loan Documents to which they are a party, effective as of the Effective Date, the Joining Borrower joins in and agrees to be bound by all of the terms and provisions of the Loan Documents to which the Existing Borrowers are a party (excluding the Security Instrument and Assignment of Leases and Rents to which the Existing Borrowers are a party (other than any Security Instrument and Assignment of Leases and Rents to which Joining Borrower is a party) (collectively, the “Joined Loan Documents”)) and in each instance become a party to the Joined Loan Documents as a co-borrower thereunder with the same effect as if it was an original signatory to the Joined Loan Documents. The Joining Borrower hereby expressly assumes all obligations and liabilities of a co-borrower under the Joined Loan Documents and a co-indemnitor with respect to the Environmental Indemnity, including any terms relating to (a) the grant of a security interest in the Property, (b) the compliance with all covenants as set forth in the Loan Agreement and each other Joined Loan Document, (c) indemnities applicable to a Borrower and (d) each Event of Default set forth in Section 10.1 of the Loan Agreement. The Joining Borrower hereby makes each of the covenants and agreements made by a Borrower under the Loan Agreement and each other Joined Loan Document, as if each such covenant was set forth herein, mutatis mutandis. All obligations of the Existing Borrowers and the Joining Borrowers pursuant to the Joined Loan Documents shall be joint and several. [Note: the DACA may need to be amended to add the Joining Borrower / Joining Borrower account]

5. Representations. Each Existing Borrower hereby represents and warrants to Administrative Agent and Lenders that the representations and warranties made by each Borrower in the Loan Documents (including, without limitation, Article III of the Loan Agreement and Section 1 of the Environmental Indemnity) are true and correct in all material respects, in each case, as of the date hereof, excluding representations and warranties that were made as of a specific date, and subject to any changes in facts or circumstances permitted to have occurred, or not prohibited from having occurred, pursuant to the terms of the Loan Documents (in which case such change of facts and circumstances are set forth on Schedule 2 attached hereto, which such schedule contains reference to the applicable representation(s) and warranty(ies) or sets forth any exceptions to such representations and warranties). Except as described in the Exception Report attached hereto as Schedule 2, Joining Borrower hereby makes, with respect to itself and the individual Property of such Joining Borrower (each, the “Joining Individual Property”), as of the date hereof (unless such representation or warranty is made on and as of the Closing Date under the Loan Agreement, in which case, as of the date hereof), all of the representations and warranties that are applicable to an individual Borrower that are set forth in the Loan Documents (including, without limitation, Article III of the Loan Agreement and Section 1 of the Environmental Indemnity), which representations are true and correct in all respects, in each case, as of the date hereof.

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6. Amendment to Exhibits and Schedules to the Loan Agreement. [ ]1

7. Effective Date. This Agreement shall become effective on the first date on which the parties hereto have duly executed this Agreement and Guarantor has duly executed the Reaffirmation of Guaranty in the form attached hereto (such date being the “Effective Date”).

8. Borrower Certification. The Joining Borrower shall have delivered a certification, in form reasonably satisfactory to Administrative Agent, attaching a true, correct and accurate copy of the rent roll for the Joining Individual Property.

9. No Default. The Existing Borrowers and the Joining Borrower hereby certify that no Default or Event of Default exists and is continuing.

10. Joining Borrower. The Joining Borrower’s exact legal name is correctly set forth in the first paragraph of this Agreement. On the Effective Date, the Joining Borrower’s principal place of business is located at [ ]. On the Effective Date, the Joining Borrower’s jurisdiction of organization is the State of Delaware, Joining Borrower is in good standing in the State of Delaware, and the Joining Borrower is qualified to do business and is in good standing in the State of [______________]. Schedule 3 attached hereto sets forth as of the Effective Date the ownership structure for the Borrower and each of its direct equity holders and is true and correct in all respects as of the Effective Date and shall replace Schedule 3.1.1 to the Loan Agreement.

11. Joint and Several Liability. Notwithstanding anything in the Loan Documents to the contrary, each Borrower hereby acknowledges and agrees that Borrowers are jointly and severally liable to Administrative Agent and Lenders pursuant to Article XIII of the Loan Agreement.

12. Further Assurances. The parties hereto shall each take any and all further actions and execute and deliver any and all such further documents and undertakings as are necessary or reasonably requested by the other party to effectuate the purposes of this Agreement in accordance with the Loan Agreement. The undertakings set forth in this Section 12 shall survive the execution and delivery of this Agreement.

13. Fees and Expenses. Borrowers agree to pay to Administrative Agent all reasonable third-party out-of-pocket fees, costs and expenses incurred by Administrative Agent in connection with this Agreement (including reasonable out-of-pocket fees, costs and expenses of Administrative Agent’s legal counsel incurred in connection with this Agreement).

14. Limited Effect. Except as expressly supplemented by this Agreement, each of the Loan Documents shall continue in full force and effect in accordance with its terms. Reference to this Agreement need not be made in any Loan Document or any other instrument or document executed in connection therewith or herewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, any Loan Document, any reference in any of such items to any Loan Document being sufficient to refer to such Loan Document as supplemented hereby.

1 Note: schedules to be updated as necessary.

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15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS IN ACCORDANCE WITH SECTION 12.2 OF THE LOAN AGREEMENT.

17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall bind the parties hereto.

18. Notices. The parties hereto acknowledge and agree that the address of Joining Borrower and Existing Borrower for receiving notices and for all other purposes of the Loan Documents is the same as set forth for the Borrower in Section 12.6 of the Loan Agreement.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Agreement as of the date first above written.

ADMINISTRATIVE AGENT:

BMO HARRIS BANK N.A., a national banking association, as Administrative Agent

By:

Name:

Title:

EXISTING BORROWERS:

[________], a [________]

By:

Name:

Title:

JOINING BORROWER:

[________], a [________]

By:

Name:

Title:

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REAFFIRMATION OF GUARANTY

The undersigned (on behalf of itself and its successors and assigns) hereby acknowledges and approves the foregoing Joinder Agreement and reaffirms its obligations under that certain Guaranty, dated as of September 30, 2021 and that certain Environmental Indemnity Agreement, dated as of September 30, 2021 (collectively, the “Guaranty Agreements”) and agrees that such Guaranty Agreements and its obligations thereunder shall continue and remain in full force and affect in accordance with its terms with respect to each Borrower and their respective Individual Property as well as from and after the date hereof, the Joining Borrower and the Joining Individual Property. Any terms capitalized but not otherwise defined shall have the respective meanings set forth in the Joinder Agreement.

Dated: [ ]

GUARANTOR:

Inland Private Capital Corporation, a Delaware corporation

By:

Name: _________________________________

Title:

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EXHIBIT A (to Form of Joinder)

Existing Borrowers

MOB Cedar Park, L.L.C.

MOB 5255 San Antonio, L.L.C.

MOB 9157 San Antonio, L.L.C.

MOB Raleigh, L.L.C.

MOB 1431 Houston, L.L.C.

MOB 1 New Britain, L.L.C.

MOB 300 New Britain, L.L.C.

MOB Oklahoma City, L.L.C.

MOB Peoria, L.L.C.

MOB Phoenix, L.L.C.

MOB 3855 Gilbert, L.L.C.

MOB 700 Chandler, L.L.C.

MOB 3686 Gilbert, L.L.C.

MOB Kingwood, L.L.C.

MOB Garden City, L.L.C., and

IPCAAF MOB Portfolio II, L.L.C.,

each a Delaware limited liability company

A-1

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EXHIBIT B (to Form of Joinder)

Joining Borrowers

B-1

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SCHEDULE 1 (to Form of Joinder)

LOAN DOCUMENTS

[All Loan Documents are dated as of September 30, 2021 unless otherwise indicated below.]

Schedule 1-1

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SCHEDULE 2 (to Form of Joinder)

Exception Report

Schedule 2-1

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SCHEDULE 3 (to Form of Joinder)

Organizational Chart

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SCHEDULE 1

Index of Other Definitions

“Acquisition Date” – Section 11.10(b)

“Affected Lender” - Section 2.5

“Borrower” – Introductory Paragraph

“Business Plan” - Section 11.10(b)

“Cash Collateral Subaccount” – Section 8.3

“Cash Management Accounts” – Section 8.4

“Central Account” - Section 8.1

“Deposit Account” - Section 8.1

“Distributions” - Section 4.2.9

“ERISA” - Section 3.1.7.

“Event of Default” - Section 10.1

“Extension Period” – Section 2.3.3

“First Extended Maturity Date” – Section 2.3.3

“Future Commitment” – Section 2.6(e)

“Indemnified Liabilities” - Section 12.13

“Indemnified Party” - Section 12.13

“Insurance Funds” – Section 6.2.1

“Insurance Reserve” – Section 6.2.1

“Insurance Premiums” - Section 5.1.1(b)

“Interest Rate Cap Agreement” – Section 2.10

“Late Charge” - Section 2.3.1(c)

“Leasing Reserve” – Section 6.3

“Lending Office” - Section 2.7

“LIBOR Breakage Fee” - Section 2.3.7

“Net Property Proceeds” - Section 5.2.1(b)

“Net Condemnation Proceeds” – Section 5.2.2

“Note” - Section 2.1.3

“Notice” - Section 12.6

“OFAC Rules” - Section 3.1.35

“Partial Release” – Section 2.8

“Partial Substitution” – Section 2.9

“Participant Register” - Section 9.1(b)

“Permitted Indebtedness” - Section 4.2.4

“Plan Assets Regulation” - Section 3.1.7

“Policies” - Section 5.1.1(b)

“Prepayment Fee” – Section 2.4

“Prohibited Person” - Section 3.1.36

“Property Manager” – Section 11.10(b)

“Register” – Section 9.2(b)

“Replacement Borrower” – Section 2.9

“Replacement Individual Property” – Section 2.9

“Replacement Property Documents” – Schedule 2.1B

“Reserve Funds” – Section 6.4

“Rollover Reserve Subaccount” – Section 8.6

“Second Extended Maturity Date” – Section 2.3.3

“Security Deposit Account” - Section 8.2

Schedule 1 - 1

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“Security Deposit Subaccount” – Section 8.2

“Special Advance” - Section 2.6(c)

“Subaccounts” – Section 8.1

“Syndication” - Section 9.4

“Tax Funds” – Section 6.1.1

“Tax Reserve” – Section 6.1.1

“Term Sheet” – Section 4.1.11(e)

Schedule 1 - 2

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SCHEDULE 2

SCHEDULE OF LENDERS

BMO Harris Bank N.A., as Lender: Commitment Amount: $122,655,000.00

Percentage: 100%

Schedule 2 - 1

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SCHEDULE 2.1

CLOSING CONDITIONS

A. CLOSING CONDITIONS PRECEDENT

Lenders’ obligation to open the Loan shall be subject to Administrative Agent’s receipt, review, approval and/or confirmation of the following, at Borrower’s cost and expense, each in form and content satisfactory to Administrative Agent in its reasonable discretion:

1. Appraisal. The Loan Amount shall not exceed 65.0% of the “as-is” appraised value of the Properties as evidenced by a third-party appraisal reviewed and accepted by Administrative Agent.

2. Equity: Evidence reasonably satisfactory to Administrative Agent that Borrowers’ cash equity invested in the Properties is not less than $66,045,000.00.

3. Loan Documents. The Loan Documents, executed by Borrower and, as applicable, Guarantor and each other party thereto.

4. Title Insurance Policy. ALTA (or equivalent) mortgagee policies of title insurance with respect to each Individual Property in the aggregate maximum amount of the Loan, with reinsurance and endorsements as Administrative Agent may require, containing no exceptions to title (printed or otherwise) which are unacceptable to Administrative Agent, and insuring that the Security Instrument is a first‑priority Lien on each Individual Property and related collateral.

5. Survey. A current ALTA/ACSM land title survey of each Individual Property, dated or updated to a date not earlier than thirty (30) days prior to the date hereof, certified to Administrative Agent and the issuer of Administrative Agent’s title insurance, prepared by a licensed surveyor acceptable to Administrative Agent and such Title Company, and conforming to Exhibit E hereto or Administrative Agent’s current standard survey requirements.

6. Insurance. Evidence of insurance as required by this Agreement, and conforming in all respects to the requirements of Administrative Agent, for which the premiums have been fully prepaid with endorsements satisfactory to Administrative Agent.

7. Organizational Documents. All documents evidencing the formation, organization, valid existence, good standing, and due authorization of and for Borrower and Guarantor and the authorization for the execution, delivery, and performance of the Loan Documents by Borrower and Guarantor.

8. Legal Opinions. Legal opinions issued by counsel for Borrower and Guarantor, covering due authorization, execution and delivery and enforceability of the Loan Documents and also containing such other legal opinions as Administrative Agent shall require.

9. Searches. Current bankruptcy, federal tax lien and judgment searches and searches of all Uniform Commercial Code financing statements filed in each place UCC Financing Statements are to be filed hereunder, demonstrating the absence of adverse claims.

10. Litigation. Evidence that no litigation or proceedings shall be pending or threatened which could or might cause a Material Adverse Change with respect to Borrower, Guarantor or the Property.

Schedule 2.1 - 1

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11. Environmental Report. A current Phase I Environmental Report (and, if requested by Administrative Agent, a current Phase II Environmental Report), with respect to the Property.

12. Property Condition Report. A current property condition report with respect to each Individual Property.

13. Rent Roll and Leases. A current rent roll of the Property, which Borrower shall represent and warrant is true and correct. Such rent roll shall include the following information: (a) tenant names; (b) unit/suite numbers; (c) area of each demised premises and total area of the Property (stated in net rentable square feet); (d) rental rate (including escalations) (stated in gross amount and in amount per net rentable square foot per year); (e) lease term (commencement, expiration and renewal options); (f) expense pass‑throughs; (g) cancellation/termination provisions; and (h) security deposit. In addition, Borrower shall provide Administrative Agent with a copy of the standard lease form to be used by Borrower in leasing space in the Property, and true and correct copies of all Leases of the Property.

14. Management Agreement. A copy of the Management Agreement, certified by Borrower as being true, correct and complete.

15. Financial Statements. Current annual financial statements of Borrower, the Guarantor, and such other persons or entities connected with the Loan as Administrative Agent may request, each in form and substance and certified by such individual as acceptable to Administrative Agent. Borrower and the Guarantor shall provide such other additional financial information as Administrative Agent reasonably requires.

16. Flood Hazard. Evidence that the Property is not located in an area designated by the Secretary of Housing and Urban Development as a special flood hazard area, or flood hazard insurance acceptable to Administrative Agent in its sole discretion.

17. Reserve Deposits. Borrower’s deposit with Administrative Agent of the amount required by Administrative Agent under Article VI to fund any required escrows or reserves.

18. Zoning. Evidence indicating compliance of each Individual Property with applicable zoning requirements acceptable to Administrative Agent, including a zoning analysis and compliance report from a zoning company acceptable to Administrative Agent and an ALTA 3.2 06 endorsement to the Title Insurance Policy or, if not available in the applicable State, a legal opinion as to compliance of the applicable Individual Property with zoning and land use laws.

19. Costs and Expenses. Payment of Administrative Agent’s costs and expenses in underwriting, documenting, and closing the transaction, including fees and expenses of Administrative Agent’s inspecting engineers, consultants, and outside counsel.

20. Ground Lease. The Ground Lease, the Ground Lease Estoppel, and Borrower’s Ground Lease Assumption and Ground Lease Lessor’s consent thereto.

21. Estoppels and SNDAs. Estoppel certificates and subordination, non‑disturbance and attornment agreements from tenants and other third parties, as requested by Administrative Agent.

22. Tenant Direction Letters. Copies of tenant direction letters to be sent to the Tenants.

Schedule 2.1 - 2

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23. Representations and Warranties. The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct.

24. No Default. No Default or Event of Default shall have occurred or exist.

25. Fee Letter. All fees due and payable under the Fee Letter shall have been paid.

26. PML Report. If required by Administrative Agent with respect to an Individual Property, a probable maximum loss report, which shall address (A) the probable maximum loss that is likely to be sustained by the Individual Property in the event of an earthquake or other seismic casualty at or affecting the Individual Property, and (B) likelihood and likely intensity of an earthquake or other seismic casualty at or affecting the Individual Property.

27. Beneficial Ownership Certification. If Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Borrower.

28. Additional Documents. Such other documents or items as Administrative Agent or its counsel may require.

B. PARTIAL SUBSTITUTION CONDITIONS PRECEDENT

Administrative Agent’s and each Lender’s obligation to approve a Partial Substitution shall be subject to Administrative Agent’s receipt, review, approval and/or confirmation of the following, at Borrower’s cost and expense, each in form and content satisfactory to Administrative Agent in its sole discretion:

(a) Appraisal. After giving effect to the Partial Substitution, the Principal Balance shall not exceed 65.0% of the “as-is” appraised value of the Properties as evidenced by a third-party appraisal of the Replacement Individual Property and the most recent Appraisals of the other Properties, in each case reviewed and accepted by Administrative Agent.

(b) Replacement Property Documents. The original remaining Borrowers (with respect to the Joinder Agreement), the Replacement Borrower and Guarantor, as applicable, shall have executed and delivered to Administrative Agent the following documents (the “Replacement Property Documents”): (i) a Joinder Agreement in the form of Exhibit G attached hereto; (ii) a Security Instrument and an Assignment of Leases with respect to the Replacement Individual Property, each in the same form in all material respects as the Security Instrument and the Assignment of Leases executed and delivered by the Borrowers for the Properties (with such changes for local law requirements as reasonably determined by Administrative Agent), (iii) if applicable, a “Recycled SPE Certificate” in the form required by Administrative Agent, and (iv) a Reaffirmation of Guaranty from Guarantor, in form satisfactory to Administrative Agent;

(c) Title Insurance Policy. An ALTA (or equivalent) mortgagee policy of title insurance in the amount of the allocated loan amount for such Replacement Individual Property, as reasonably determined by Administrative Agent, with reinsurance and endorsements as Administrative Agent may require, containing no exceptions to title (printed or otherwise) which are unacceptable to Administrative Agent, containing such endorsements to the policy and to the policy obtained for the other Properties (including a “tie-in endorsement) reasonably required by Administrative Agent, and insuring that the Security Instrument is a first‑priority Lien on the Replacement Individual Property and related collateral.

Schedule 2.1 - 3

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(d) Survey. A current ALTA/ACSM land title survey of the Replacement Individual Property, dated or updated to a date not earlier than thirty (30) days prior to the date of the Partial Substitution, certified to Administrative Agent and the Title Company, prepared by a licensed surveyor acceptable to Administrative Agent and such Title Company, and conforming to Exhibit E hereto or Administrative Agent’s current standard survey requirements.

(e) Insurance. Evidence of insurance for the Replacement Individual Property and the Replacement Borrower as required by this Agreement, and conforming in all respects to the requirements of Administrative Agent, for which the premiums have been fully prepaid with endorsements satisfactory to Administrative Agent.

(f) Organizational Documents. All documents evidencing the formation, organization, valid existence, good standing, and due authorization of and for Replacement Individual Borrower and Guarantor and the authorization for the execution, delivery, and performance of the Replacement Property Documents by Borrower and Guarantor.

(g) Legal Opinions. Legal opinions issued by counsel for Borrower and Guarantor, covering due authorization, execution and delivery and enforceability of the Replacement Property Documents and also containing such other legal opinions as Administrative Agent shall require.

(h) Searches. Current bankruptcy, federal tax lien and judgment searches and searches of all Uniform Commercial Code financing statements filed in each place UCC Financing Statements are to be filed hereunder, and any other searches reasonably required by Administrative Agent, in each case demonstrating the absence of any material adverse claims, as determined by Administrative Agent in its reasonable judgment.

(i) Litigation. Evidence that no litigation or proceedings shall be pending or threatened against Replacement Borrower, Guarantor or the Replacement Individual Property which could or might cause a Material Adverse Change with respect to Replacement Borrower, Guarantor or the Property. The Partial Substitution shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to Administrative Agent or any Lender.

(j) Environmental Report. A current Phase I Environmental Report (and, if requested by Administrative Agent, a current Phase II Environmental Report), with respect to the Replacement Individual Property.

(k) Property Condition Report. A current property condition report with respect to the Property.

(l) Rent Roll and Leases. A current rent roll of the Individual Replacement Property, which Replacement Borrower shall represent and warrant is true and correct. Such rent roll shall include the following information: (a) tenant names; (b) unit/suite numbers; (c) area of each demised premises and total area of the Individual Replacement Property (stated in net rentable square feet); (d) rental rate (including escalations) (stated in gross amount and in amount per net rentable square foot per year); (e) lease term (commencement, expiration and renewal options); (f) expense pass throughs; (g) cancellation/termination provisions; an (h) security deposit. In addition, Replacement Borrower shall provide Administrative Agent with a copy of the standard lease form to be used by Replacement Borrower in leasing space in the Individual Replacement Property, true and correct copies of all leases of the Individual Replacement Property, and such other financial statements, leasing reports, and other reports relating to the Replacement Borrower or the Replacement Individual Property requested by Administrative Agent.

Schedule 2.1 - 4

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(m) Management Agreement. A copy of the Management Agreement for the Individual Replacement Property, certified by Replacement Borrower as being true, correct and complete.

(n) Financial Statements. Current annual financial statements of Replacement Borrower, the Guarantor, and such other persons or entities connected with the Loan as Administrative Agent may request, each in form and substance and certified by such individual as acceptable to Administrative Agent. Replacement Borrower and Guarantor shall provide such other additional financial information as Administrative Agent reasonably requires.

(o) Flood Hazard. Evidence that the Individual Replacement Property is not located in an area designated by the Secretary of Housing and Urban Development as a special flood hazard area, or flood hazard insurance acceptable to Administrative Agent in its sole discretion.

(p) Reserve Deposits. Borrower’s deposit with Administrative Agent of the amount reasonably required by Administrative Agent to fund any required escrows or reserves contemplated under Article VI hereof.

(q) Zoning. Evidence indicating compliance of the Replacement Individual Property with applicable zoning requirements acceptable to Administrative Agent, including a zoning analysis and compliance report from a zoning company acceptable to Administrative Agent and an ALTA 3.2 06 endorsement to the Title Insurance Policy or, if not available in the State, a legal opinion as to compliance of the Replacement Individual Property with zoning and land use laws.

(r) Ground Lease. If the Replacement Individual Property is subject to a ground lease, Administrative Agent and Lenders shall have approved the ground lease in their sole discretion, and Administrative Agent shall have received such estoppel certificates, recognition agreements and other documents relating to such ground lease as required by Administrative Agent.

(s) Estoppels and SNDAs. Estoppel certificates and subordination, non-disturbance and attornment agreements from tenants and other third parties at the Replacement Individual Property, as requested by Administrative Agent.

(t) Tenant Direction Letters. Copies of tenant direction letters to be sent to the Tenants at the Replacement Individual Property.

(u) PML Report. If required by Administrative Agent, a probable maximum loss report with respect to the Replacement Individual Property, which shall address (A) the probable maximum loss that is likely to be sustained by the Replacement Individual Property in the event of an earthquake or other seismic casualty at or affecting the Replacement Individual Property, and (B) likelihood and likely intensity of an earthquake or other seismic casualty at or affecting the Replacement Individual Property.

(v) On-site Inspection. If requested by Administrative Agent, Administrative Agent shall have performed an on-site inspection of the Replacement Individual Property and shall be satisfied with the results thereof.

(w) Costs and Expenses. Borrowers shall pay all of Administrative Agent’s costs and expenses in documenting and closing the Partial Substitution, including reasonable attorneys’ fees; and

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(x) Beneficial Ownership Certification. If Replacement Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Replacement Borrower.

(y) Additional Documents. Administrative Agent shall have received such other agreements, instruments, documents, certificates or items as Administrative Agent or its counsel may reasonably require.

Schedule 2.1 - 6

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SCHEDULE 3.1.1

ORGANIZATIONAL CHART

(attached)

Schedule 3.1.1 - 1

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Schedule 3.1.1 - 2

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SCHEDULE 3.1.22

RENT ROLLS

See attached.

Schedule 3.1.22 - 1

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SCHEDULE 3.1.24

DEFINITION OF SPECIAL PURPOSE ENTITY

A “Special Purpose Entity” means a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter:

(i) was and will be organized solely for the purpose of owning one or more of the Individual Properties;

(ii) has not engaged and will not engage in any business unrelated to the ownership of the Individual Property that it owns;

(iii) has not had and will not have any assets other than those related to the Individual Property that it owns;

(iv) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, division, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or membership interests or the like, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable);

(v) has remained and will remain solvent; and has maintained and will maintain adequate capital in light of its contemplated business operations, provided, however, the foregoing shall not require any such constituent party of such Person to make any additional capital contributions thereto;

(vi) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(vii) has maintained and will maintain its accounts, books and records separate from any other Person;

(viii) will file its own tax returns (except to the extent that such Person is treated as a “disregarded entity” for tax purposes or is not required to file tax returns under applicable law);

(ix) has maintained and will maintain its books, records, resolutions and agreements as official records;

(x) has not commingled and will not commingle its funds or assets with those of any other Person;

(xi) has held and will hold its assets in its own name;

(xii) has conducted and will conduct its business in its name only, and has not and will not use any trade name (provided that advertisements using the name of the Property in lieu of the Borrower shall not constitute conducting business in another name);

(xiii) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person;

(xiv) has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

Schedule 3.1.24 - 1

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(xv) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(xvi) has maintained and will maintain an arm’s-length relationship with its Affiliates;

(xvii) has and will have no indebtedness other than the Permitted Indebtedness;

(xviii) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan;

(xix) has not and will not acquire obligations or securities of its partners, members or shareholders;

(xx) has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate invoices and checks;

(xxi) except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person;

(xxii) has held itself out and identified itself, and will hold itself out and identify itself, as a separate and distinct entity under its own name and not as a division or part of any other Person;

(xxiii) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxiv) has not made and will not make loans to any Person;

(xxv) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division of it;

(xxvi) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party; and

(xxvii) has and will have no obligation to indemnify its partners, officers, directors, or members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation.

Schedule 3.1.24 - 2

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SCHEDULE 4.1.6

REQUIRED REPAIRS

Schedule 4.1.6 - 1

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SCHEDULE 4.1.22

POST-CLOSING REQUIREMENTS

1. If Borrower or Holdings Borrower enter into an Interest Rate Cap Agreement pursuant to Section 2.10(b), Borrower shall or shall cause Holdings Borrower to cause the counterparty to the Interest Rate Cap Agreement (“Rate Cap Provider”) to deliver to Administrative Agent:

(a) within five (5) Business Days of the date of the Interest Rate Cap Agreement, an original signature of Rate Cap Provider to the Interest Rate Protection Agreement Acknowledgment executed in connection with the Loan.

(b) within ten (10) Business Days of the date of the Interest Rate Cap Agreement, an original authorization and enforceability opinion with respect to Rate Cap Provider and the “rate cap confirmation” issued with respect to the Loan (“Confirmation”), in form and substance reasonably acceptable to Administrative Agent in its discretion.

(c) within five (5) Business Days of the date of the Interest Rate Cap Agreement, a copy of the signed Confirmation, in form and substance reasonably acceptable to Administrative Agent in its discretion.

(d) within five (5) Business Days of the date of the Interest Rate Cap Agreement, if credit support is required to satisfy the terms of this Agreement with respect to the Confirmation, a copy of the guaranty (“RC Guaranty”) executed by the credit support provider (“CS Provider”) in connection with such credit support.

(e) within fifteen (15) Business Days of the date of the Interest Rate Cap Agreement, if credit support is required to satisfy the terms of this Agreement with respect to the Confirmation, an original authorization and enforceability opinion with respect to the RC Guaranty and the CS Provider, in form and substance reasonably acceptable to Administrative Agent in its discretion.

2. Within forty-five (45) days after the Closing Date, Borrower will deliver written evidence reasonably satisfactory to Administrative Agent that the outstanding fire code violations at the Starling Physicians – Kensington Property and the Starling Physicians – Lake Street Property have been cured in accordance with applicable Law.

Schedule 4.1.22 - 1

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SCHEDULE 5.1.1

INSURANCE

SECTION I. GENERAL INSURANCE REQUIREMENTS

A. PROPERTY INSURANCE Upon request, and prior to the Closing Date, Borrower's insurance broker is to evidence, on Accord 28 or equivalent, the following coverage in place or to be in place at close of this transaction: Comprehensive "all risk" (Special Form) insurance on the Improvements and the personal property at the Property (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean the cost new with no depreciation (exclusive of costs of excavations, foundations, underground utilities and footings); (B) containing an Agreed Amount Endorsement with respect to the Improvements and personal property at the Property waiving all co insurance provisions, if applicable; and (C) providing for no deductible in excess of Twenty Five Thousand and No/100 Dollars ($25,000), or as approved in writing by Administrative Agent or Administrative Agent's consultant, for all such insurance coverage. Such insurance shall:

(i) All Borrowers and guarantors are to be scheduled as Named Insured;

(ii) all property policies must include a Loss Payee provision naming Administrative Agent and providing thirty (30) days' notice of cancellation (ten (10) days' notice for non-payment), in accordance with ISO's Lenders' Loss Payable provision CP1218 or equivalent; furthermore a waiver of subrogation or additional insured provision favoring Administrative Agent must be provided or included in the policy terms and conditions;

(iii) A) business income and rental value insurance at a limit equal to the projected rental and other income in an amount equal to twelve (12) months of gross income from the Property received and an extended period of indemnity which provides that after the physical loss to the Improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs; the amount of such loss of rents/business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding twelve (12) month period. B) All proceeds payable to Borrower will be tendered to Administrative Agent pursuant to this Section which shall be held by Administrative Agent and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the Debt secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such loss of rents/business income insurance. Administrative Agent, acting reasonably, may request longer periods of indemnity depending on the size of the building(s) and its anticipated repair or replacement at the time of the review;

(iv) Borrower shall obtain: (x) if any portion of the Improvements is currently or at any time in the future located in federally designated FEMA flood zone A, B, V or X-Shaded, flood hazard insurance may be required in an amount equal to either (1) the full replacement cost of the Improvements (including contents), or (2) the Principal Balance of the Note, or (3) such lesser amount as Administrative Agent shall reasonably require with deductibles consistent with industry standards; (y) furthermore, if any portion of the Improvements is or at any time in the future is located in federally designated flood zone A or V and Administrative Agent will be mortgagee of

Schedule 5.1.1 - 1

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the Improvements (including contents) flood insurance is required as per the National Flood Insurance Reform Act of 1994 and other key legislation that governs the National Flood Insurance Program (NFIP). The declarations page of the policy, or a copy of the application and premium payment, must be received, reviewed and approved by Administrative Agent’s designated Compliance Officer prior to Closing Date. If this is not received, closing and funding of the Loan may be delayed. If banking regulations dictate additional requirements or documentation, Borrower will be advised;

(v) if Property is located in an area with a high degree of seismic activity earthquake insurance in amounts and in form and substance satisfactory to Administrative Agent;

(vi) property coverage for ordinance and law to cover (A) included within the policy limit with respects to the undamaged portion, (B) demolition and debris removal, and (C) increased cost of construction, in limits approved in writing by Administrative Agent, (D) Ordinance or Law – Increased Period of Restoration in accordance with CP1531 or equivalent. In the event the Property is legal non-conforming use, Administrative Agent, acting reasonably, may request zoning protection coverage as is available in the current insurance market where the Property is deemed to be legal but non-conforming;

(vii) equipment breakdown to be a covered peril at the full policy limit or in amounts as shall be reasonably required by Administrative Agent on terms consistent with the commercial property insurance policy; if coverage is provided on a separate policy, both policies must include a Joint Loss Agreement provision;

(viii) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, builder's risk insurance in accordance with Section I. Property Insurance will be in force;

(ix) no windstorm and hail exclusion, including with respects to Named Storm, on properties located, all anywhere in of Florida and/or 25 miles of the coastline of TX, LA, MS, AL, GA, NC & SC and hail; if coverage is excluded a separate policy covering the excluded exposure(s) is required at a limit acceptable to Administrative Agent or its representative;

(x) there shall be no exclusion for sinkholes in Borrower's insurance policy if the Property is located in any of the following States: Florida, Texas, Alabama, Missouri, Kentucky, Tennessee or Pennsylvania;

(xi) there shall be no exclusion for mine subsidence if the Property is located in any of the following States: Illinois, Ohio, Kentucky or West Virginia; if coverage is excluded a separate policy covering the excluded exposure(s) is required at a limit acceptable to Administrative Agent or its representative; and

(xii) contain coverage for the perils of certified and non-certified acts of terrorism on terms (including amounts) consistent with those required hereunder at all times during the term of the Loan.

B. CASUALTY INSURANCE Upon request, and prior to the Closing Date, Borrower's insurance broker is to evidence, on Accord 25 or equivalent, the following coverage in place or to be in place at close of this transaction: (A) Commercial general liability insurance in accordance with ISO occurrence form CG0001 or its equivalent, with a minimum combined single limit of liability $1,000,000 per occurrence, a per project/location general aggregate limit of $2,000,000 and a products and completed

Schedule 5.1.1 - 2

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operations aggregate limit of $2,000,000 with additional limits provided by an Excess or Umbrella Liability policy per iv. below; (B) to continue at not less than the aforesaid limit until required to be changed by Administrative Agent by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts including the indemnities contained in Section 12.13 of this Agreement to the extent the same is available; Administrative Agent must be named as an Additional Insured in accordance with Additional Insured ISO provision CG2026 or equivalent and contain a waiver of subrogation provision favoring BMO Harris Bank N.A and participating Lenders, waiving the insurer' or insurer's rights of subrogation. Such insurance shall:

(i) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the general liability coverage form as described above does not otherwise apply, owner's protective liability insurance covering claims not covered by or under the terms or provisions of a commercial general liability insurance policy will be maintained;

(ii) liquor liability or "dramshop" insurance or other liability insurance required in connection with the sale of alcoholic beverages, if applicable, at a limit of liability acceptable to Administrative Agent;

(iii) contain a deductible no greater $25,000 or no greater than reasonably acceptable to BMO or its representatives and consistent with industry standards;

(iv) shall contain no change to the severability clause in ISO form CG0001 or equivalent;

(v) insurer to provide 30 days written notice of cancellation or termination thereof, to Administrative Agent (with the exception of cancellation due to non-payment of premium for which 10 days statutory notice of cancellation may apply);

(vi) motor vehicle liability coverage for all owned, if any, hired, and non-owned vehicles, written on ISO form CA0001 or equivalent, containing minimum limits per occurrence, of One Million and No/100 Dollars ($1,000,000);

(vii) contain a deductible no greater $25,000 or no greater than reasonably acceptable to Administrative Agent or its representatives and consistent with industry standards;

(viii) insurer to provide 30 days written notice of cancellation or termination thereof, to Administrative Agent (with the exception of cancellation due to non-payment of premium for which 10 days statutory notice of cancellation may apply);

(ix) workers' compensation, subject to the statutory limits of the state in which the Property is located, and employer's liability insurance at limits of $500,000 bodily injury each accident, $500,000 bodily injury by disease each employee and $500,000 bodily injury by disease policy limit or as reasonably required based on any work or operations on or about the Property or elsewhere, or in connection with the Property and its operations;

(x) contain a deductible no greater $25,000 or no greater than reasonably acceptable to BMO or its representatives and consistent with industry standards;

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(xi) insurer to provide 30 days written notice of cancellation or termination thereof, to Administrative Agent (with the exception of cancellation due to non-payment of premium for which 10 days statutory notice of cancellation may apply);

(xii) (A) umbrella liability insurance on an occurrence for a combined limit of $5,000,000 per occurrence, $5,000,000 general aggregate limit including and a products and completed operations coverage at a per project/location aggregate limit of $5,000,000 or as required by Administrative Agent; (B) to continue at not less than the aforesaid limit until required to be changed by Administrative Agent by reason of changed economic conditions making such protection inadequate;

(xiii) upon thirty (30) days' notice, such other reasonable property or casualty insurance and in such reasonable amounts as Administrative Agent from time to time may request against such other insurable hazards which at the time are commonly insured against for property and operations similar to the Property and operations located in or around the region in which the Property is located.

Schedule 5.1.1 - 4

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SCHEDULE 6

ALLOCATED LOAN AMOUNTS

Borrower	Property	Allocated Loan Amount
MOB Cedar Park, L.L.C.	Baylor Scott & White Emergency	$7,280,000
MOB 300 New Britain, L.L.C.	Starling Physicians – Kensington	$5,395,000
MOB 1 New Britain, L.L.C.	Starling Physicians - Lake Street	$6,695,000
MOB 1431 Houston, L.L.C.	Memorial Hermann Convenient Care Center	$22,815,000
MOB Oklahoma City, L.L.C.	Surgical Hospital of OK	$10,075,000
MOB 700 Chandler, L.L.C.	Ironwood Physicians 3	$1,950,000
MOB 3855 Gilbert, L.L.C.	Ironwood Physicians 5 - Gilbert	$2,535,000
MOB 3686 Gilbert, L.L.C.	Ironwood Physicians 4 - Gilbert	$10,790,000
MOB Peoria, L.L.C.	Honor Health	$6,890,000
MOB Phoenix, L.L.C.	Banner Health	$8,580,000
MOB Raleigh, L.L.C.	UNC Rex Cancer Center	$4,745,000
MOB 9157 San Antonio, L.L.C.	Medical Center Ophthalmology Associates	$5,005,000
MOB 5255 San Antonio, L.L.C.	San Antonio Specialty Surgery Center	$6,370,000
MOB Kingwood, L.L.C.	Memorial Hermann Convenient Care Center	$14,560,000
MOB Garden City, L.L.C.	NYU Langone Radiology	$8,970,000

Schedule 6 - 1

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SCHEDULE 7

REAs

Baylor Scott & White Emergency (Cedar Park, TX):

Declaration of Restrictions and Easements dated January 15, 2009, recorded in Document No. 2009003900, Official Public Records of Williamson County, Texas and that certain Restrictive Covenant, Development and Operating Agreement dated January 15, 2009, recorded in Document No. 2009003901, Official Public Records of Williamson County, Texas.

Memorial Hermann (Houston, TX):

Declaration of Reciprocal Shared Access Easement, recorded on January 6, 2016 under Clerk's File No. RP-2016-5313, Official Public Records of Harris County, Texas.

Declaration of Reciprocal Easements, Rights, Covenants and Restrictions, recorded on February 27, 2017 under Clerk's file No. RP-2017-80837, Official Public Records of Harris County, Texas.

Surgical Hospital (Oklahoma City, OK):

Terms and conditions of Easement Agreement dated December 21, 1995, by and between Surgical Hospital of South Oklahoma City, L.L.C., and Steve M. Howard and Delbert E. Warren, recorded in Book 6835, Page 502.

San Antonio Specialty (San Antonio, TX):

Roadway Construction and Maintenance Agreement recorded in Volume 11198, Page 2274, Official Public Records of Real Property of Bexar County, Texas, and that Assignment and Assumption of Agreement recorded in Volume 13092, Page 2261, Real Property Records, Bexar County, Texas.

Declaration of Drainage Easements, Covenants and Conditions recorded in Volume 11198, Page 2290, Official Public Records of Real Property of Bexar County, Texas, and Assignment and Assumption of Easement recorded in Volume 13092, Page 2261, Real Property Records, Bexar County, Texas.

Memorial Hermann (Kingwood, TX):

Declaration of Restrictive Covenants and Reservation of Easement, recorded on October 26, 2018 in Clerk's File No. RP-2018-489889, Official Public Records of Harris County, Texas.

Declaration of Covenants, Conditions, Restrictions for Commerce Lakes recorded in OR Book 44060, Page 1397.

Ironwood Physicians 3 700 West Warner Rd., Chandler, AZ

• Development Agreement with Easements, Conditions and Restrictions Recording No: Document No 91-141119, as amended.

• Reciprocal Easement Agreement - Recording No: 92-019761. Shared drive easement.

• Declaration of Covenants and Restrictions - Document No 96-0617723.

• Declaration of CCRs for Suntech Business Park - 84-254785.

Schedule 7 - 1

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Ironwood Physicians 5 – Gilbert 3855 South Val Vista Dr., Gilbert, AZ

• Roadway & Access Easement - 2009-129241.

• Amended and Restated Condominium Declaration for Mercy Point Medical Center - 2007-1019271, as amended.

Ironwood Physicians 4 – Gilbert 3686 South Rome St., Gilbert, AZ

• Declaration of Establishment of Covenants, Conditions and Restrictions and Grant of Reciprocal Easements - 2009-0169276. Reciprocal easements, assessments, use restrictions.

Honor Health 10230 W. Happy Valley Pkwy., Peoria, AZ

• Cross Access, Parking and Easement Agreement – 20180110869.

Banner Health 4375 E. Irma Ln., Phoenix, AZ

• “Master Declaration” - Declaration of Covenants, Conditions, Restrictions and Easements for Desert Ridge, Phoenix, Arizona - 1994-0106341, as amended.

• “Subsidiary Declaration” / “Core Declaration” - Declaration of Covenants, Conditions, Restrictions and Easements for Desert Ridge Commercial Core - 2000-0555236, as amended.

• Restrictive Covenant - 2004-1399937.

• “Project Declaration” - Declaration of Easements, Covenants, Conditions and Restrictions - 2008-0075379, as amended.

Schedule 7 - 2

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SCHEDULE 8

LIST OF INDIVIDUAL PROPERTIES AND OWNERS

Borrower	Property	Address	City	State
MOB Cedar Park, L.L.C.	Baylor Scott & White Emergency	900 East Whitestone Blvd.	Cedar Park	TX
MOB 300 New Britain, L.L.C.	Starling Physicians - Kensington	300 Kensington Ave.	New Britain	CT
MOB 1 New Britain, L.L.C.	Staring Physicians - Lake Street	One Lake St	New Britain	CT
MOB 1431 Houston, L.L.C.	Memorial Hermann Convenient Care Center	1431 Studemont St.	Houston	TX
MOB Oklahoma City, L.L.C.	Surgical Hospital of OK	100 S.E. 59th St.	Oklahoma City	OK
MOB 700 Chandler, L.L.C.	Ironwood Physicians 3	700 West Warner Rd.	Chandler	AZ
MOB 3855 Gilbert, L.L.C.	Ironwood Physicians 5 - Gilbert	3855 South Val Vista Dr.	Gilbert	AZ
MOB 3686 Gilbert, L.L.C.	Ironwood Physicians 4 - Gilbert	3686 South Rome St.	Gilbert	AZ
MOB Peoria, L.L.C.	Honor Health	10230 W Happy Valley Pkwy.	Peoria	AZ
MOB Phoenix, L.L.C.	Banner Health	4375 E. Irma Ln	Phoenix	AZ
MOB Raleigh, L.L.C.	UNC Rex Cancer Center	117 Sunnybrook Rd.	Raleigh	NC
MOB 9157 San Antonio, L.L.C.	Medical Center Ophthalmology Associates	9157 Huebner Rd.	San Antonio	TX
MOB 5255 San Antonio, L.L.C.	San Antonio Specialty Surgery Center	5255 Prue Rd.	San Antonio	TX
MOB Kingwood, L.L.C.	Memorial Hermann Convenient Care Center	4533 Kingwood Dr.	Kingwood	TX
MOB Garden City, L.L.C.	NYU Langone Radiology	224 7th St.	Garden City	NY

Schedule 8 - 1

78580509.10

SCHEDULE 9

Example of Calculation of Weighted Average Lease Term

Schedule 9 - 1

DOCPROPERTY "CUS_DocIDChunk0" 78580509.10